UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

VIRGIN MEDIA INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

Virgin media

Keep up

VIRGIN MEDIA INC.

909 Third Avenue, Suite 2863

New York, New York 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 12, 2012

To Our Stockholders:

The annual meeting of stockholders of Virgin Media Inc. will be held at 10:30 a.m., local time, on Tuesday, June 12, 2012, at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP at 375 Park Avenue, New York, New York 10152, 36th Floor, for the following purposes:

1.	To elect four Class II directors to hold office until the annual meeting of stockholders that is to be held in 2015 or until their respective successors are duly elected and qualified;

2.	To ratify the appointment by the audit committee of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2012;

3.	To approve, by advisory vote, the compensation of our named executive officers;

4.	To transact any other business that may properly be brought before the meeting or any adjournment or postponement of the meeting.

Holders of our common stock as of the close of business on April 16, 2012 will be entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements of the annual meeting. The stock transfer books will not be closed. A list of the stockholders entitled to vote at the meeting will be available at our new principal executive offices at 65 Bleecker Street, 6th Floor, New York, NY, 10012, at least ten days prior to the meeting and will also be available for inspection at the meeting.

This proxy statement and the Company’s annual report are also available at:

https://materials.proxyvote.com/92769L

It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the meeting, you are urged to vote by telephone, via the internet or by completing the proxy card in accordance with the instructions stated thereon. You may revoke any proxy given by you at any time prior to exercise of the proxy.

By order of the board of directors,

Scott Dresser

General Counsel and Secretary

April 30, 2012

VIRGIN MEDIA INC.

909 Third Avenue, Suite 2863

New York, New York 10022

PROXY STATEMENT

(Proxy statement and form of proxy first mailed to stockholders on or about May 8, 2012)

This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors for use at our annual meeting of stockholders to be held at 10:30 a.m., local time, on Tuesday, June 12, 2012, at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP at 375 Park Avenue, New York, New York 10152, 36th Floor, and at any adjournments or postponements of that meeting. The purposes of the annual meeting are set forth in the accompanying notice of annual meeting of stockholders.

This proxy statement and the Company’s annual report are also available at:

https://materials.proxyvote.com/92769L

In order to conduct business at the annual meeting, the holders of a majority of our outstanding shares of common stock entitled to vote at the meeting must be present in person or represented by proxy. To ensure a quorum and to avoid expenses and delay, the board of directors urges you to promptly submit your proxy by telephone, via the internet or by completing the proxy card in accordance with the instructions stated thereon.

Holders of our common stock at the close of business on April 16, 2012 will be entitled to vote at the annual meeting and at any adjournments or postponements of the annual meeting. As of the record date, being the close of business on April 16, 2012, we had 277,782,395 shares of our common stock outstanding and entitled to vote at the annual meeting. Each share of our common stock is entitled to one vote.

Each properly executed proxy will be voted in accordance with the instructions marked on it or contained within it. Your proxy is revocable on written instruction from you. You may also revoke your proxy by voting again on a later date by telephone or via the internet or by submitting another properly signed proxy card with a more recent date. Your revocation must be received by the office of the corporate secretary before voting is conducted on the matter with respect to which your proxy is to be exercised. If you attend the annual meeting, you may revoke your proxy by voting in person.

The solicitation of proxies will be by mail, telephone, internet and facsimile. We will pay all expenses of soliciting proxies, including clerical work, printing and postage. We will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses for sending material to principals and obtaining their proxies. The solicitation of proxies may be done by our directors, officers and other employees. We have also retained D.F. King & Co., Inc. to assist in the solicitation of proxies from stockholders for a fee of approximately $8,000, plus reasonable expenses.

Unless otherwise noted, all amounts in this proxy statement translated from pounds sterling to U.S. dollars have been translated at a rate of $1.6044 per £1.00, which is the average exchange rate for the year ended December 31, 2011 used by the Company in its 2011 audited financial statements. As of April 16, 2012, the noon buying rate for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York was $1.5865 per £1.00.

Note for United Kingdom Depositary Interest Holders

You may direct Computershare Investor Services PLC, or Computershare, as provider of the Depositary Interest, or DI and Corporate Sponsored Nominee Services in which your DIs are held, how to vote your underlying shares via the internet on Computershare’s web site by visiting www.eproxyappointment.com where you will be asked to enter the Control Number, your Shareholder Reference Number and your PIN number which are detailed on the enclosed Form of Instruction and Form of Direction. Alternatively, you can return your voting form to Computershare by post to the address details provided on the attached forms.

To be effective, the Form of Instruction must be lodged with Computershare by June 8, 2012 and the Form of Direction must be lodged with Computershare by June 8, 2012. Computershare, as your proxy, will then make arrangements to vote your underlying shares according to your instructions. If you would like to attend, speak, and vote in person at the annual meeting, please inform Computershare, who will provide you with a Letter of Representation with respect to your DI holding that will enable you to attend, speak, and vote your underlying shares at the annual meeting on Computershare’s behalf.

PROPOSALS REQUIRING YOUR VOTE	20
Proposal 1—Election of Directors	20
Nominees for Director	21
Directors Continuing in Office	23
Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm	27
Audit and Non-Audit Fees	27
Policy on Audit Committee’s Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm Audit Committee Report	27 28
Proposal 3—Advisory Vote to Approve Compensation of our Named Executive Officers	29

EXECUTIVE COMPENSATION	30
Named Executive Officers	30
Compensation Committee Report	31
Compensation Discussion and Analysis	32
Compensation Tables	47
2011 Summary Compensation Table	47
2011 Grants of Plan-Based Awards Table	50
2011 Outstanding Equity Awards at Fiscal Year-End Table	52
2011 Option Exercises and Stock Vested Table	56
Summary of Non-Equity Compensation terms of employment agreements	57
Potential Payments upon Termination or Change of Control	59
Equity Compensation Plan Information	65

STOCKHOLDER MATTERS	66
Stockholder Communication with the Board of Directors	66
Stockholder Recommendations of Director Candidates	66
Submission of Stockholder Proposals and Nominations for the 2013 Annual Meeting	66

OTHER BUSINESS	67
Delivery of Documents to Beneficial Stockholders Sharing the Same Address	67

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders

•Time and Date	10.30 a.m. EST, June 12, 2012

•Place	Offices of Fried, Frank, Harris, Shriver & Jacobson LLP, 375 Park Avenue, 36th Floor, New York, NY 10152

•Record Date	April 16, 2012

•Voting	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

•Admission	If you intend to attend the Annual Meeting in person please mark the relevant meeting attendance box on the proxy card. To gain admittance to the Annual Meeting, you must present a valid form of photographic identification, such as a driver’s license or passport. If you attend the Annual Meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

Meeting Agenda

•	Re-election of four directors

•	Ratification of appointment of independent registered public accounting firm

•	Advisory vote to approve executive compensation

•	Transact any other business that may properly come before the meeting

Materials to Review

This booklet contains Notice of our 2012 Annual Meeting and our Proxy Statement. The accompanying Letter to Stockholders is not a part of our proxy solicitation materials. You may also access the proxy solicitation materials through our website at www.virginmedia.com/investors.

The 2011 Annual Report is not included in this Proxy Statement but is sent to stockholders simultaneously. Our Annual Report on Form 10-K for the financial year ended December 31, 2011 was filed with the Securities and Exchange Commission, or SEC, on February 21, 2012.

Distribution of this Proxy Statement

Distribution of this Proxy Statement to stockholders is scheduled to begin on or about May 8, 2012.

Proxy Voting

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and returning your proxy card or by voting on the internet or by telephone. Stockholders are encouraged to vote their shares in advance of the Annual Meeting even if they plan to attend the meeting in person. See details under “How do I Vote?” under “Questions & Answers About the Annual Meeting and Voting” on page 5 below.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2012. This Notice of Annual Meeting of Stockholders and Proxy Statement and the 2011 Annual Report are available on our website at www.virginmedia.com/investors

Voting Matters

	Board Vote Recommendation	Page Reference (for more detail)
Re-election of directors	FOR EACH DIRECTOR NOMINEE	20
Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	27
Advisory Vote to Approve Executive Compensation	FOR	29

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement  |  1

Board Nominees

•	The following table provides summary information about each director nominee who is up for re-election this year. Each director nominee is elected by a plurality of votes cast.

Committee Memberships

Name	Age	Director Since	Experience/Qualification	Independent	AC	CC	N&G	T&O	EC1
Neil Berkett	56	2008	U.K. public company board service	No

CEO/COO management skills

Strategic planning experience

Telecoms & media industry experience

Recent operational line experience

Branded/customer-based business experience

Steven Simmons	65	2008	CEO/COO management skills	Yes		X		X	X

Strategic planning experience

Telecoms & media industry experience

Recent operational line experience

Branded/customer-based business experience

Doreen Toben	62	2010	U.S. public company board service	Yes	XF			X

Strategic planning experience

Telecoms & media industry experience

Recent financial reporting, accounting & financial controls

Recent operational line experience

Branded/customer-based business experience

George Zoffinger	64	2003	U.S. public company board service	Yes	XF*		X		X

CEO/COO management skills

Strategic Planning Experience

Public M&A and capital markets

Recent financial reporting, accounting & financial controls

Recent operational line experience

AC	Audit Committee

CC	Compensation Committee

N&G	Nominating & Governance Committee

T&O	Business Operations & Technology Committee

EC	Executive Committee

F	Audit Committee Financial Expert

*	Mr Zoffinger is currently chair of the Audit Committee

1	As a result of the principal responsibilities of the Executive Committee having been assumed by the Nominating and Governance Committee and, in certain cases, the full Board, we disbanded our Executive Committee with effect from March 30, 2012.

2  |  Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

Auditors

As a matter of good corporate governance, we are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent auditors for 2012. Set forth below is summary information with respect to Ernst & Young’s fees for services provided in 2011 and 2010.

Type of Fees

	2010	2011
	(in Millions)
Audit Fees	$4.4	$4.4
Audit-Related Fees	—	$0.1
Tax Fees	$0.1	$0.1
All Other Fees	—	—
Total	$4.5	$4.6

Advisory Vote to Approve Executive Compensation

We are asking stockholders to approve on an advisory basis our named executive officer compensation. The Board recommends a FOR vote because it believes that our compensation policies and practices are effective in achieving Virgin Media’s goals of providing fair and competitive base compensation; an opportunity for high levels of reward based upon high levels of performance; and an incentive design that aligns executive officer interests directly with those of our stockholders.

Executive Compensation Elements

Type	Form	Terms

Equity	• Long Term Incentive Plan—Restricted Stock Units (RSUs) and other share equivalent interests.	• Vest after 3 years (and, for performance shares, exercisable on payment of a nominal price), subject to meeting performance conditions and to continued employment

	• Long Term Incentive Plan—stock options	• Vest at a rate of 20% per annum over 5 years, subject to continued employment

	• Individual Awards granted on joining or promotion	• The vesting structure of individual and/or joining awards differ but are generally subject to performance conditions

Cash	• Salary	• Eligible for review annually

• Annual bonus

• Payment is subject to meeting Company and personal objectives

• Mandatory 10% deferral into performance shares (or RSUs or other share equivalent interests) vesting 12 months from grant date or, if earlier, on termination of employment

• Voluntary deferral of all or part of balance with immediate vesting

	• Car Allowance	• Cash allowance in lieu of company car

Retirement	• Pension	• Payments are made into a U.K. scheme or a 401(k) Scheme • Amounts in excess of U.K. allowances are paid as a cash supplement

Other	• Benefits & Perquisites	• Includes health insurance, dental insurance, annual health screening, life assurance and income protection.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement  |  3

Other Key Compensation Features

•	Stock ownership policy

•	Clawback of incentive compensation

•	Anti-hedging policy

2013 Annual Meeting

May 8, 2012	Approximate posting date of the 2012 Proxy Statement

January 8, 2013	Latest day for receipt of stockholder proposals to be included in our 2013 Proxy Statement and identified in our form of proxy, as provided by SEC Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, or the Exchange Act.

March 14 – 29, 2013	Exclusive period during which our by-laws provide that our stockholders may nominate persons to the Board of Directors or propose other matters that are not submitted under SEC Rule 14a-8 for consideration at our 2013 annual meeting of stockholders.

4  |  Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors, or Board, of Virgin Media Inc., or Virgin Media, or the Company, a Delaware corporation, of proxies to be voted at our 2012 Annual Meeting of Stockholders, or Annual Meeting, and at any adjournment or postponement thereof.

You are invited to attend the Annual Meeting, which will take place on June 12, 2012 beginning at 10.30am Eastern Standard Time, or EST, at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP at 375 Park Avenue, 36th Floor, New York, NY 10152.

Stockholders will be admitted to the Annual Meeting beginning at 10:30am EST. Seating will be limited. The offices of Fried, Frank, Harris, Shriver & Jacobson LLP are accessible to disabled persons.

The Notice of Annual Meeting and Proxy Statement and form of proxy or voting instructions card are being mailed starting on or around about May 8, 2012.

Stockholders must present a form of personal photo identification and may need to show proof of stock ownership in order to be admitted to the Annual Meeting. In light of building security procedures, stockholders are encouraged to contact us in advance if they plan to attend our Annual Meeting. The use of cameras, sound recording equipment, communication devices or other similar equipment is prohibited within the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Holders of Virgin Media common stock at the close of business on April 16, 2012 are entitled to receive the Notice of Annual Meeting and to vote their shares at the Annual Meeting. As of that date, there were 277,782,395 shares of the Company’s common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name with Virgin Media’s agent, Computershare Trust Company, N.A., you are the “stockholder of record” of those shares. This Notice of Annual Meeting and Proxy Statement and any accompanying documents have been provided directly to you by Virgin Media.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares, and the Notice of Annual Meeting and Proxy Statement and any accompanying documents have been forwarded to you by your broker, bank, or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instructions card or by following their instructions for voting by telephone or on the internet.

How do I vote?

You may vote using any of the following methods:

•	By mail

Complete, sign and date the proxy card or voting instructions card and return it in the prepaid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by the Board.

•	By telephone or on the internet

The telephone and internet voting procedures established by Virgin Media for stockholders of record are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded.

You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card available when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded. If you are located outside of the U.S. and Canada, see your proxy card for additional instructions.

The website for internet voting is www.proxyvoting.com/vmed. Please have your proxy card available when you go to the website. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the internet, you can also request electronic delivery of future proxy materials.

Telephone and internet voting facilities for stockholders of record will be available 24 hours a day until 11:59pm EST on June 11, 2012.

The availability of telephone and internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.

If you vote by telephone or on the internet, you do not have to return your proxy card or voting instructions card.

•	In person at the Annual Meeting

Stockholders who attend the Annual Meeting may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement  |  5

holder of record and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting.

Your vote is important. It ensures you have a say in the governance of the Company.

What if I am a United Kingdom Depositary Interest Holder?

You may direct Computershare Investor Services PLC, or Computershare, as Provider of the Depositary Interest, or DI, and Corporate Sponsored Nominee Services in which your DIs are held, how to vote your underlying shares via the internet on Computershare's website by visiting www.eproxyappointment.com. You will be asked to enter the Control Number, your Shareholder Reference Number and your PIN number which are detailed on the Form of Instruction and Form of Direction sent to you with this Proxy Statement. Alternatively, you can return your voting form to Computershare by post to the address details provided on the Form of Instruction and Form of Direction.

To be effective, the Form of Instruction and the Form of Direction must both be lodged with Computershare by June 8, 2012. Computershare, as your proxy, will then make arrangements to vote your underlying shares according to your instructions. If you would like to attend, speak, or vote in person at the Annual Meeting, please inform Computershare, who will provide you with a Letter of Representation with respect to your DI holding that will enable you to attend, speak or vote your underlying shares at the Annual Meeting.

What can I do if I change my mind after I vote?

If you are a stockholder of record, you can revoke your proxy before the Annual Meeting by:

•	Giving written notice to the Secretary of the Company at Virgin Media Inc., 65 Bleecker Street, 6th Floor, New York, NY 10012;

•	Delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the internet, in a timely manner; or

•	Voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record.

All shares for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting.

What shares are included on the proxy card?

If you are a stockholder of record, you will receive only one proxy card for all the shares you hold of record in book-entry form.

If you are a beneficial owner, you will receive instructions from your broker, bank or other holder of record as to the shares that are included on the proxy card.

Is there a list of stockholders entitled to vote at the Annual Meeting?

A list of the stockholders entitled to vote at the Annual Meeting will be available at our new (as of June 1, 2012) principal executive offices at 65 Bleecker Street, 6th Floor, New York, NY 10012, at least ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting. If you have any questions relating to this process you may contact us by writing to Richard Williams, Virgin Media Inc.- Director of Investor Relations, 65 Bleecker Street, 6th Floor, New York, NY 10012, tel: +1 212 906 8440, fax: +1 212 752 1157.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote”. In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority to vote your shares on the ratification of the appointment of Ernst & Young LLP as auditors for 2012, even if the broker does not receive voting instructions from you. Your broker does not have authority to vote on the election of directors or on the advisory vote to approve executive compensation without instructions from you. If you do not provide your broker with instructions a broker non-vote will occur and your shares will not be voted on these matters.

What is a quorum for the Annual Meeting?

The presence of the holders of stock representing a majority of the voting power of all shares of stock issued and outstanding and entitled to vote at the Annual Meeting, in person or represented by proxy will constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for the purposes of determining a quorum.

6  |  Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

What are the voting requirements to elect the directors and to approve each of the proposals discussed in the Proxy Statement?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Re-election of directors	Plurality Vote	No

Ratification of Appointment of Ernst & Young LLP as auditors for 2012	Majority of Votes Cast	Yes

Advisory Vote to Approve Executive Compensation	Majority of Votes Cast	No

If you abstain from voting or there is a broker non-vote on any matter, your abstention or broker non-vote will not affect the outcome of such vote, because abstentions and broker non-votes are not considered to be votes cast.

•	Re-election of directors; Plurality Vote Policy

Under our by-laws, directors shall be elected by a plurality of the votes cast at each annual meeting of stockholders that are entitled to vote on the election of directors.

• Ratification of Appointment of Ernst & Young LLP as independent registered public accounting firm for 2012

Under our by-laws, the votes cast “for” must exceed the votes cast “against” to approve the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012.

• Advisory Vote to Approve Executive Compensation

Under our by-laws, the votes cast “for” must exceed the votes cast “against” to approve, on an advisory basis, the compensation of our named executive officers.

How will my shares be voted at the Annual Meeting?

At the Annual Meeting, the Board will vote your shares as you instruct. If you are a stockholder of record and sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board recommends, which is:

•	FOR the re-election of each of the director nominees named in this Proxy Statement;

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2012 fiscal year;
•	FOR the approval, on an advisory basis, of the compensation of our named executive officers.

Could other matters be decided at the Annual Meeting?

At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

If you return your signed and completed proxy card or vote by telephone or on the internet and other matters are properly presented at the Annual Meeting for consideration, the Board will have the discretion to vote for you.

Can I access the Notice of the Annual Meeting and Proxy Statement on the internet?

The Notice of Annual Meeting and Proxy Statement are available on our website at www.virginmedia.com/investors. Instead of receiving future Proxy Statements and accompanying materials by mail, stockholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will help us reduce our carbon footprint and will give you an electronic link to the proxy voting site.

Stockholders of Record: If you vote on the internet at www.proxyvoting.com/vmed, simply follow the prompts for enrolling in the electronic proxy delivery service. You may also enroll in the electronic proxy delivery service at any time in the future by going directly to www.computershare-na.com/ and following the enrolment instructions.

Beneficial Owners: You may also be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your broker, bank or other holder of record regarding the availability of this service.

Who will pay for the cost of this proxy solicitation?

Virgin Media will pay for the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission and/or facsimile transmission. We have hired DF King to distribute and solicit proxies. We will pay DF King a fee of $8,000 plus reasonable expenses, for these services.

Who will count the votes?

Representatives of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspectors of election.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement  |  7

Governance Information

Director Qualification Standards

Our Nominating and Governance Committee undertakes an assessment of the skills and experience of the existing directors annually to ensure the Board will, as a group, possess the appropriate talent, skills, experience and expertise to oversee our businesses.

The Nominating and Governance Committee seeks to ensure the directors of the Company, or the Directors, collectively have the following mix of skills and qualifications:

•	Public company board service

•	Management skills at CEO or COO level

•	Strategic planning experience

•	Experience in the telecoms and media industry

•	Public M&A and capital markets expertise

•	Recent knowledge and practice of financial reporting, accounting and financial controls

•	Recent operational line experience

•	Experience of a branded or customer based business

•	Cable technology expertise

•	Knowledge of legal and regulatory issues

•	Knowledge of corporate governance requirements

•	Expertise in risk management and crisis management

Each of our Directors has extensive management and leadership expertise gained through his or her service as executive or executive officer of diverse businesses. Most have substantial direct experience in the business lines in which we operate. Most of our Directors have public company board experience, and either significant experience on other boards or long service on our Board. This experience broadens their knowledge of board policies and processes, rules and regulations, issues and solutions. Our Directors also provide a combination of U.S. and U.K. experience.

In considering the re-election of Directors to the Board, the Nominating and Governance Committee or all independent Directors, as the case may be, take into account factors such as the independence of each nominee, their past performance on the Board and on any Committee of which they are a member and their experience (whether gained as a member of the Board or through service on other boards) in areas relevant to our businesses.

The Nominating and Governance Committee strives to nominate directors with a variety of complementary skills and backgrounds so that, while we do not have a formal policy with regard to the consideration of diversity in identifying Director nominees, the Board as a whole will possess the appropriate talent, skills, experience and expertise to oversee our businesses.

The skills and expertise of each of the Directors are set out in the section below entitled “Proposals Requiring Your Vote—Nominees for Director” on page 21 and “Proposals Requiring Your Vote—Directors Continuing in Office” on page 23.

Criteria for Board Membership and Process for Director Selection

In evaluating nominees to the Board, the Nominating and Governance Committee generally considers the current size and composition of the Board, including the current number of independent directors and whether there is a vacancy on the Board. The Nominating and Governance Committee also considers the skills and experience of the existing directors and each nominee relative to our business and its needs, the nominee’s individual reputation for integrity, honesty and adherence to high ethical standards, the nominee’s demonstrated business acumen and ability to exercise sound judgments that relate to our current and long-term objectives, the nominee’s ability to act in the interests of all stockholders and the presence or absence of conflicts of interest that would or might impair the nominee’s ability to represent the interests of all our stockholders and to fulfill the responsibilities of a director. There is no difference in the evaluation of a nominee recommended by Board members, management or stockholders.

Director Independence

Our Board currently consists of 12 members. In evaluating the independence of our Directors, the Board uses the independence criteria set forth in the Nasdaq Global Select Market listing standards currently applicable to us. The Board annually surveys each of our Directors and reviews all relevant business relationships and conflicts of interest any Director or nominee for director may have with the Company, including relationships described in the section below entitled “Related Person Transactions”.

As a result of this review, the Board has determined that each of Sir Charles Allen, Messrs. Chiddix, Cole, Rigsby, Simmons and Zoffinger and Ms. Toben is independent under applicable SEC rules and the Nasdaq Global Select Market listing standards.

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In evaluating and determining the independence of the non-management Directors the Board considered the relationships described under “Related Person Transactions”, as well as other relevant relationships, and focused its attention on the following relationships in particular:

•

Sir Charles Allen is an executive officer of a supplier to the Company. The Board determined that Sir Charles’s independence is not impaired as the amount under the supplier contract with the Company is not material under the applicable independence standards. Additionally, Sir Charles is a non-executive director or non-executive Chairman of other companies with which we have business relationships. The Board has determined that none of those relationships is material;

•

At the request of the Board, Mr. Chiddix provides consulting services to the Company. The Board determined him to be independent as he is not an executive officer or controlling stockholder of the Company and the payment to him as a consultant is below $120,000 and not material. Additionally, Mr. Chiddix has been a non-executive vice Chairman and director of other companies with which we have business relationships. The Board has determined that none of those relationships is material under the applicable independence standards; and

•

Mr. Cole is an executive officer of a supplier to the Company. However the Board determined that Mr. Cole’s independence is not impaired under the applicable independence standards and Mr.  Cole does not have a direct or indirect material interest in this contract.

Executive Sessions of Independent Directors

Our independent directors have the opportunity to meet separately in an executive session immediately following each regularly scheduled Board meeting. In 2011, there were such sessions at the quarterly meetings in March and June 2011. There were sessions of the independent directors and Messrs. Mooney and McCallum at the quarterly meetings in October and December 2011.

Board Leadership Structure

Our Board consists of a non-executive Chairman and independent committee chairs, with the majority of our Directors being independent. We believe this structure provides optimal independent leadership and oversight of management.

The roles of Chief Executive Officer and Chairman are separate. Since January 1, 2011 the Chairman’s role has been non-executive, focusing on matters relating to the Board and its governance. The Chief Executive Officer’s role includes guiding our strategic direction and focusing on strategic transactions, financing, investor relations and similar matters as well as sole responsibility for the day to day operation of the Company.

The Board is of the view that there is no single ideal approach to Board leadership and will consider the best leadership structure for the Board whenever required.

Risk Management and the Board’s Role in Risk Oversight

Our Board of Directors exercises direct oversight over the Company’s risk management and focuses on the most significant risks facing the Company, including strategic, operational and reputational risks. As part of the risk management process the Board relies on our Audit Committee, which oversees accounting and financial reporting processes of the Company and audits of the financial statements of the Company; our Compensation Committee, which oversees the Company’s executive compensation plans and arrangements to ensure they do not incentivize excessive risk taking (which is discussed further under “Compensation Discussion and Analysis”); our Nominating and Governance Committee, which oversees the management of risks associated with independence of the Board and corporate governance; and our Business Operations and Technology Committee, which advises the Board in relation to management’s activities in the areas of business operations and technology innovation. The foregoing committees are all formed of independent directors, and the committees report back to the Board on a regular basis. Under the Board’s oversight, management operates a risk management process which identifies and assesses risks and assigns responsibility for their management and, to the extent practicable, their amelioration. Our risk management system is designed to identify key risks and provide reasonable assurance that these risks are understood and managed. We have a group risk function (which forms part of the Company’s finance division) that contains specialist but integrated teams, who work with the operational divisions to embed and support appropriate processes in the identification and management of risk. Management is engaged by all of these teams on an ongoing and regular basis and at the highest level through quarterly risk forums with the executive officers where key risks and issues arising are presented and discussed. The group risk function also updates the Audit Committee at least on a quarterly basis, and the Audit Committee then reports to the Board. An overview of our risk management process and key risks is also presented to the Board annually. In addition and on an ongoing basis, the Board considers key risks as part of its review of strategy and other significant matters.

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The Board plans for succession to the position of Chief Executive Officer as well as certain other senior management positions. To assist the Board, the Chief Executive Officer annually provides the Board with an assessment of senior management personnel and succession potential and planning.

Codes of Conduct and Ethics

Code of Conduct

We have adopted a code of conduct for our Directors, officers and other employees of the Company. Compliance with the code of conduct is required at every level of the Company. Employees who are aware of code of conduct breaches must report them to their team leader, line manager, human resources representative or any other manager. Employees who breach the code of conduct may be subject to disciplinary action up to and including dismissal.

The code of conduct contains conflict of interest provisions which require employees (including officers) involved in any activity or relationship that could lead to a conflict of interest to enter such information in a register of interests and to disclose it in writing to their immediate line manager. The code of conduct also contains provisions which deal (among other things) with confidentiality, discrimination and harassment, gifts to government officials and employees, insider trading and improper payments and bribes.

Our code of conduct is posted on our website at www.virginmedia.com/investors under “Corporate Governance”.

Code of Ethics

We also have a code of ethics for our Chief Executive Officer, our Chief Financial Officer and our principal accounting officer. Our code of ethics is intended to supplement our code of conduct (which applies to all employees). Our code of ethics establishes policies to promote honest and ethical conduct and to deter wrongdoing, including policies governing actual or apparent conflicts of interest, compliance with laws and prompt internal reporting for violations. It also sets out our commitment to full and accurate financial disclosure and to maintaining our books and records in accordance with applicable accounting policies, laws, rules and regulations. It demands that the officers to whom the code applies create a culture of high ethical standards and commitment to compliance, maintaining a work environment that encourages employees to raise concerns, and promptly addressing employee compliance concerns.

Our code of ethics creates an obligation to disclose any material transaction or relationship that reasonably could be expected to give rise to a conflict of interest to the General Counsel or a member of the Audit Committee for proper approval or resolution. The code sets out a non-exclusive list of such conflicts including: improper personal benefits received as a result of a position in the Company; any Company loans or guarantees of personal obligations; the prohibition on holding an ownership interest in any other enterprise if that interest compromises or appears to compromise loyalty to the Company (e.g. in a competitor, customer or supplier); participation in a joint venture, partnership or other business arrangement with the Company or any of its affiliates; taking opportunities personally that are discovered through the use of corporate property or information; outside employment or activities with a competitor; and outside employment with a customer or supplier.

Our code of ethics is posted on our website at www.virginmedia.com/investors under “Corporate Governance”.

Insurance

We have liability insurance covering our Directors and officers for claims asserted against them, or incurred by them, in their capacity as Directors and officers of the Company, including claims brought under the U.S. Securities Act of 1933, as amended.

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The Board, which is elected by the stockholders, is the ultimate decision-making body of the Company, except with respect to those matters reserved to the stockholders. It selects the Chief Executive Officer and other members of the senior management team, which is charged with the conduct of the Company’s businesses. The Board acts as an advisor and counselor to senior management and ultimately monitors their performance. This function is facilitated by the presence of outside directors who have substantive knowledge of the Company’s businesses.

The Board of Directors has the following standing committees: (i) an Audit Committee (ii) a Compensation Committee, (iii) a Nominating and Governance Committee and (iv) a Business Operations and Technology Committee. The Executive Committee, which also operated during 2011, was disbanded on March 30, 2012 as its functions are now being performed by the Nominating and Governance Committee and, in certain cases, the Board as a whole. From time to time, the Board may establish other committees as it deems necessary. For example, the Board quite often appoints an ad hoc Pricing Committee with respect to capital markets transactions. The Board has adopted written charters for each of the Company’s standing committees. The committee charters are available on our website at www.virginmedia.com/investors under “Corporate Governance”.

The table below provides information on the current membership of the Board Committees and the number of meetings held in 2011.

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee	Business Operations and Technology Committee
Sir Charles L. Allen		XC	X

James A. Chiddix				XC

Andrew J. Cole		X	X

John N. Rigsby	X			X

Steven J. Simmons		X		X

Doreen A. Toben(1)	XF			X

George R. Zoffinger	XC,F		X

2011 Meetings	7	11	4	7

C	Chair

F	Audit Committee Financial Expert

(1)	Member of the Business Operations and Technology Committee since June 7, 2011.

The Audit Committee

The Audit Committee reviews, acts on and reports to the Board with respect to various auditing and accounting matters. The Audit Committee is directly responsible for the appointment, compensation and oversight of the independent auditors; pre-approves all audit and permissible non-audit services provided by the independent auditors; reviews and approves the Company’s financial statements; reviews and evaluates the Company’s internal control structure and procedures for financial reporting and disclosure controls and procedures; discusses with management the Company’s financial risk assessment and financial risk management policies; monitors compliance with the Company’s code of ethics; sets procedures for the receipt and treatment of complaints regarding accounting, controls and auditing matters; retains professional advisors and reviews and approves related party transactions. The Audit Committee’s report is in the section below entitled “Proposals Requiring Your Vote—Audit Committee Report” on page 28.

The Audit Committee consists of Mr. Zoffinger, who is its chairman, Mr. Rigsby and Ms. Toben. The Board has determined that each of Mr. Zoffinger and Ms. Toben satisfies the definition of “Audit Committee financial expert” for purposes of the Exchange Act and the Nasdaq Global Select Market listing standards. The members of the Audit Committee are independent within the meaning of the Nasdaq Global Select Market listing standards and Rule 10A-3(b)(1) of the Exchange Act. The Audit Committee held seven meetings and acted by way of unanimous written consent pursuant to Section 141(f) of the General

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement  |  11

Corporation Law of the State of Delaware on one occasion during 2011. Committee members also made operational visits to our operations in the U.K. The Audit Committee reviews its charter on an annual basis.

The Compensation Committee

The Compensation Committee of the Board is responsible for determining the annual compensation of our executive officers; approves the nature and amount of compensation paid to, and the employment terms entered into with, our senior executives; establishes and evaluates performance based goals related to compensation; oversees our cash bonus and equity-based incentive plans; oversees our compensation and benefits policies as these relate to our executive officers; considers the impact of our compensation arrangements and policies on our risk profile; reviews and discusses with management the “Compensation Discussion and Analysis” included in this Proxy Statement and prepares a report to stockholders, which is included in this Proxy Statement in the section below entitled “Executive Compensation—Compensation Committee Report” on page 31. Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed under “Compensation Discussion and Analysis” commencing on page 32.

The Compensation Committee consists of Sir Charles Allen, who is its Chairman, Andrew Cole and Steven Simmons. The members of the Compensation Committee are independent within the meaning of the Nasdaq Global Select Market listing standards. The Compensation Committee administers the Virgin Media Inc. 2010 Stock Incentive Plan and its Schedules, the Amended and Restated Virgin Media Inc. 2004 Stock Incentive Plan, the Virgin Media Inc. 2004 Stock Incentive Plan, the Virgin Media Inc. Sharesave Plan and the Virgin Media Inc. Share Incentive Plan. The Compensation Committee held eleven meetings and acted by way of unanimous written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware on one occasion during 2011.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has, at any time, been an officer or employee of ours and none has any relationship requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. No interlocking relationship exists between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

The Nominating and Governance Committee

The Nominating and Governance Committee consists solely of independent directors within the meaning of the Nasdaq Global

Select Market listing standards. Presently, its members consist of Sir Charles Allen, Andrew Cole and George Zoffinger.

The Nominating and Governance Committee considers and recommends nominees for election to the Board, consistent with the Board’s criteria for selecting new directors and independence requirements imposed by law and the Nasdaq Global Select Market listing standards. The Nominating and Governance Committee also reviews the suitability for continued service of each existing director when his or her term expires or there is a significant change in his or her status, including his or her outside employment. In addition, the Nominating and Governance Committee assists the Board in its oversight of the Company’s corporate governance. Further information on the skills and qualifications the Nominating and Governance Committee requires of directors are set out in the section entitled “Governance of the Company—Director Qualification Standards” on page 8.

The Nominating and Governance Committee held four meetings during 2011.

The Nominating and Governance Committee considers recommendations for director nominees proposed by directors, management or stockholders. Stockholders may recommend nominees in accordance with the procedures set forth under the section "Stockholder Matters—Stockholder Recommendations of Director Candidates" and “Submission of Stockholder Proposals and Nominations for the 2013 Annual Meeting” by giving timely notice of such recommendation in proper written form to our company secretary at Virgin Media Inc., 65 Bleecker Street, 6th Floor, New York, NY 10012. You must be one of our stockholders of record on the date you give the notice and on the record date for the determination of stockholders entitled to notice of, and to vote at, the relevant meeting.

On occasion, the Nominating and Governance Committee may consider retaining a third party to identify candidates and would, in such circumstances, pay an appropriate fee to the third party for that service. The Nominating and Governance Committee did not engage a third party for that purpose during 2011 or in connection with the nomination of directors for election at this year’s Annual Meeting.

The Business Operations and Technology Committee

The Business Operations and Technology Committee advises the Board on management’s activities in the areas of the Company’s business operations, technology and innovation. The Business Operations and Technology Committee consists of James Chiddix, who is its chairman, John Rigsby, Steven Simmons and Doreen Toben. Ms. Toben joined the Business Operations and Technology Committee on June 7, 2011. The Business Operations and

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Technology Committee held seven meetings during 2011. Committee members also made operational visits to our operations in the U.K., including visits to call centers, participation in home installations, visits to technical centers and meetings with employees.

The Executive Committee

The Executive Committee was responsible for the oversight and evaluation of the Company’s management. It also recommended to the Board individuals to serve as senior executive officers of the Company and such other changes in the Company’s management, operations, strategy and business as the Executive Committee determined to be necessary or appropriate. The Executive Committee consisted of William Huff, who was its chairman, Sir Charles Allen, James Mooney, Steven Simmons and George Zoffinger. Sir Charles Allen and Mr. Simmons joined the Executive Committee on March 4, 2011. The Executive Committee held one meeting during 2011. We disbanded our Executive Committee with effect from March 30, 2012, on the basis that its functions are being performed by the Nominating and Governance Committee and, in certain cases, the full Board.

Director Attendance

During the year ended December 31, 2011, the Board of Directors held nine meetings and acted by way of unanimous written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware on four occasions. All Directors (except as described below) attended, in the aggregate, 75% or more of all Board meetings and committee meetings of which they were a member during the period for which they were a Director or member in 2011. Ms. Toben attended one out of the two meetings of the Business Operations and Technology Committee held in 2011 after her formal appointment to that committee. Ms. Toben also attended, as an invited Director, four out of the five meetings of the Business Operations and Technology Committee held in 2011 prior to her formal appointment to the committee.

We encourage all of our Directors to attend the annual meeting of stockholders. All of our Directors attended the annual meeting held in 2011.

COMPENSATION OF NON-EXECUTIVE DIRECTORS

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our Board. We reimburse our Directors for out-of-pocket expenses related to attending meetings of our Board and committees, and travel to the U.K. on Virgin Media business. Our Directors who are our employees do not receive additional compensation for their service as members of our Board.

Overview of Compensation Arrangements

Our U.S-based non-executive Directors are paid an annual retainer of $100,000 and our U.K.-based non-executive Directors are paid an annual retainer of £75,000. Our Chairman is paid an annual retainer of $500,000. Additionally, our committee chairs are paid $25,000 per annum, and our non-chair committee members are paid $10,000 per annum, for their service on our Audit, Compensation, and Business Operations and Technology Committees; our non-executive Directors are paid a Board meeting fee of $1,000 for each meeting beyond five scheduled in-person meetings per year; and our non-executive Directors are paid $1,000 per day for each day spent in the U.K. on Virgin Media business (primarily operational reviews and site visits, since our Board and committees do not meet in the U.K.).

On October 4, 2011, each non-executive Director who was then in office was granted 40,000 stock options. On that date the non-executive Directors voted to reduce the level of their annual option award to 40,000 stock options per year instead of the historic award of 62,500 stock options. These stock options, which cover the period from June 7, 2011, have an exercise price of $23.14 per stock option and vest on June 7, 2012. The grant of stock options seeks to reward the non-executive Directors for the significant time and attention required of them in connection with their Board duties, to encourage them to remain on the Board and to provide them with appropriate incentives to increase the value of our Company to our stockholders.

Non-executive Directors are also able to participate in a deferred compensation plan under which they may defer the cash compensation to which they would otherwise be entitled into a deferred right to receive shares of our common stock in the form of phantom stock units. Interests in this plan and the options held by the Directors are credited against the minimum equity shareholding requirement described below.

In order to encourage Director ownership of our shares and further align the interests of the Directors with those of our stockholders, our non-executive Directors are subject to a minimum equity shareholding requirement which requires them to acquire and hold, within three years of being elected, an interest in at least $100,000 worth of capital stock of the Company. All of our non-executive Directors have met this requirement, and a number hold interests in our stock (including vested options) with a value of four or more times the stockholding requirement.

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2011 DIRECTOR COMPENSATION TABLE

Director Summary Compensation Table

The table below summarizes the compensation paid by us to our non-executive Directors for the fiscal year ended December 31, 2011. It should be noted in reviewing the table below that the amounts included under the column heading “Option Awards” represent the grant date fair value of option awards, as computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in note 10 to our audited financial statements for the fiscal year ended December 31, 2011, included in our Annual Report on Form 10-K filed with the SEC on February 21, 2012. These amounts do not necessarily reflect the current market value of these awards.

Unless otherwise noted, all amounts in this table paid in pounds sterling have been translated into U.S. dollars at a rate of $1.6044 per £1.00 which is the average exchange rate for the year ended December 31, 2011 used by Virgin Media Inc. in its audited financial statements. As of April 16, 2012, the noon buying rate for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York was $1.5865 per £1.00.

Name(1) (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards(2) ($) (d)		Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value & Nonqualified Deferred Compensation Earnings (f)	All Other Compensation(3) ($) (g)	Total ($) (h)
Charles L. Allen	145,330	—	425,886		—	—	—	571,216

James A. Chiddix	129,000	—	425,886		—	—	100,000	654,886

Andrew J. Cole	110,000	—	425,886		—	—	—	535,886

William R. Huff	100,000	—	425,886		—	—	—	525,886

Gordon D. McCallum	120,330	—	425,886		—	—	—	546,216

James F. Mooney	500,000	—	749,331	(4)	—	—	64,634	1,313,965

John N. Rigsby	124,000	—	425,886		—	—	—	549,886

Steven J. Simmons	124,000	—	425,886		—	—	—	549,886

Doreen Toben	118,750	—	425,886		—	—	—	544,636

George R. Zoffinger	128,000	—	425,886		—	—	—	553,886

(1)    Messrs. Berkett and O’Hare are not included in the table as they are our employees for the reportable period and therefore received no separate compensation for their service as Directors. The compensation received by Messrs. Berkett and O’Hare is shown under the “Summary Compensation Table” in this Proxy Statement.

(2)    On October 4, 2011, the non-executive Directors voted to reduce the level of their annual option award to 40,000 stock options per year (instead of the historic 62,500 stock options). 40,000 stock options covering the period June 7, 2011 through June 7, 2012, were thus awarded on that date to each of the non-executive Directors with an exercise price of $23.14 per stock option.

(3)    Mr. Chiddix’s All Other Compensation for fiscal year 2011 consisted of $100,000 in fees received with respect to consultancy services he provided to the Company. Mr. Mooney’s All Other Compensation for the fiscal year 2011 included life insurance which did not exceed $10,000. Mr. Mooney also received certain perquisites and personal benefits totaling $63,401. These perquisites and personal benefits consisted of: $47,555 in medical insurance for Mr. Mooney and his family (as invoiced by the insurer); $11,824 in drug card benefits (as invoiced by the provider); and the following items, none of which exceeded $10,000: life insurance premiums paid for by the Company insuring the lives of Mr. Mooney’s dependents, vision and dental insurance for Mr. Mooney and his family, and the supply of an internet service to Mr. Mooney’s home. The value of all perquisites and personal benefits for each of the other non-executive Directors was less than $10,000 in 2011.

(4)    Mr. Mooney was granted 27,226 stock options on January 4, 2011 with a grant date fair value of $26.79 per option in respect of his service to December 31, 2011 as executive Chairman. Mr. Mooney was granted 40,000 stock options on October 4, 2011 with a grant date fair value of $23.14 per option. The table reflects the sum of the aggregate grant date fair value of these stock options and is computed in accordance with FASB ASC Topic 718. These amounts do not reflect the actual economic value realizable by Mr. Mooney for these awards. The grant date fair value for each award is included in the table below.

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Director Equity Holdings

As of December 31, 2011, each non-executive Director had the following equity holdings:

Name	Number of Securities Underlying Options	Grant Date	Expiration Date	Exercise Price ($)	Grant Date Fair Value ($)	Shares of Common Stock	Phantom Stock Units pursuant to Deferred Compensation Plan
Charles L. Allen	62,500	06/09/2010	06/08/2020	15.93	$446,325	109,417
	40,000	10/04/2011	10/03/2021	23.14	$426,311

James A. Chiddix	40,000	10/04/2011	10/03/2021	23.14	$426,311	3,200

Andrew J. Cole	42,980	07/08/2008	07/07/2018	11.99	$132,563
	62,500	06/10/2009	06/09/2019	8.67	$211,744
	14,725	06/15/2009	06/14/2019	8.60	$49,261
	62,500	06/09/2010	06/08/2020	15.93	$446,325
	40,000	10/04/2011	10/03/2021	23.14	$426,311

William R. Huff	40,000	10/04/2011	10/03/2021	23.14	$426,311	3,500

Gordon D. McCallum(1)	31,250	09/14/2007	09/13/2017	29.06	$83,775
	125,000	09/14/2007	09/13/2017	29.06	$476,525
	62,500	06/10/2009	06/09/2019	8.67	$211,744
	14,725	06/15/2009	06/14/2019	8.60	$49,261
	62,500	06/09/2010	06/08/2020	15.93	$446,325
	40,000	10/04/2011	10/03/2021	23.14	$426,311

James F. Mooney	27,226	01/04/2011	01/03/2021	26.79	$323,445	143,674
	40,000	10/04/2011	10/03/2021	23.14	$426,311

John N. Rigsby	20,192	09/09/2008	09/08/2018	11.37	$57,343	10,000	6,121
	62,500	06/10/2009	06/09/2019	8.67	$211,744
	62,500	06/09/2010	06/08/2020	15.93	$446,325
	40,000	10/04/2011	10/03/2021	23.14	$426,311

Steven J. Simmons	40,000	10/04/2011	10/03/2021	23.14	$426,311	91,446

Doreen A. Toben	47,500	06/09/2010	06/08/2020	15.93	$339,207	6,980	1,935
	40,000	10/04/2011	10/03/2021	23.14	$426,311

George R. Zoffinger	62,500	04/11/2003	04/10/2013	6.00	$366,623	10,000
	187,500	03/16/2006	03/15/2016	29.06	$1,479,160
	62,500	06/10/2009	06/09/2019	8.67	$211,744
	14,725	06/15/2009	06/14/2019	8.60	$49,261
	62,500	06/09/2010	06/08/2020	15.93	$446,325
	40,000	10/04/2011	10/03/2021	23.14	$426,311

(1) Held in trust for the benefit of Virgin Entertainment Investment Holdings Limited.

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The following table sets forth, as of April 16, 2012, except as otherwise indicated in the footnotes to the table, information regarding the beneficial ownership of our common stock by:

•	each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;

•	each of our present Directors;

•	each of our named executive officers;

•	all of our present Directors and executive officers as a group.

Except as otherwise indicated, the person or entities listed below have sole voting and investment power with respect to all shares of our common stock beneficially owned by them, except to the extent that power may be shared with a spouse. Unless otherwise indicated, the address for each individual listed below is 65 Bleecker Street, 6th Floor, New York, NY 10012.

			Amount and Nature of Beneficial Ownership
	Name		Common Stock	Depositary Interest Shares	Vested JSOP Beneficial Interests(6)	Vested Options(7)	Vested RSUs(8)	Total	Amount Beneficially Owned(1)
	5% Stockholders

	Capital World Investors	(2)	39,223,500	0	0	0	0	39,223,500	14.1%

	Capital Research Global Investors	(3)	33,566,707	0	0	0	0	33,566,707	12.1%

	BlackRock, Inc.	(4)	17,737,195	0	0	0	0	17,737,195	6.4%

	Goldman Sachs Asset Management, LP	(5)	16,068,838	0	0	0	0	16,068,838	5.8%

	Present Directors

	Charles L. Allen		109,714	0	0	102,500	0	212,214	Under 1%

	Neil A. Berkett		261,306	0	18,797	1,648,811	0	1,928,914	Under 1%

	James A. Chiddix		3,200	0	0	40,000	0	43,200	Under 1%

	Andrew J. Cole		4,205	0	0	102,500	0	106,705	Under 1%

	William R. Huff		3,500	0	0	40,000	0	43,500	Under 1%

	Gordon D. McCallum	(9)	0	0	0	335,975	0	335,975	Under 1%

	James F. Mooney		143,674	0	0	67,226	0	210,900	Under 1%

	Eamonn O'Hare		140,401	0	6,140	223,000	25,266	394,807	Under 1%

	John N. Rigsby		10,000	0	0	185,192	0	195,192	Under 1%

	Steve J. Simmons		91,446	0	0	40,000	0	131,446	Under 1%

	Doreen A. Toben		10,656	0	0	77,500	0	88,156	Under 1%

	George R. Zoffinger		10,000	0	0	429,725	0	439,725	Under 1%

	Present Executive Officers

	Andrew M. Barron		56,144	1,426	5,012	307,565	29,955	400,102	Under 1%

	Paul Buttery		29,244	0	0	165,936	26,324	221,504	Under 1%

	Scott Dresser		15,787	0	0	122,231	0	138,018	Under 1%

	All Present Directors and Executive Officers as a Group (15 persons)		889,277	1,426	29,949	3,888,161	81,545	4,890,358

(1)	Applicable percentage of beneficial ownership is based on 277,782,395 shares of common stock outstanding as of April 16, 2012.

(2)	The information concerning Capital World Investors, or CWI, is based solely on a Form SC13G/A filed with the SEC on February 10, 2012. The address of CWI is 333 South Hope Street, Los Angeles, CA 90071.

(3)	The information concerning Capital Research Global Investors, or CRGI is based solely on a Form SC13G/A filed with the SEC on February 8, 2012. The address of CRGI is 333 South Hope Street, Los Angeles, CA 90071.

(4)	The information concerning BlackRock, Inc., or BRI, is based solely on a Form SC13G filed with the SEC on February 9, 2012. The address of BRI is 40 East 52nd Street, New York, NY 10022

(5)	The information concerning Goldman Sachs Asset Management, LP, or GSAM, is based solely on a Form SC13G filed with the SEC on February 10, 2012. The address of GSAM is 200 West Street, New York, NY 10282.

(6)	JSOP Ownership interest comprise vested option-equivalent awards owned jointly with Wilmington Savings Fund Society, the JSOP grantor trustee.

(7)	Vested options comprise options to purchase shares of common stock that are exercisable within 60 days of the date hereof.

(8)	Vested RSUs comprise vested restricted stock units or vested modified restricted stock units or vested awards of performance shares that are exercisable within 60 days of the date hereof.

(9)	All stock awarded to Mr. McCallum or acquired on the exercise of stock options is held in trust for the benefit of Virgin Entertainment Investment Holdings Limited.

16  |  Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

Our Section 16 Reporting Officers

All of our Directors, as well as Andrew Barron, Paul Buttery, Scott Dresser and Robert Gale, who are all officers of the Company, are Section 16 Reporting Officers.

The biographical information relating to our Directors can be found in the section entitled “Proposals requiring your vote—Item 1—Re-election of Directors” beginning on page 20. The officers listed above, excluding Mr. Gale, are also named executive officers and their biographical information can be found in the section entitled “Executive Compensation—Named Executive Officers” which begins on page 30. The biographical information relating to Mr. Gale is set out below:

Mr. Gale, age 52, became the vice president-controller of what is now Virgin Media on June 17, 2003 and prior to that was the group director of financial control for operations since October 2000. Mr. Gale joined the group in May 2000 from Cable & Wireless Communications plc, where he had held a number of senior financial positions since 1998. Prior to that, Mr. Gale was Chief Financial Officer of ComTel, a cable operator also subsequently acquired by the group, from 1995 to 1997. Mr. Gale is our principal accounting officer for the purposes of financial reporting and is a director of many of our wholly-owned U.K. subsidiaries.

Section 16(a) Beneficial Ownership Reporting Compliance

The Directors and executive officers of Virgin Media are subject to a number of limitations and reporting obligations in relation to their ownership of, and trading in, the Company’s securities.

Section 16(a) of the Exchange Act requires Directors and certain officers of Virgin Media to report their beneficial ownership of the Company’s stock to both the SEC and the public. The Directors and Section 16 officers listed above must file reports of holdings and transactions in Virgin Media equity with the SEC. The most common of these filings is a “Statement of Beneficial Ownership” made on Form 4.

To our knowledge, based solely on a review of reports furnished to us and written representations that no other reports were required during this financial year ended December 31, 2011, our officers, Directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them, except that Messrs. Berkett, Barron, Buttery, Dresser, Gale and O’Hare were one day late in filing a Form 4 relating to a Long Term Incentive Plan award in January 2011; Sir Charles Allen was one day late in filing a Form 4 in relation to a grant of stock options in October 2011 and Mr. Huff was five days late in filing a Form 4 in relation to the exercise of stock options in June 2011.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement  |  17

Review, Approval or Ratification of Transactions with Related Persons

We review relationships and transactions in which we and our significant stockholders, Directors and executive officers or their immediate family members or certain of their affiliates are participants. Specifically, our related party transaction policy, which is in writing, requires the Audit Committee to review and, if appropriate, to approve or ratify any such transactions. Pursuant to the policy, the Audit Committee will review any transaction or series of transactions in which we are or will be a participant and the amount involved exceeds $120,000 in one fiscal year, and in which any of our Directors or executive officers or a nominee for Director, or any person who is known to the Company to be the beneficial owner of more than 5% of the Company’s common stock, or any immediate family member of any of the foregoing persons, or any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in which such person has a 10% or greater beneficial ownership interest, had, has or will have a direct or indirect material interest, excluding certain exempt transactions. After its review, the Audit Committee will only approve or ratify those transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in good faith.

Transactions with Related Persons

We have engaged in the following transactions with related persons in 2011 involving amounts in excess of $120,000. We disclose these transactions whether or not our Directors, executive officers or other relevant individuals have a direct or indirect material interest in the transaction. The revenue and expense figures below are net of value added tax, or VAT, and have been translated into U.S. dollars at a rate of $1.6044 per £1.00, which is the average exchange rate for the year ended December 31, 2011 used by the Company in its audited financial statements.

Virgin Group Companies

As addressed above in the section “Governance of the Company—Director Independence”, Virgin Enterprises Limited, or VEL, had the right, pursuant to the trademark license agreement described below, to propose a candidate to our Nominating and Governance Committee to fill a single seat on our board. VEL proposed Mr. McCallum who has served on our Board since September 2006. Mr. McCallum is the chief executive officer of Virgin Management Limited, Virgin Group’s U.K.-based management services company. We have entered into a number of ordinary course transactions with various Virgin Group companies. The transactions with Virgin Group companies described below are those involving amounts in excess of $120,000.

Trademark License Agreement with Virgin Enterprises Limited

On April 3, 2006, we entered into a trademark license agreement with VEL under which we are entitled to use the Virgin Media name and to use certain Virgin trademarks within the United Kingdom, Ireland and Luxembourg. The license entitles us to use the “Virgin” name for the TV, broadband internet, telephone and mobile phone services we provide to our residential customers, as well as the acquisition and branding of sports, movies and other premium television content and the sale of certain communications equipment, such as set-top boxes and cable modems. The agreement provides for a royalty of 0.25% per annum of our revenue from the relevant businesses, subject to a minimum annual royalty of £8.5 million (or $13.6 million). This agreement has a 30-year term. It can be terminated by us after 10 years on one year’s notice, and is subject to earlier termination by us in certain other circumstances, including (subject to specified payments) upon a change of control. We incurred royalties owed to VEL of £8.5 million (or $13.6 million) in 2011.

On December 16, 2009, we entered into a trademark license agreement with VEL, with effect from February 11, 2010, to use the “Virgin” name for our ntl:Telewest Business division, which was rebranded “Virgin Media Business”. The agreement provides for an annual royalty of 0.25% of revenue from our business division, subject to a minimum annual royalty of £1.5 million (or $2.4 million). We incurred royalties owed to VEL of £1.6 million (or $2.6 million) in 2011 in respect of our business division.

Service Agreement with Virgin Group Investments Limited

We also have an agreement with Virgin Group Investments Limited, Sir Richard Branson’s employer, and Virgin Management Limited, relating to personal public appearances by Sir Richard Branson to promote us and our services. We are obligated to pay an annual fee of £100,000 (or $160,440) under this agreement.

Other Ordinary Course Agreements with Virgin Group companies

We have entered into a number of agreements with Virgin Group companies in the ordinary course of business. These include telecommunications services agreements with Virgin Atlantic Airways and Virgin Holidays. We had aggregate revenues of approximately £695,212 (or $1.1 million) in 2011 under these agreements.

Sales Promotions with Virgin Games

In 2006, we entered into promotional arrangements whereby the products and services of Virgin Games, a division of Virgin.com Limited, are promoted on our internet portal at www.virginmedia.com. We received payments of approximately £146,892 (or $235,674) from Virgin Games in 2011 in connection with our commercial partnership and promotional arrangements.

18  |  Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

Advertising with Virgin Atlantic Airways

In 2011, we advertised our products on the in-flight entertainment platform of Virgin Atlantic Airways, incurring expenses of approximately £162,000 (or $259,913).

Virgin Insight Services

In 2008, we entered into an agreement with Virgin Insight Limited, an organization that was set up by Virgin Management Limited to facilitate closer mutually beneficial collaboration between participating Virgin Group companies through the identification of cross-group marketing opportunities based on the customer bases of the participating brands, whereby we would provide an annual contribution of £100,000 (or $160,440) and in-kind services (data processing and analytical support). In 2011, Virgin Insight Limited expanded its customer base to non-Virgin companies (which do not compete with any of the Virgin group companies) and we amended our arrangements by reducing our annual contribution to £48,000 (or $77,011 for year 2012 onwards). We agreed to continue to provide in-kind services. In 2011, we incurred expenses (both cash and in-kind services) of £250,000 (or $401,100), in connection with this agreement, of which £150,000 (or $240,660) was incurred through in-kind services.

Business Travel and Virgin Atlantic Airways

From time to time in the ordinary course of business, our employees make travel arrangements with Virgin Atlantic Airways when flying for business reasons and our travel department encourages this due to the discounts made available by Virgin Atlantic Airways. In 2011, we incurred travel expenses of approximately £226,484 (or $363,371) in connection with these arrangements.

Virgin Vouchers

From time to time, and in the ordinary course of business, we offer sales and marketing promotions to customers and offer internal staff awards and promotions for which vouchers in respect of various Virgin Group companies are provided. In 2011, we incurred expenses of £170,875 (or $274,152) to Acorne plc, a voucher distributions company, in respect of vouchers for various Virgin Group companies.

Mobile Phone Insurance Agreement with Asurion

We entered into a new agreement with a subsidiary of Asurion Corporation, referred to here as Asurion, of which Mr. Cole is an executive officer, whereby Asurion’s mobile insurance products will be included in all our mobile contract handset tariffs as a bundled offering. Asurion continues to provide on an optional basis un-bundled moblie handset insurance and we receive payments from Asurion on customers entering into and renewing insurance contracts with Asurion. In 2011, we received revenues of approximately £1.18 million (or $1.9 million) and incurred expenses of approximately £0.5 million (or $0.78 million) under a previous agreement whereby we promoted Asurion as a preferred supplier for the insurance of mobile telephone handsets to customers entering into mobile telephony contracts with us.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement  |  19

PROPOSAL 1: RE-ELECTION OF DIRECTORS

The first proposal requiring your vote is that of the re-election of four Directors of the Company who will hold office until the annual meeting of our stockholders that is to be held in 2015 or until their respective successors are duly elected and qualified.

Our amended and restated certificate of incorporation provides for a classified Board consisting of three classes of Directors which must be as equal in number as possible. Within each of these three classes, directors serve staggered three-year terms. At each annual meeting of our stockholders, directors whose term expires at that annual meeting are proposed for re-election for a new three-year term.

Our Class II Directors are Neil Berkett, Steven Simmons, Doreen Toben and George Zoffinger, and their terms terminate on the date of this year’s Annual Meeting of stockholders. The independent Directors have reviewed the qualifications of these Directors and their performance as Board members to date and have recommended that they continue as Directors on the Board of the Company.

Ms. Toben and Messrs. Berkett, Simmons and Zoffinger are each nominated for re-election at this Annual Meeting and, if elected, their new terms of office will each expire at the annual meeting of our stockholders to be held in 2015, or until their respective successors are duly elected. Each nominee has consented to be named in the Proxy Statement and to serve if elected.

Biographical and other information about the nominees is set out below. All of the nominated directors currently serve on the Board of the Company and, in some cases, have previously served on boards and board committees of other public companies. We believe that this provides the nominees with Board leadership and governance experience and with substantial knowledge and skills that further enhance the functioning of the Board.

20  |  Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

Nominees for Director
Mr. Berkett has been our Chief Executive Officer since March 6, 2008. Prior to that, he served as our acting Chief Executive Officer from August 2007 to March 2008, and as our Chief Operating Officer from September 2005 to August 2007. Prior to joining us, Mr. Berkett was managing director of distribution at Lloyds TSB Bank plc from 2003 to 2005. From 2002 to 2003, he was chief operating officer of Prudential Assurance Company Limited. From 1997 to 2002, Mr. Berkett was a principal at Marsh Mill Consulting Ltd., and from 1998 to 2002, he was chief executive of Trek Investco Limited. Prior to this, Mr. Berkett worked for St. George Bank Limited, one of Australia’s largest retail banks, where he served as the head of the retail division and led its merger with Advance Bank Australia Limited (an Australian retail bank). Mr. Berkett is currently serving as an independent director of the multi-media publishing and printing business, Guardian Media Group plc.
Neil Berkett Director Since:	Age: 56 April 7, 2008

Committee Memberships:

Business Operations and Technology Committee

Compensation Committee

Mr. Simmons, a cable television entrepreneur, has over 25 years experience in the cable industry. He is currently Chairman and Chief Executive Officer of Simmons Patriot Media & Communications, LLC, a company he founded. Mr. Simmons is also chairman of cable companies RCN Telecom Services, LLC, PPR Media, LLC, and Patriot Media Consulting, LLC. Mr. Simmons was elected a Cable TV Pioneer and, in 2006, was awarded the U.S. Independent Cable Operator of the Year Award by CableWorld magazine. Mr. Simmons brings to the Board his strategic, operational and cable industry expertise.

Steven Simmons Director Since:	Age: 65 July 8, 2008

Committee Memberships:

Audit Committee

Business Operations and Technology Committee

Ms. Toben most recently served as executive vice president of the wireless and wireline communications company, Verizon Communications, Inc. from 2002 until her retirement in June 2009. During her time there, she worked in a number of roles, becoming vice president and then Chief Financial Officer with responsibility for finance and strategic planning. From April 2002 to February 2009, she served as Verizon’s chief financial officer and was responsible for its finance and strategic planning efforts. Prior to April 2002, Ms. Toben was senior vice president and chief financial officer with responsibility for finance and strategic planning for Verizon’s Telecom Group. Ms. Toben is a 30-year telecommunications veteran. She began her career at the telecommunications company AT&T Corp. and over the years held various positions of increasing responsibility primarily in treasury, strategic planning and finance both there and, beginning in 1984, at Bell Atlantic Inc. Her later positions at Bell Atlantic included vice president and chief financial officer, Bell Atlantic-New Jersey in 1993; vice president, finance and controller in 1995; vice president and chief financial officer, Telecom/Network in 1997, and vice president and controller in 1999. Ms. Toben is also a member of the boards of directors of Liz Claiborne, Inc. and The New York Times Company. Ms. Toben brings to the Board her financial and operational expertise.

Doreen Toben Director Since:	Age: 62 June 9, 2010

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement  |  21

Nominees for Director

Committee Memberships:

Chair of Audit Committee

Nominating and Governance Committee

Mr Zoffinger is currently president and Chief Executive Officer of Constellation Capital Corporation, a financial services company. He also served in this role from March 1998 to March 2002. From March 2002 until December 2007, he served as the president and chief executive officer of the New Jersey Sports and Exposition Authority. Mr. Zoffinger is currently a director of New Jersey Resources Inc. Mr. Zoffinger has over 25 years experience as a corporate director of numerous companies. Mr. Zoffinger provides to the Board his financial and operational expertise.

George Zoffinger Director Since:	Age: 64 January 10, 2003

Stockholder Approval

Directors are elected by a plurality of the votes cast by the holders of shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Unless you indicate otherwise in your proxy, the proxy holders intend to vote the shares they represent “FOR” the election of each of Ms. Toben and Messrs. Berkett, Simmons and Zoffinger. Please note that brokers are no longer permitted to vote your shares for the election of directors without your instructions. Therefore we urge you to give voting instructions to your broker, as failing to do so will render your vote a “broker non-vote” which will be disregarded, along with any abstentions from voting, for the purposes of determining the outcome of the vote.

Recommendation of the Board

The Board recommends that stockholders vote “FOR” the election of each of Ms. Toben and Messrs. Berkett, Simmons and Zoffinger to the Board.

22  |  Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

Directors Continuing in Office

We have set out below biographical and other information relating to our Class I and Class III directors who are not standing for re-election at this year’s Annual Meeting.

Continuing Directors Whose Terms Expire in 2013

Committee Memberships:

Chair of Compensation Committee

Nominating and Governance Committee

Sir Charles is currently the non-executive chairman of Global Radio U.K. Limited, a leading U.K. commercial radio company. Since May 2008, Sir Charles has been a senior adviser to the principal investment group of Goldman Sachs Group, Inc. From February 2007 to July 2008, Sir Charles was a chief advisor to the U.K. government’s Home Office. Prior to that, Sir Charles served as chief executive officer of ITV plc, a leading U.K. commercial public service broadcaster, having previously served as executive chairman of Granada plc, which he led through the merger with Carlton Communications to form ITV plc. Sir Charles is a Fellow of the Chartered Institute of Management Accountants and a Commander of the British Empire (CBE). He previously served as the executive chairman of EMI Music, an international music company and part of EMI Group Limited, having served as its non-executive chairman since 2009 and also served on its board of directors, and was chairman of the remuneration committee of Tesco plc, a large U.K. retailer. He presently serves on the board of directors of Endemol BV, the international television production group. Sir Charles is also Chairman of 2 Sisters Food Group, a leading food production company and Get S.A., a leading cable operator in Norway. Sir Charles's U.K. and European media and board experience provides valuable insight to our Board on strategic and operational issues.

Charles Allen Director Since:	Age: 55 September 9, 2008

Since September 2005, Mr. McCallum has been chief executive officer of Virgin Management Limited, Virgin Group’s U.K.-based management services company providing corporate services and general management oversight of Virgin Group’s investment portfolio. From January 1998 to September 2005, Mr. McCallum was group strategy director of Virgin Management, and prior to that, he worked for Virgin Management as a freelance consultant. Mr. McCallum currently serves on the boards of a number of Virgin-branded businesses and served on the board of Virgin Mobile Holdings (U.K.) plc prior to its acquisition by us. In connection with the license agreement entered into with VEL on April 3, 2006, which provides for us to license the “Virgin” name and trademark in connection with our business, VEL had the right to propose a candidate to our Nominating and Governance Committee to fill a single seat on our Board, and proposed Mr. McCallum. Mr. McCallum brings to the Board his mobile telephony and strategy experience and an extensive knowledge of, and experience with, the “Virgin” brand.
Gordon McCallum Director Since:	Age: 52 September 11, 2006

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement  |  23

Directors Continuing in Office

Committee Memberships:

Compensation Committee

Nominating and Governance Committee

Mr. Cole has been the chief executive officer of the Europe division of Asurion Corp., a private entity and the world’s largest technology protection company, since May 2009, and prior to that, was chief marketing officer and senior vice president at Asurion from April 2007. Prior to joining Asurion, Mr. Cole was president of CSMG Adventis, a strategic consultancy focused exclusively on the communications, computing, media and entertainment markets, from October 2005 to April 2007. From May 2004 to October 2005, Mr. Cole was vice president and leader of the telecom and media practice at A.T. Kearney, a strategic and operations consultancy. He holds bachelor’s and master’s degrees from Bristol University and Oxford University, respectively. Mr. Cole has over 20 years experience working in the telecommunications and media industry with a particular depth of experience in the mobile sector having worked with major operators such as Orange, a U.K. telecommunications company, Apple (supporting its iPhone entry) and Google (with respect to the gPhone). In addition to the wealth of experience described above, Mr. Cole brings his marketing and strategy expertise to our Board.

Andrew Cole Director Since:	Age: 45 July 8, 2008

Mr. O’Hare has been Virgin Media’s Chief Financial Officer since November 2009. Prior to joining Virgin Media, Mr. O’Hare served as the chief financial officer for a U.K. retail subsidiary of Tesco plc from 2005 to 2009. Before joining Tesco, Mr. O’Hare was the chief financial officer of Energis Communications Limited, a U.K. telecommunications company, from 2002 to 2005. Prior to this, Mr. O’Hare held a number of senior international finance and general management positions at various international divisions within PepsiCo Inc.
Eamonn O’Hare Director Since:	Age: 47 December 7, 2010

24  |  Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

Directors Continuing in Office

Continuing Directors Whose Terms Expire in 2014

Mr. Mooney served as our executive Chairman from March 2003 until December 2010 and has served as our non-executive Chairman from January 2011 onwards. From December 2004 through to December 2007, Mr. Mooney served as a director and chairman of the board of RCN Corporation, a U.S. regional provider of cable, pay television and fixed line telephony services. From April 2001 to September 2002, Mr. Mooney was the executive vice president and chief operating officer of Nextel Communications Inc., a mobile telephony provider. Prior to joining Nextel, from January 2000 to January 2001, Mr. Mooney was first the chief financial officer, then the chief executive officer and chief operating officer of Tradeout Inc., an asset management firm jointly owned by GE Capital Corp., EBay Inc. and Benchmark Capital. Mr. Mooney was the chief financial officer at Baan Company, a business management software provider that had dual headquarters in Amsterdam and Virginia, from 1999 to 2000. From 1980 to March 1999, Mr. Mooney held a number of positions with IBM Corporation, including his last position as the chief financial officer of the Americas. Mr. Mooney is also a director of Sirius XM Radio, Inc., a satellite radio company, and Sidera Networks. He holds bachelor’s and master’s degrees in finance from Notre Dame University and New York University, respectively. Mr. Mooney brings to the Board his management, strategy, operational and corporate expertise.

James Mooney Chairman and Director Since:	Age: 57 March, 2003

Mr. Huff is the president of the managing member of W.R. Huff Asset Management Co., L.L.C., an investment management firm. Mr. Huff founded W.R. Huff Asset Management Co., L.L.C. in 1984. Mr. Huff served as our interim Chairman from January to March 2003, when Mr. Mooney became Chairman. Mr. Huff brings to the Board his deep understanding of leveraged finance, capital markets, mergers and acquisitions and other corporate and financial issues.

William Huff Director Since:	Age: 62 January 10, 2003

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement  |  25

Directors Continuing in Office

Committee Memberships:

Chair of Business Operations and Technology Committee

Mr Chiddix, a 40-year cable TV industry pioneer, was chief executive officer and chairman of software company OpenTV from 2004 to 2007 and served on its board of directors through 2009. He held a variety of senior positions at Time Warner Inc. and its antecedents, including 15 years as chief technology officer at Time Warner Cable and president of Mystro TV, a Time Warner division that developed a server-based digital video recorder service. Mr. Chiddix has been involved with virtually every major new technology embraced by the cable industry, including local ad insertion, fiber optics, video-on-demand, cable modems, and digital set-top boxes. Mr. Chiddix is also currently on the boards of Arris, an equipment supplier to cable and other broadband operators; Symmetricom, a supplier of precision timing systems to telecommunications and scientific markets and Magnum Semiconductor, a Silicon Valley developer of chips and software for high-quality video compression and transcoding. He served as a board member at Shougang Concord Technology Holdings Ltd., Hong Kong, an operator of digital cable systems in China, until April 2010, and on the board of Dycom Industries, a provider of construction services to the telecom and cable industries, from 2007 until November 2011. Mr. Chiddix's background in technology strategy and service provider operations and his experience leading a public corporation make him a unique contributor to the Board.

James Chiddix Director Since:	Age: 66 July 8, 2008

Committee Memberships:

Business Operations and Technology Committee

Audit Committee

Mr. Rigsby has over 30 years experience in the cable industry and most recently was president of Bright House Networks, LLC’s Florida Group, a U.S. cable television company, from May 2003 to December 2007. Prior to this, Mr. Rigsby spent nine years as the president of the Florida Division of Time Warner Cable Inc. and nine years with Paragon Communications Inc., a Time Warner and Houston Industries cable joint venture. Mr. Rigsby also spent nine years at American Television and Communications or ATC. Mr. Rigsby was elected a Cable TV Pioneer in 2001 and was awarded the NCTA Vanguard Award for Cable Operations in 2002. He holds a bachelor’s degree in political science and a master’s degree in business administration from Brown University and Harvard University, respectively. Mr. Rigsby brings to the Board his strategic, operational and cable industry expertise.

John Rigsby Director Since:	Age: 65 September 9, 2008

26  |  Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

The second proposal requiring your vote is to ratify the appointment by the Audit Committee of Ernst & Young LLP, or Ernst & Young, as the independent registered public accounting firm for the fiscal year ending December 31, 2012.

Subject to ratification by the stockholders, the Audit Committee is reappointing Ernst & Young as the independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2012.

Representatives of the firm of Ernst & Young are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Audit and Non-Audit Fees

Ernst & Young are our principal accountants. The table below provides an analysis of the fees billed to us by Ernst & Young in each of the years ended December 31, 2011 and December 31, 2010 (in millions). All of the services listed in the table below were pre-approved by the Audit Committee. All amounts in this table that originated in pounds sterling in respect of the year ended December 31, 2011 have been translated into U.S. dollars at a rate of $1.6044 per £1.00 which is the average exchange rate for the year ended December 31, 2011 used by Virgin Media Inc. in its audited financial statements and in respect of the year ended December 31, 2010 have been translated into U.S. dollars at a rate of $1.5653 per £1.00.

	Year ended December 31,
	2010	2011
Audit Fees	$4.4	$4.4
Audit-Related Fees	—	$0.1
Tax Fees	$0.1	$0.1
All Other Fees	—	—

Total	$4.5	$4.6

Audit Fees

Audit fees represent the aggregate fees billed for each of the last two fiscal years for professional services rendered by Ernst & Young for:

•	the audit of the annual financial statements contained within our Form 10-K

•	the audit of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002

•	the quarterly review of financial statements included in our Forms 10-Q

•	the audit of the annual financial statements of Virgin Media Investment Holdings Limited, or VMIH, and Virgin Media Investments Limited, or VMIL, included in our Form 10-K
•	the quarterly review of the financial statements of VMIH and VMIL included in our Forms 10-Q

•	the audit of the annual financial statements of South Hertfordshire United Kingdom Fund, Ltd., or South Herts, included in its Form 10-K for the year ending December 31, 2010

•	the quarterly review of the financial statements of South Herts included in its Forms 10-Q

•	the statutory audits of the financial statements of our affiliates and subsidiaries as required under the U.K. Companies Act of 2006.

Audit-Related Fees

Audit-related fees represent the aggregate fees billed in each of the last two fiscal years for assurance and related services by Ernst & Young that are reasonably related to above listed services. Audit-related services may include advisory services in respect of various corporate transactions, certification of the amount of certain mobile telephony revenues for contract compliance purposes and the audit of our pension schemes.

Tax Fees

Tax fees represent the aggregate fees incurred in each of the last two fiscal years for professional services provided by Ernst & Young in connection with tax compliance, tax advice and tax planning. Tax services included advice regarding the preparation and filing of our U.S. tax returns, advice on various employee tax matters and advising on various corporate tax issues relating to a number of corporate transactions.

All Other Fees

Ernst & Young did not provide any other products or services, and so no fees were incurred for the years ended December 31, 2011 or December 31, 2010.

Policy on Audit Committee’s Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has a policy governing pre-approval of audit and non-audit services provided to us by our independent registered public accounting firm. This policy is summarized below.

Annually, the Audit Committee will agree on the scope and terms, including the fees, of the services to be provided by the auditors as part of the recurring annual audit of the Company, or Annual Audit Services.

The services provided as part of the Annual Audit Services include:

•	the audit of the Company’s consolidated financial statements and its internal control over financial reporting;

•	the audit of the separate financial statements of;

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement  |  27

•	VMIH and its subsidiaries;

•	VMIL and its subsidiaries;

•	Virgin Media Finance plc; and

•	Any other subsidiaries or affiliates which may require an audit in relation to securities issued or to be issued, including, if required,

•	audit of their internal control over financial reporting;

•	review of interim unaudited financial statements of the Company;

•

the separate review of the interim unaudited financial statements of VMIH and VMIL and any other subsidiaries or affiliates which may require review in relation to securities issued or to be issued; and

•	the statutory audit of the financial statements of the Company’s subsidiaries and affiliates.

Annually, the Audit Committee will pre-approve the provision of additional audit services such as:

•	correspondence with regulatory agencies;

•	consents to registration statements;

•	comfort letters; and

•	other financial reports required by regulatory bodies.

Quarterly, the Audit Committee will pre-approve, on an engagement specific basis, the Audit-Related services, Tax services and Other services to be provided in accordance with the pre-approval policy, plus any additional categories of additional audit services not included in the annual pre-approval. These additional services are those expected to commence during the following three months.

•

Each request for pre-approval of permitted services will be accompanied by an estimate of the related fee although such fee estimate will not represent the maximum fee that may be incurred, unless the Audit Committee expressly requests that a limit be imposed in respect of a specific service.

•

Between meetings, the Chairman of the Audit Committee has delegated authority to pre-approve services on an ad-hoc basis to meet specific needs with estimated fees of up to £100,000 per engagement. The Chairman will report any such services approved in this manner to the next meeting.

•	The Audit Committee will be informed routinely as to the audit and non-audit services actually provided by the auditors pursuant to this policy, including details of the fees billed for such services.

Stockholder Approval

The ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2012 will require the affirmative vote of the holders of a majority of our outstanding shares of common stock present at the Annual Meeting in person, or represented by proxy at the Annual Meeting, and entitled to vote. Unless you indicate otherwise in your proxy, the proxy holders intend to vote the shares they represent “FOR” the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2012. In tabulating the vote, abstentions from voting will not be counted as votes cast and will have no effect on the outcome of the vote.

Recommendation of the Board of Directors

The Board recommends that stockholders vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December  31, 2012.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2011, which are included in the annual report on Form 10-K. The Audit Committee has discussed with Ernst & Young LLP, or Ernst & Young, the Company’s independent registered public accounting firm, the matters required to be discussed under the Statement on Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which include, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee has also discussed with Ernst & Young its independence relative to the Company and received and reviewed written disclosures and the letter from Ernst & Young which relates to Ernst & Young’s independence relative to the Company within the meaning of the federal securities laws and the rules and regulations there under, including the independence rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002; and in compliance with Public Company Accounting Oversight Board Ethics and Independence Rule 3520, Auditor Independence and Rule 3526 Communication with Audit Committees Concerning Independence.

Based on the foregoing discussions and review, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2011 be included in the Company’s annual report on Form 10-K for filing with the SEC.

The Audit Committee

George R. Zoffinger, Chairman

John N. Rigsby

Doreen Toben

28  |  Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

The third proposal requiring your vote is the advisory vote to approve the compensation of our named executive officers. In accordance with Section 14A of the Exchange Act, each year we request our stockholders to approve, on an advisory and nonbinding basis, our executive compensation programs and the compensation of our named executive officers as set out in this Proxy Statement.

We believe our named executive officers are critical to our success and that our compensation policies and practices (which are set out in the section entitled “Compensation Discussion & Analysis”) reward our named executive officers for delivering value to our stockholders and providing market-leading levels of service to our customers. Our executive compensation programs are designed to attract, motivate and retain our named executive officers by rewarding them for the achievement of:

•	specific annual and long-term strategic goals;

•	corporate goals; and

•	the realization of increased stockholder value.

The Compensation Committee continually reviews the compensation programs for our named executive officers in order to ensure that they achieve the desired goal of aligning our executive compensation structure with our stockholders’ interests and current market practices.

Detailed information on our compensation policies and practices and the compensation of our named executive officers are set out in the “Compensation Discussion and Analysis” on page 32 and the “Summary Compensation Table” and related tables on pages 47 to 56. We encourage our stockholders to read these sections.

Stockholder Approval

We are asking our stockholders to approve the compensation of our named executive officers as described in this Proxy Statement and to vote “FOR” this resolution. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation awarded to our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table and the other related tables and disclosure, is hereby APPROVED.”

Unless you indicate otherwise on your proxy card, the proxy holders intend to vote the shares they represent “FOR” the approval of the compensation of the named executive officers, as disclosed in this Proxy Statement. In tabulating the vote, abstentions from voting and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote.

Our Board and our Compensation Committee value the opinions of our stockholders. Although the say-on-pay vote is advisory and therefore not binding, to the extent that there is a significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. Information relating to the outcome of the vote in 2011, and how the Compensation Committee has taken this into account, is set out in the section entitled “Compensation Discussion & Analysis” on page 32 of this Proxy Statement. The Board has adopted a policy providing annual say-on-pay advisory votes. Unless the Board modifies this policy, the next say-on-pay vote will be held at our 2013 Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors recommends that stockholders vote “FOR” the approval of the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table and the other related tables and disclosure.

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Named Executive Officers

Our named executive officers are:

•	our Chief Executive Officer (Neil Berkett);

•	our Chief Financial Officer (Eamonn O’Hare);

•	our Chief Operating Officer (Andrew Barron);

•	our Chief Customer, Technology and Networks Officer (Paul Buttery); and

•	our General Counsel (Scott Dresser).

Biographical and other information relating to our named executive officers appears below, other than the biographical information relating to Mr Berkett and Mr O’Hare which can be found in the section entitled “Proposal 1 – Re-election of Directors” on page 20 of this Proxy Statement. Our named executive officers are also Section 16 Reporting Officers of the Company (see the section entitled “Section 16(a) Beneficial Ownership Reporting Compliance” on page 17 of this Proxy Statement).

Andrew Barron

Mr. Barron, 46, became Chief Operating Officer in January 2010. Prior to this, Mr. Barron was chief customer and operations officer from October 2008 and managing director of strategy and corporate development from March 2008. Before he joined the Virgin Media group, Mr. Barron was chief operating officer of Modern Times Group, or MTG AB, an international entertainment broadcasting group, from January 2003. From September 2002 to January 2003, he served as chief executive officer of the Viasat broadcasting division of MTG AB. Prior to that, Mr. Barron was chief executive officer of Chellomedia, the broadband and television division of United-Pan Europe Communications (now Liberty Global Inc.), from November 1999 to June 2002. Prior to that, Mr. Barron was executive vice president of new media and business development at the European division of The Walt Disney Company.

Paul Buttery

Mr. Buttery, 48, became Chief Customer, Technology and Networks Officer in September 2011. Prior to this, Mr. Buttery was Chief Customer and Networks Officer from January 2010. Mr. Buttery was the managing director of access and networks from September 2008, and the managing director of the access division from May 2007. He joined the Virgin Media group in February 2006 as director of customer services and operations for the business division. Before he joined the Virgin Media group, Mr. Buttery was chief technical officer of Cable & Wireless U.K., an alternate network operator. Mr. Buttery served with Cable & Wireless from October 2004 to January 2006. From November 2002 to October 2004, Mr. Buttery was with MCI as the vice president EMEA network and service delivery having previously worked with MCI in the United States as vice president internet operations and planning and as vice president global data network management. Mr. Buttery started his career with BT plc, undertaking various roles over a 15 year period.

Scott Dresser

Mr. Dresser, 44, became our secretary and General Counsel in January 2011. Mr. Dresser joined the Virgin Media group in June 2006 and was appointed deputy General Counsel in July 2008. From June 2005 to June 2006, Mr. Dresser served as senior vice president and associate general counsel of White Mountains Re Group, the principal operating company of White Mountains Insurance Group, a publicly traded reinsurer based in New York City. From March 2002 to June 2005, Mr. Dresser acted as Senior Advisor, Legal and Financial Affairs, to the Global Conservation Fund, or GCF, of Conservation International. From April 1993 to March 2002, Mr. Dresser was a corporate attorney in the New York office of Morgan, Lewis & Bockius and its predecessor Lord Day & Lord, Barrett Smith. Mr. Dresser is an attorney licensed to practice in each of the States of New York and Connecticut. Mr. Dresser continues to serve as an advisor to a range of international conservation organizations and is a member of the board of the Caucasus Protected Area Fund.

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We, together with management, have reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on our review and the ensuing discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Sir Charles Allen (Chairman)

Andrew Cole

Steven Simmons

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Business Context

Virgin Media is a leading entertainment and communications business, being a “quad-play” provider of broadband internet, television, mobile telephony, data and fixed line telephony services that offer a variety of entertainment and communications services to residential and commercial customers throughout the U.K. We are one of the U.K.’s largest providers of residential broadband internet, pay television and fixed line telephony services by number of customers. We believe our advanced, deep fiber access network enables us to offer faster and higher quality broadband services than our digital subscriber line, or DSL, competitors. As a result, we provide our customers with a leading next generation broadband service and one of the most advanced TV on-demand services available in the U.K. market. As of December 31, 2011, we provided services to approximately 4.8 million residential cable customers on our network. We are also one of the U.K.’s largest mobile virtual network operators by number of customers, providing mobile telephony and data services to approximately 1.5 million prepay mobile customers and approximately 1.5 million contract mobile customers over third party networks. In addition, we provide a complete portfolio of voice, data and internet solutions to businesses, public sector organizations and service providers in the U.K. through our Virgin Media Business division.

2011 saw the Company grow its TiVo (digital video recorder service) and broadband customer base and record its first annual net income of £76 million. 2011 also saw significant growth in the Company’s cash flow generation as net cash provided by operating activities grew by 10.7% year-on-year to £1,149 billion, driven mainly by OCF growth of 5.3% to £1,590 million. OCF is defined as operating income before depreciation, amortization, goodwill, other intangible asset impairments and restructuring and other charges and certain investments in mobile product promotions. OCF is a non-GAAP financial measure and the most directly comparable GAAP measure is operating income. OCF is a metric in our bonus plan and plays a role in calculating a metric under our long term incentive plan and it is further discussed below.

During the course of 2011 the Company repurchased 41 million shares of common stock as part of its previously announced capital returns program and also announced an intention to use a further £295 million to repurchase stock. 2011 also saw the Company maintain its previously announced de-leveraging course and reduce net leverage to 3.3 times OCF at December 31, 2011 from 3.4 times OCF at December 31, 2010, driven mainly by OCF growth year-on-year.

Virgin Media’s General Compensation Approach

The Compensation Committee, or the Committee, aims to ensure that the Company’s executive compensation program:

•	is simple, flexible, effective and affordable; and
•	supports the Company’s core business strategy and the delivery of key operational and strategic goals.

To achieve this, the Committee uses a balanced mix of fixed and variable rewards and benefits which are designed to attract, motivate and retain talented people. Our incentive plan offers rewards for delivering value to our stockholders and providing market-leading levels of service to our customers. The Committee strives to provide fair and competitive base salaries coupled with an incentive design that aligns the interests of our named executive officers directly with those of our stockholders. Total compensation paid will vary with performance so that high levels of reward are only paid for high levels of performance.

The Committee also takes into account the Company’s fairly unusual circumstances as a Delaware corporation with a primary listing in the U.S. but with almost all of its employees and operations in the U.K. This means that the compensation related views and expectations of many of our stockholders are based on U.S. practices but our employees, and the labor markets in which we recruit, have expectations based on U.K. practices. There are noticeable differences in typical remuneration practices between the two countries. For instance, in the U.S., the proportion of pay at risk tends to be higher than in the U.K. In the U.K. a higher proportion of equity plans are subject to performance conditions compared with the U.S. and there is typically less use of stock options. Within the broader mix of benefits, employer pension contributions are also significantly higher in the U.K. than in the U.S. Our approach to dealing with these circumstances is to consider best practice from both the U.S. and U.K. markets.

The Company received the support of 94.8% of our stockholders for our compensation policies and the resulting actual compensation of our named executive officers in the advisory “say-on-pay” vote taken at our Annual Meeting in June 2011. Taking into consideration this strong stockholder support for our compensation policies, the Committee decided to continue with an overall approach to compensation in 2011 that was consistent with previous practice.

Key Strategic 2011 Compensation Decisions

During 2011 the decisions made by the Committee reflected our business strategy and the evolving market for executive talent, including changes in executive compensation policy best practice in the U.S. and U.K. The key decisions taken by the Committee are summarized below.

Changes to Base Salary

The Committee made changes to the base salaries of Messrs. Berkett, Barron, Buttery and Dresser primarily to reflect significant changes in their responsibilities and to bring them in line with market levels of compensation for their respective roles. The salary adjustments for Mr. Berkett and Mr. Barron were made

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in two steps, with the first adjustment being made in 2010 and the second in 2011, as outlined in the 2011 proxy filing. The salary adjustment for Mr. Buttery (who was not a named executive officer in 2010) was made on the same basis with the second adjustment taking effect in 2011.

Annual Cash Bonus

The Committee set a robust scorecard for the 2011 annual bonus plan aimed at aligning annual incentive compensation with the Company’s cash flow, growth and customer service objectives for 2011. This scorecard (which is discussed further in the section entitled “Annual Bonus” below) reflects a continuation of the three-pronged approach of aligning executive reward to delivering growth in the customer base, and by extension the annuity value of the customer base through improvements in customer tenure and profitability, as well as customer volumes, cash flow generation and improved customer experience. At the beginning of 2012, the Committee determined that the 2011 operational scorecard had been met at 94% of target and that the Qualifying Gate of £1,550 million Group Gross OCF (defined as operating income before depreciation, amortization, goodwill and other intangible asset impairments and restructuring and other charges and certain investments in mobile product promotions) had also been met.

The Committee determined that the 2012 annual bonus plan will maintain the same thematic structure as the 2011 annual bonus plan. The main changes for 2012 are designed to strengthen the alignment with stockholders’ interests by replacing the gross margin and net cable customer additions metric with a broader set of growth metrics that include Average Revenue Per User, or ARPU, net cable customer additions, reduction in cable customer disconnects, mobile product penetration into the cable customer base and Business revenue growth. The focus on generating customer virgin media advocacy through the use of Net Promoter Score, or NPS, has also been retained for the 2012 annual bonus plan, as the Committee believe that a best in class customer service and customer experience ultimately drives the acquisition of quality revenue streams and strong medium to long-term stockholder value creation. The 2012 annual bonus plan is discussed in more detail on page 40.

Long Term Incentive Plan

The Committee considered and approved the level of vesting of the restricted stock units, or RSUs, granted under the 2009-2011 Long Term Incentive Plan, or LTIP. Vesting of these awards was dependent on meeting a performance condition based on cumulative Group SCF (defined as operating income before depreciation, amortization, goodwill and other intangible asset impairments and restructuring and other charges, less fixed asset additions on an accrual basis, excluding certain additions in respect of Asset Retirement Obligations), of £2.198 billion or more for the three years ending December 31, 2011, measured on the basis described on page 42. Based on 2009-2011 Group SCF of

£2.424 billion, the Committee determined that 96.4% of the on-target award level was earned, which is equivalent to 96.4% of the maximum number of RSUs granted to each of the 2009-2011 LTIP participants, including all of the named executive officers (other than the CEO who was not a participant in the 2009-2011 LTIP).

The Committee also granted performance-related stock awards and stock options under the 2011-2013 LTIP to the named executive officers. Details of these awards are set out in “Grants of Plan-Based Awards” on page 50. The design of the LTIP for 2011 remained the same as in previous years, although two changes which provide executives with greater flexibility have been introduced.

Firstly, and as outlined in the 2011 proxy filing, the Committee approved the use of a special category of RSUs, which the Company refers to as performance shares, instead of standard RSUs for certain participants in the 2011 LTIP. Performance shares are subject to the same performance conditions and vesting schedule as a standard RSU; however, the timing of realization is within the control of the employee who must pay a nominal amount to effect settlement. This transfers greater flexibility to the participant in terms of when they realize any value. For the same reason, the Committee also approved the modification of most existing RSUs so that executives must now pay a nominal sum in order for the RSU to be realized. These are referred to as “modified RSUs”. In future, performance shares will be the principal method for granting performance-based awards, although the Committee will continue to grant RSUs where required for legal or other reasons (e.g. for US taxpayers).

Secondly, and as outlined in the 2011 proxy filing, the Joint Stock Ownership Plan, or JSOP, was offered as a voluntary alternative to executives participating in the 2011 LTIP. Under the JSOP, participating executives purchase with a trustee, at fair market value, jointly held interests in shares of the Company’s stock, which are held in a trust. This award, together with a linked award of performance shares, has an equivalent cost to, and impact on, the Company as a standard RSU, except that Company receives a payment for the award. This structure enables the executive to pay capital gains tax on a certain portion of any realized gain over a set hurdle. Participation in the JSOP was voluntary, and those who did not participate in the JSOP were eligible for a standard award under the 2011 LTIP. Mr. Berkett, Mr. O’Hare and Mr. Barron opted to participate in the JSOP under the 2011 LTIP.

Thus, while our RSUs, modified RSUs, performance shares and JSOP awards (including the linked awards) all have a more or less equivalent impact from a Company perspective, they have different U.K. tax attributes from the standpoint of our employees. We will sometimes refer to them collectively in this proxy statement as RSUs and other share equivalent interests.

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The performance criteria for RSUs and other share equivalent interests granted in connection with the LTIP in 2011 are as follows:

(i) 50% based on achievement of a cumulative Group SCF target in respect of the period from January 1, 2011 through December 31, 2013, being Group OCF less fixed asset additions on an accrual basis (excluding amounts accrued under the Asset Retirement and Environmental Obligations Topic of the FASB Accounting Standards Codification); and

(ii) 50% based on total stockholder value, or TSV, performance in respect of the period from January 1, 2011 through December 31, 2013 relative to a pre-determined performance comparator group as outlined below. TSV is commonly referred to in the United States as total shareholder return, or TSR, and measures the increase in the value of a company to its stockholders based on stock price increase plus reinvested dividends. For the senior executives that participate in the first tier of the LTIP, including the named executive officers, vesting of the Group SCF-based award at the maximum level also requires top quartile TSV performance.

Summary of Recent Governance and Best Practice Decisions

The table below outlines certain governance and best practice decisions taken by the Committee in 2011.

	ACTION	RATIONALE

Annual Cash Bonus Deferral	Introduction of the requirement to defer at least 10% of gross 2011 bonus for one year into performance shares, plus the ability to defer up to 100% of gross bonus into performance shares	To recognize and adopt recent market practice in deferring incentive pay over a longer period of time

Frequency of future advisory votes on executive compensation	Adopted annual advisory vote on executive compensation	To be responsive to stockholder preference for annual advisory votes

Stock Ownership Policy	Reviewed and amended the Company’s stock ownership policy to include 50% of the value of vested but unexercised performance shares, modified RSUs and stock options	The move from RSUs to performance shares and modified RSUs, as well as the bonus deferral change, has meant that alignment to stockholder interests is reflected both by shares held and by vested but unexercised stock awards

Compensation Committee Policy and Procedure

In making compensation decisions, the Committee considers the performance of the Company, peer group performance and the compensation paid by peers; quantitative and qualitative analysis and data provided by its advisors; an assessment of each executive officer’s role, responsibilities, performance and his or her current total package. The Committee aims to ensure that performance-based compensation is appropriately balanced between short-term cash elements and long-term equity-based compensation.

Decisions made by the Committee can be subjective and involve the use of discretion as well as the members’ own collective experience and judgment. The Committee also takes into account the views of its independent advisors.

The Committee also consults with the Company’s human resources department, the chief executive officer, or CEO, and the Chairman. For example, the Committee may invite the CEO to attend meetings to provide his recommendations on the performance and compensation of other executive officers. It may also, where appropriate, consult with other members of the Board of Directors, particularly in respect to the compensation of the CEO.

The Committee reviews its charter on an annual basis as part of a self-assessment exercise. The charter sets out the Committee’s responsibilities, which include establishing, implementing and monitoring adherence to our compensation philosophy and approving the compensation arrangements for our named executive officers.

The members of the Committee are independent within the meaning of the Nasdaq Global Select Market listing standards.

Advisors to the Committee

The Committee retains Kepler Associates, a U.K.-based compensation advisor, and Pearl Meyer & Partners LLC, a U.S.-based compensation advisor, as its joint independent advisors. Kepler Associates and Pearl Meyer & Partners or

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together, K/PM&P, act solely as joint advisors to the Committee and do not provide any other services to the Company. The Committee believes that it is important to have advisors who can provide independent specialized advice on the compensation environments in both the U.S. and the U.K. because the Company is dual listed (listed in both the U.S. and the U.K.) and conducts virtually all of its business operations in the U.K. The total fees incurred by the Company for the advisory services provided by Pearl Meyer & Partners LLC for the year 2011 were $200,985.

The Committee is also advised by the Company’s external counsel, Fried, Frank, Harris, Shriver & Jacobson (London) LLP.

During 2011, the Committee worked closely with its advisors, ensuring that best practice guidance from the advisors underpinned its deliberations and decision-making processes. K/PM&P also provided advice and feedback on the development of the Company’s compensation programs as part of the Committee’s annual strategic review.

Approach to Benchmarking Compensation

The Committee regularly considers the composition of the Company’s pay and performance comparator groups and makes adjustments, if needed. In 2011 a comprehensive review of the methodology for benchmarking executive salaries was undertaken and in 2012 K/PM&P have reported to the Committee on the results of the biennial benchmarking survey incorporating most of the outcomes from the methodology review.

The Committee uses two comparator groups to benchmark pay levels and practices in order to ensure a robust market comparison. The first group known as the Size Group is based on companies of a similar size to Virgin Media, and the second known as the Sector Group is based upon industry sector. Where a role requires specific qualities and experience, the Committee may consider narrowing or broadening the focus of the pay comparator groups to ensure it uses the appropriate context for determining pay and reward levels.

For the Size Group, the Committee adopted a standard selection approach, whereby 20 comparator companies were identified within the Financial Times Stock Exchange, or FTSE, 100 based on enterprise value ranked 10 above and 10 below Virgin Media. The Committee believes the use of enterprise value is appropriate, given our leveraged capital structure and the potentially uneven impact of improvements in capital structure on market capitalization relative to comparators. The companies in the Size Group cover a range of industry sectors, but financial services and real estate organizations are excluded (on the basis that pay structures and levels in these sectors can be very different to other sectors).

During 2011 and 2012 the Committee reviewed and re-assessed the constituents of the Size Group and made a number of changes to reflect the Company’s share price appreciation since the group was originally formulated (which has had an impact on its enterprise value). The companies constituting the Size Group in 2011 and 2012 are set out below.

For benchmarking and review purposes the group of comparator companies used by the Committee differs from those of ISS and other proxy advisors. Whilst the Committee continues to review our executive roles against the comparator group used by ISS, the Committee also believes it important to benchmark our executive roles against an alternative peer group made up of U.K. and U.S. companies similar in terms of sector and size. This is essential to ensure that our reward packages maintain their competitive position within the U.K. labour market from which we recruit and to ensure the structure of the reward package continues to be aligned to the U.K. and U.S. markets.

Size Group during 2011

Antofagasta Associated British Foods Autonomy Corp Cairn Energy Compass Group Fresnillo International Power J Sainsbury Kazakhmys Kingfisher	Marks & Spencer Pearson Rolls-Royce Severn Trent Shire Smith & Nephew Tullow Oil United Utilities WM Morrison Supermarkets WPP

Size Group during 2012

Antofagasta Associated British Foods Autonomy Corp British Sky Broadcasting Group Cairn Energy Capita ENRC Experian Fresnillo G4S	Kazakhmys Next Pearson Randgold Resources Reed Elsevier Shire Smith & Nephew United Utilities Weir Group

The Sector Group companies were selected based upon a review of competitors in the media, communications, and cable/television sector and then refined based upon business mix, competitors for executive talent and historical peer group membership.

Following the Company’s divestment of both VMtv and its share in the UKTV joint ventures, the content and predominantly advertising revenue-driven organizations within the Sector Group were no longer deemed relevant to the Company’s Sector group.

For the purposes of reviewing the CEO’s remuneration in 2012, the Sector Group was updated to include U.S. comparators to

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement  |  35

reflect the international talent pool for the role. Specifically, Charter Communications, Liberty Global, Rogers Communications Inc. and Time Warner Cable were added to the group.

Sector Group during 2011

British Sky Broadcasting Group BT Group Cable & Wireless Carphone Warehouse Colt Telecom Group Computacenter	Daily Mail and General Trust Inmarsat ITV United Business Media Vodafone Group Yell Group

Sector Group during 2012

British Sky Broadcasting Group BT Group Cable & Wireless Carphone Warehouse Colt Telecom Group	Computacenter Inmarsat TalkTalk Vodafone Group Yell Group
For CEO only also includes :

Charter Communications Liberty Global	Rogers Communications Inc. Time Warner Cable

The Committee reviews market median, upper and lower quartile pay levels for the comparator groups to understand the range of opportunity in the market for on-target, superior and below target performance. Wherever appropriate, comparator company data was adjusted to take into account the relationship between executive pay and company size.

Key changes to the compensation of our named executive officers

Our named executive officers are:

•	our Chief Executive Officer (Neil Berkett);

•	our Chief Financial Officer (Eamonn O’Hare);

•	our Chief Operating Officer (Andrew Barron);

•	our Chief Customer, Technology and Networks Officer (Paul Buttery); and

•	our General Counsel (Scott Dresser).

The key changes to the compensation of our named executive officers during 2011 (other than changes of more general applicability which are discussed below) are as follows:

Mr. Berkett

As disclosed in 2011, Mr. Berkett’s base salary increased from £650,000 to £750,000 on January 1, 2011, as the second part of a two step process, to reflect his increased responsibilities. Mr. Berkett has reduced his pension contribution to £50,000 for the 2011-2012 U.K. tax year as a result of the reduction in the annual allowance for pension contributions permitted by the U.K. tax authorities. He receives the balance of his former pension benefit as a cash allowance.

Mr. O’Hare

Mr. O’Hare has reduced his pension contribution to £50,000 for the 2011-2012 U.K. tax year as a result of the reduction in the annual allowance for pension contributions permitted by the U.K. tax authorities. He receives the balance of his former pension benefit as a cash allowance.

Mr. Barron

As disclosed in 2011, Mr. Barron’s base salary increased from £400,000 to £430,000 in 2011 as the second part of a two step process to bring it in line with market competitive levels. Mr. Barron has reduced his pension contribution to £50,000 for the 2011-2012 U.K. tax year as a result of the reduction in the annual allowance for pension contributions permitted by the U.K. tax authorities. He receives the balance of his former pension benefit as a cash allowance.

Mr. Barron also vested in 65,805 shares of restricted stock, out of a grant of 75,000 shares, based on satisfaction of certain performance conditions in 2011 relating to the launch of TiVo and related TV product development, growing the customer base, increasing quad-play penetration and increasing Virgin Media Business data revenues.

Mr. Buttery

Mr. Buttery’s base pay was increased from £330,000 to £375,000 in 2011 to reflect his increased responsibilities and remit following the enhancement of his responsibilities to include those of the Chief Information Officer, and to bring it in line with market competitive levels. Mr. Buttery has reduced his pension contribution to £50,000 for the 2011-2012 U.K. tax year as a result of the reduction in the annual allowance for pension contributions permitted by the U.K. tax authorities. He receives the balance of his former pension benefit as a cash allowance.

Mr. Dresser

Mr. Dresser’s compensation changes in 2011 are primarily a result of his promotion to the role of General Counsel and a serving member on the Company’s general executive committee, and also reflect localizing his terms and conditions of employment from an expatriate contract to a U.K. contract. The changes to his compensation are outlined below:

•	Base salary increased from £215,000 per annum to £300,000 per annum.

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•	On-target bonus percentage increased from 50% of salary to 75% of salary.

•	Car allowance increased from £10,800 per annum to £12,500 per annum.

•

Company provided pension benefit increased from £7,400 per annum to £45,000 per annum. Mr. Dresser is entitled to participate in U.K. pension arrangements as well as contributing to his Section 401(k) plan.

•	Mr. Dresser received a one-time grant of 150,000 stock options at a strike price of $26.79 which vest at a rate of 20% per annum over 5 years, subject to the satisfaction of personal performance conditions set annually by the Committee. Although this grant vests over five years, the full grant date fair value is included in the Summary Compensation Table for 2011.

•	U.S. tax equalization was removed for all compensation earned from January 1, 2011 onwards.

•	A one-time payment of £60,000 was made to compensate Mr. Dresser as a resettlement allowance.

•	Mr. Dresser received the amount of £12,852 in housing allowance covering a transitional period through March 31, 2011.

Elements of Compensation

The Company seeks to achieve its reward objectives through a combination of five core compensation elements: base salary; performance-based annual cash bonus; periodic grants of option-based equity awards; periodic grants of share-based equity awards subject to performance conditions; and other benefits and retirement plans. The following table illustrates how each element of compensation is related to the Company’s objectives:

			Reward for Performance		Alignment with Stockholder Interests
Compensation Element	Attract	Retain	Short- Term	Long-Term
Base salary	X	X

Performance-related annual cash bonus	X	X	X		X

Option-based Equity awards	X	X		X	X

Share-based Equity awards	X	X		X	X

Benefits/retirement plans	X	X

The base salary, retirement plans and benefits elements provide a minimum level of compensation which enables the Company to attract and retain experienced, well-qualified executives.

The performance-related annual cash bonus is designed to reward the achievement of annual goals central to the financial success of the business and creation of stockholder value in the short and medium term. In addition, 10% of any bonus payable to the named executive officers is compulsorily deferred into RSUs and other share equivalent interests and vests on the first anniversary of the date of grant. The named executive officers may defer a greater amount of their bonus if they wish. This deferral policy further aligns our senior executives’ interests with those of stockholders and accelerates compliance with the Company’s stock ownership policy.

In 2011, our senior executive compensation was linked approximately 50% to continued employment (i.e. fixed pay, pension, time vested options and shares) and 50% to performance (i.e. variable pay based upon specified performance goals, including the annual bonus and performance-based RSUs and other share equivalent interests).

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The charts below set out the mix of fixed and variable pay received by our named executive officers and the mix of cash and equity-based pay. Fixed pay comprises salary and benefits (being pension, car allowance, life insurance, health insurance, health screening and dental insurance). Variable pay comprises bonuses, RSUs and other share equivalent interests and stock options.

Base Salary

The objective of the base salary is two-fold: to attract high caliber executives and to provide fixed compensation commensurate with their responsibilities, experience, value to the organization and internal pay relativity. The Company’s policy is that consistent performers should be compensated at the median level for base salary.

Each of the named executive officers is party to an employment agreement which provides for a specified base salary. That base salary is generally reviewed annually and serves as the baseline from which the calculations of other elements of compensation are made (e.g. annual cash bonus, pension and LTIP). The Committee may approve changes to an executive’s base salary under special circumstances or where there has been a significant shift in the executive’s duties.

Where an executive’s existing salary is materially below the median, the Committee may decide to close this gap across a number of salary increases over time, rather than a single larger increase.

The base salary for each of the named executive officers is disclosed in the “Summary Compensation Table” on page 47.

Annual Bonus

Structure of the Annual Bonus

The Company operates an annual bonus plan which rewards the named executive officers if both they and the Company achieve specific quantitative and qualitative goals. These goals are designed to drive appropriate financial and operational performance to increase stockholder value in the short and medium term. This is underpinned by our belief that the actions of the executive officers have a direct influence on the achievement of the Company’s strategy, and consequently, a larger proportion of their total compensation should be variable and based upon the Company’s performance than for other employees.

The annual bonus plan has three elements; (a) a target percentage of base salary based on the individual’s role; (b) an operational scorecard; and (c) a personal performance multiplier. The personal performance multiplier reflects the Committee’s objective of creating a high-performing organization through the assessment of both what is achieved and how it is achieved. The on-target

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bonus potential is agreed as part of each named executive officer’s employment agreement and is a target percentage of the executive base salary. For our named executive officers, the target percentages range from 75% to 100% of base salary depending on their position.

Individual performance is evaluated on a scale of one to six, which results in a personal bonus multiplier of zero to 1.5 times, with an adjustment factor of 1.0 times being set at a performance level of four. The bonus achieved through Company-wide and divisional performance is then multiplied by the personal bonus multiplier.

Bonuses are based upon performance over the calendar year and are generally paid in March of the following year, after completion of the audit of the Company’s annual financial statements. Payments under the 2011 Bonus Plan were made to the named executive officers in March 2012.

In order to enhance alignment of our executives’ interests with those of stockholders, at least 10% of any bonus payable to a named executive officer in March 2012 was deferred for twelve months and paid in the form of RSUs and other share equivalent interests (with no further performance conditions). The grant date of these RSUs and other share equivalent interests is the date on which the bonus is paid and the vesting date is the first year anniversary of the grant date. Executives may choose to defer a greater amount than 10% and up to 100% of their bonus into RSUs and other share equivalent interests.

2011 Annual Bonus Plan

For the 2011 Bonus Plan the operational scorecard payout as a percentage of the target payout ranged from 0% for threshold performance, 100% for on-target performance and up to 200% for stretch performance. The personal performance multiplier ranged from 0% to 150%. Thus for outstanding performance, an executive with an on-target bonus of 75% of base salary, who was rated at the highest level for the personal performance multiplier and assuming stretch organizational achievement at 200% of the operational scorecard, had the potential to receive a bonus of 225% of base salary.

An initial financial target known as the Qualifying Gate had to be achieved or exceeded before any bonuses became payable. The Qualifying Gate was Group Gross OCF of £1,550 million. Group Gross OCF is a non-GAAP financial measure and is based on operating income before depreciation, amortization, goodwill and other intangible asset impairments and restructuring and other charges and excluding certain investments in mobile product promotions.

Once the Qualifying Gate has been met, a balanced performance scorecard which included both financial and operating metrics is applied. The performance metrics and their relative weightings were:

40%	Group Gross OCF (as defined above)
20%	Gross GM (which is Gross Margin excluding the same investments in mobile product promotions excluded from Group Gross OCF)
20%	Net cable customer additions
20%	Blended Net Promoter® Score, or NPS. NPS is a widely used customer satisfaction metric which measures customer advocacy and the quality of service provided to customers by surveying the propensity of customers to recommend the Company based on general impressions or their experience in a particular transaction.

Group Gross OCF and Gross GM differ from our historical metrics of Group OCF and Gross Margin in order to reflect a Board approved special program relating to mobile product promotion. The amount added back to Group OCF to reflect this program was £38.1 million and the amount added back to the Gross Margin calculation was £29.3 million.

Group Gross OCF was given the greatest weighting (through the Qualifying Gate and the Group Gross OCF component) because it is critical to the Company’s success in delivering operational and financial improvements while managing a leveraged capital structure.

For each measure, the Committee set an on-target requirement (at which 100% of bonus would be payable for that measure) having considered, amongst other factors, the Company’s annual financial budget, its business plan and historical and current performance trends. The Committee also set a stretch target at which 200% of bonus would be payable for that measure and a minimum target at which 50% of the bonus for that measure would be payable. If the minimum target was not achieved for a particular measure, no bonus percentage would be earned in respect of that measure. Percentage payments rose on a linear basis between the minimum target and on-target requirement and between the on-target requirement and the stretch target. The Committee regarded the target level performance requirements as challenging but achievable.

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Performance against these measures for 2011 is outlined below:

Metric	Result
Qualifying Gate	Exceeded the Qualifying Gate

Group Gross OCF	Achieved Group Gross OCF of £1,628.6m: Exceeded on-target payout by 9.6%

Gross GM	Achieved Gross GM of £2,793.5m: Fell short of on-target performance by 2.8%

Blended NPS	Exceeded on-target payout by 7.1%

Net Cable Customer Additions	Did not meet minimum payout level

Final result	Operational scorecard outcome of 94.0%

Bonuses awarded to the named executive officers (which are set out in the Summary Compensation Table on page 47) depended upon their salary at December 31, 2011, on-target bonus percentage, the results of the operational scorecard (which was 94.0% of on-target for all participants), and the personal performance multiplier reflecting the assessment of their individual performance.

The Committee reviewed and approved the personal performance multiplier for each named executive officer, taking into account both what had been delivered based on the executive’s individual objectives and how it was delivered. The Committee also reviewed the effectiveness of the executive team as a whole when reviewing personal ratings and evaluated these against the wider distribution of ratings across the executive group and the performance of the Company over the period.

The table below sets out the on-target bonus percentage for each named executive officer, their performance rating and their resulting personal adjustment factor for the 2011 calendar year.

Name	On-target Bonus %	2011 Personal Rating and Adjustment Factor (1 to 6 scale)
Mr. Berkett	100%	4 (1.00 x)

Mr. O’Hare	100%	4 (1.00 x)

Mr. Barron	75%	4 (1.00 x)

Mr. Buttery	75%	5 (1.25 x)

Mr. Dresser	75%	4 (1.00 x)

2012 Annual Bonus Plan

The Committee has reviewed the bonus plan structure to ensure it continues to be appropriate from risk management, alignment to business strategy and motivational perspectives. The Committee maintained the focus on OCF Growth and NPS and customer growth related metrics.

The targets for the 2012 annual bonus plan are:

•	Group OCF (40%)—Delivery of Group OCF target (as defined above) in the current year.

•	Blended NPS (20%)—Delivery of customer advocacy split between transactional NPS (80%) and relationship NPS (20%)

•

Growth (40%)—selection of metrics that incentivize growth in the value of the consumer cable customer base including ARPU, net cable customer additions, reduction in cable customer disconnections, increase in mobile product penetration into the cable base and the growth in Business revenues.

The Qualifying Gate of Group OCF has been retained at 95% of budget. The personal performance element under the 2012 Bonus Plan remains unchanged with an adjustment factor of 0% to 150% used to recognize low to high individual performance levels.

Equity-based Awards

Long Term Incentive Plan

The purpose of the LTIP is to:

•	ensure senior managers deliver strong multi-year business performance;

•	foster stock ownership;

•	promote retention of critical leadership, as well as individuals with valuable technical competence and experience; and

•	align the interests of management and stockholders.

Under the LTIP, the Committee may grant stock options and performance-based awards, in the form of RSUs or other share equivalent interests.

By awarding a mix of stock options and RSUs or other share equivalent interests, the LTIP is designed to provide senior executives with value built up over time as the price of the Company’s common stock is influenced by increased performance. It also acts as a retention tool by encouraging executives to remain employed with the Company until their stock options and performance-based awards vest.

LTIP awards have been granted in each of the last seven years. The value of LTIP awards rises or falls in line with the stock price. For example, the RSUs in the 2009 LTIP had significantly more value at the time of vesting in 2012 than the target at the time of grant in 2009, based on the percentage increase in stock price over the period and performance achievement at 96.4% of on-target.

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LTIP awards are granted on the date on which the Committee approves the LTIP for that year, or, in the event of a late entrant, the date on which their entry into the LTIP is approved by the Committee (or appropriate delegated authority).

The Committee has authorized the Company’s senior management to grant performance based equity joining awards totalling an annual aggregate of up to £500,000 of fair value to new hires with salaries below £230,000 (and therefore below the threshold whereby the Committee customarily would consider the new hire’s compensation package on an overall basis), subject to no individual award exceeding £75,000 in fair value at the time that the new hire’s employment agreement is finalized. Management has the authority to give final approval to individual grants that exceed the £75,000 threshold by up to 10% so long as the grant is within the £75,000 cap at the time that the new hire’s employment agreement is finalized and the variance occurs as a result of price fluctuations between that date and the grant date. Management has exercised this authority on several occasions.

In December 2011, senior management was authorized to make enhanced LTIP equity awards to up to fifteen executives in certain business critical roles in order to motivate and retain those executives for 2012 and beyond. Management has not yet exercised this authority.

2011 LTIP

The Committee approved the 2011 LTIP in January 2011. LTIP participation is subject to a tiered system whereby certain individuals, in particular those in the most strategically important roles, are incentivized by a higher maximum reward opportunity. This is in line with the growing trend within U.K. companies to differentiate LTIP awards by level. All of the named executive officers participate in the higher tier, with the Chief Executive Officer being granted twice this higher tier amount. The number of RSUs and other share equivalent interests and stock options awarded is a function of base salary, and consequently the Company adopts a face value methodology for determining the size of the grant, which is more consistent with U.K. practice.

The awards granted to named executive officers in 2011 are set out in “Grants of Plan-Based Awards” on page 50.

Performance Criteria

The performance criteria for RSUs and other share equivalent interests are as follows:

(i)	50% based on TSV performance in respect of the period from January 1, 2011 through December 31, 2013 relative to a pre-determined performance comparator group as outlined below. and

(ii)	50% based on achievement of a cumulative Group SCF target in respect of the period from January 1, 2011 through December 31, 2013, defined as Group OCF less fixed asset additions on an accrual basis (excluding amounts accrued under the Asset Retirement and Environmental Obligations Topic of the FASB Accounting Standards Codification) and taking into account Board-approved special expenditures such as those described below. For the senior executives that participate in the first tier of the LTIP, including the named executive officers, vesting of the Group SCF-based award at the maximum level also requires top quartile TSV performance.

Performance Comparator Group for TSV

The performance comparator group comprises companies which the Committee views as competitors in the same markets as the Company for capital or customers; which demonstrate a high level of comparability with the Company’s business model, including the provision of quad-play services; which current or prospective stockholders, external organizations such as analysts and proxy advisors would consider as comparators for the Company and which operate in the U.K., European or North American environments. While the Company’s pay comparator groups include U.K. companies to match our operations and employee base, the performance comparator group is designed to also match the more global set of companies that are the Company’s competitors for capital.

The primary performance comparator group comprises;

AT&T Inc.	British Sky Broadcasting Group
BT Group	Cablevision Systems Corporation
Carphone Warehouse	Comcast Corporation
DISH Network Corporation	France Telecom
Liberty Global Inc	Rogers Communication Inc
Verizon Communications Inc

The Committee also identified a secondary group of companies to provide a reserve list should there be any major activity resulting in de-listing of any of the primary performance group organizations. K/PM&P undertook an analysis on behalf of the Committee and confirmed that there was no bias in the selection of the performance and pay comparator groups.

TSV target

For TSV over the three years ending December 31, 2013, the vesting level as a percent of base salary at the grant date is dependent upon the Company’s TSV performance relative to the comparator group, as follows:

•	If Virgin Media is ranked between 12 and 10 (i.e. the lowest quartile), none of the RSUs and other share equivalent interests will vest;

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•

If Virgin Media is ranked between 9 and 7 (i.e. the third quartile), RSUs and other share equivalent interests with a grant date face value of between 6.25% to 20.75% of base salary (12.5% and 41.25% for the CEO) will vest;

•

If Virgin Media is ranked between 6 and 4 (i.e. the second quartile), RSUs and other share equivalent interests with a grant date face value of between 25% to 45% of base salary (50% and 90% for the CEO) will vest; and

•

If Virgin Media is ranked between 1 and 3 (i.e. the top quartile), RSUs and other share equivalent interests with a grant date face value of between 55% and 75% of base salary (110% and 150% for the CEO) will vest.

The Committee retains discretion to determine the exact level of vesting within each of these quartiles, based upon the relationships between the organizations within the quartile as reflected through a straight line vesting analysis. If, however, the Company’s TSV is negative, the number of RSUs and other share equivalent interests subject to the TSV performance condition that will vest will be reduced by half.

SCF target

For cumulative Group SCF for the three years ending December 31, 2013, targets were designed to be challenging and are based on our long range financial plan approved by the Board. Targets were set at anchor points for the minimum and maximum performance levels for executive officers as follows:

•

Minimum level: RSUs and other share equivalent interests with a grant date face value of 12.5% of the participant’s base salary (25% for the CEO) will vest upon achievement of a minimum Group SCF level.; and

•

Maximum level: RSUs and other share equivalent interests with a grant date face value of 75% of the participant’s base salary (150% for the CEO) will vest upon achievement of the specified maximum Group SCF target as determined by the Company’s 2011 – 2013 business plan and, in addition, the Company’s TSV performance ranking in the first quartile. If the Company’s TSV performance is not in the first quartile, the maximum level of vesting based on achievement of the maximum Group SCF target is 50% of the participant’s base salary (100% for the CEO).

2010—2012 LTIP and 2012—2014 LTIP

The 2010-2012 Long Term Incentive Plan, or 2010 LTIP, and the 2012-2014 Long Term Incentive Plan, or 2012 LTIP, design is identical to that of the 2011 LTIP, although for the 2010 and 2012 LTIPs the JSOP construct (which is described on page 33 above) was not offered to executives. All the named executive officers participate in the 2010 and 2012 LTIPs.

2009 LTIP Vesting

RSUs granted under the 2009-2011 LTIP vested to the extent a performance condition based on cumulative Group SCF of £2.198 billion or more for the three years ending December 31, 2011, calculated on the basis described below, was met. Based on 2009-2011 Group SCF of £2.424 billion, the Committee determined that 96.4% of the on-target award level was earned, which is equivalent to 96.4% of the maximum number of RSUs granted to each of the 2009-2011 LTIP participants. As discussed on page 33, these RSUs (except for those awarded to US persons) have been modified and will only be realized on payment of a nominal exercise price.

The table below sets out the number of RSUs which vested at each Group SCF level.

Number of RSUs vesting	Group SCF achieved £ millions
100.0%	2,442.2

96.4%	2,424.4

75.0%	2,320.1

50.0%	2,198.0

SCF Calculations under 2009, 2010 and 2011 LTIPs

In 2011, the Company settled a dispute with Her Majesty’s Revenue & Customs, or HMRC, the U.K. tax authority, in relation to VAT, and treated part of the settlement (totaling £77.6 million in cash) as other income. As a result, these cash proceeds were not included in Group OCF or SCF although they comprise actual cash flow resulting from management’s performance. Consequently, the Committee determined that, as a matter of fairness, this cash should be taken into account in determining achievement of SCF targets under the relevant LTIPs.

The Committee also concluded, however, that part of this amount was related to the Company's decision to restructure certain of its going forward activities in 2012, 2013 and 2014. The Committee therefore determined to credit only £38.9 million of the funds towards the achievement of 2011 SCF targets for purposes of the 2009 and subsequent LTIPs and to allocate a part of the remaining amount towards achievement of the 2012 and 2013 SCF targets.

In 2011, the Board also approved a special capital investment to accelerate the roll-out of TiVo set-top boxes. This amount, which reduced SCF on an equivalent basis, had not been contemplated in setting the Company’s 2011 SCF targets for the purpose of the 2011 LTIP. The accelerated TiVo investment, which was made in the second half of 2011, is expected to generate a return on investment in 2012 to 2014. For the purpose of calculating the 2011 SCF targets on a basis consistent with this Board-approved special investment, the Committee therefore deducted £16.9 million to reflect the incremental TiVo spend during 2011. Accordingly, the original threshold target for the 2009 LTIP was revised from £2.213 billion to £2.198 billion and the vesting target was revised from £2.459 billion to £2.442 billion.

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Conversely, the SCF targets for 2012 and 2013 have been increased, and the targets for 2014 have been set, on a basis that takes into account the return on this investment.

Our Board has further approved special strategic investments in 2012 relating to the doubling of our broadband speeds. This special capital investment was not contemplated in the long-range plans that formed the basis for our 2010 and 2011 LTIP SCF targets for 2012 and 2013. The SCF targets for those years within our 2010 and 2011 LTIPs now reflect these special investments, after taking into account estimates of potential additional returns that we would expect these investments to generate in the relevant periods. The Committee views these special investments, which are outside of the normal range of the Company’s capital expenditure guidelines, to be unusual events which could distort the intent of the LTIP awards if their impacts on SCF are not appropriately reflected.

Comparable Board-approved special expenditures will continue to be taken into account in measuring SCF performance in future years.

Other Stock Awards

The award of performance and time based stock awards (including RSUs and other share equivalent interests) to individual executives outside of the LTIP is based on a number of factors, including, but not limited to, the need for sign-on awards to attract prospective new hires, the relative job scope, retention concerns, contribution and performance achievements made during the prior year for existing executives as well as the number of shares held by new hires. Except in unusual circumstances, such as compensating a new executive for forfeited awards at his prior employer, awards of RSUs and other share equivalent interests are performance-based. The Company has also in the past made some awards of restricted stock. This practice has been discontinued and only one participant continues to hold restricted stock as at April 18, 2012. The Company may also provide equity awards to serve as a special incentive or linked to the promotion of an executive. In approving the equity awarded to a new executive, the Committee examines the current and future compensation and benefits the prospective executive would likely forgo by joining the Company, as well as internal pay equity. In addition, in order to balance short-term recruitment needs with the desire to align executive incentives with longer-term stockholder interests, the Committee examines the mix between stock options and RSUs and other share equivalent interests, some of which are performance-based and some of which may vest over time. In considering the level and form of equity award to approve for an existing executive upon a promotion, the Committee reviews the executive’s existing equity awards, the awards held by other executives at that level, the value of the total package against the external market, as well as the scope of the new role. No named executive officers received new individual stock awards in 2011.

Other Stock Options

The Committee has also awarded stock options to certain of the named executive officers upon commencement of employment with the Company, or on promotion, including our Chief Financial Officer and our General Counsel. These stock option awards vest over different time periods and may be subject to performance conditions, unlike stock options awarded under the LTIP which vest over time. Because the exercise price of the options is set equal to the mid-market price on the date of grant, there is a built-in incentive to take steps and actions to improve the Company’s stock price. While the Committee prefers to use a mix of stock-based incentive compensation to align management incentives with the realization of long-term stockholder value, it has, in particular, made initial stock option awards that vest over time to address the forfeiture of existing packages of senior executive recruits and induce them to join and remain with the Company over the vesting period. In the event of a resignation or a termination of employment, some of the unvested options may lapse, depending upon the circumstances. During 2011 Mr. Dresser was awarded 150,000 stock options to reflect his increased responsibilities upon his promotion from January 1, 2011 to General Counsel. Further details of these options are set out in “Grant of Plan-Based Awards” on page 50.

Change of Control and Severance Terms

The Company has a continual aim of attracting and retaining executive talent. By including change in control and severance term provisions in its executive employment agreements, the Company believes this will ensure that its named executive officers are incentivized to achieve the greatest possible return for the Company’s stockholders, even if circumstances that produce value for stockholders might lead to an executive’s termination or a change of control of the Company that would otherwise be contrary to that executive’s personal interest.

The employment agreements with the named executive officers provide for severance payments and benefits in amounts which have been deemed appropriate by the Committee. The amounts take into account the time it is expected to take a separated employee to find alternative employment, as well as market practice in the U.S. (i.e. S&P 500 companies) and the U.K. (i.e. FTSE 100 companies).

The Company has sought to strike a balance between the different approaches in the U.S. and U.K. markets in the structure of contracts and severance.

The Company’s general practice in respect of its named executive officer contracts (other than the CEO) is summarized below:

•	Employment contracts are for an indefinite term with a notice period by both parties of up to 12 months.

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•

Contracts may be terminated by either party giving notice. The executive may be required to work during this period or the Company may make a payment in lieu of notice. The Company generally pays all accrued contractual benefits at termination for the duration of the notice period not worked. The Company also reserves the right to cease the payment in lieu of notice if the executive finds alternative employment.

•	Where the role is no longer required in the organization, redundancy is paid as per the applicable Company policy, in addition to payment in lieu of notice.

•

A change of control does not trigger a payment unless, within twelve months, the executive is terminated without cause or resigns for good reason. However, legacy options granted prior to 2010 (but not RSUs or other share equivalent interests) generally accelerate on a change of control.

Our Chief Executive Officer has a legacy contract whose terms are described below (see “Summary of Non-Equity Compensation Terms of Employment Agreements” on page 57). The aggregate benefits on severance or a change of control are not materially superior (and in some cases are inferior) to those described above, but the method of calculation is different.

The Company’s employment agreements with senior executives contain provisions which upon their termination prohibit those executives from competing with the Company or soliciting the Company’s employees or customers, typically for at least one year. These provisions protect the Company from any such actions by ensuring that in order to receive termination benefits, the executive must adhere to the agreement.

Information regarding applicable payments under individual agreements for the named executive officers is provided under the heading “Potential Payments Upon Termination or Change of Control”.

Other Benefits and Retirement Plans

The provision of benefits to our named executive officers provides a framework of support to manage their health as well as the opportunity for long-term financial savings (including private medical cover for the executive and their family, dental cover, life assurance, limited term income protection insurance, accident insurance, car allowance, and contributory pension opportunities).

We believe that the level of benefits provided to our U.K. named executive officers is comparable to executives at a similar level at other U.K. listed organizations across the FTSE 100 based on publicly available research reports undertaken by Mercer and Towers Watson (global human capital consultancies).

Defined contribution and 401(k) Benefits

The Company makes cash contributions (referred to in the U.K. as “pension contributions”) in respect of pension. Historically, these contributions were up to 20% of base salary for Mr. Berkett and Mr. O’Hare and, subject to a 5% employee contribution, 15% of base salary for Mr. Barron, Mr. Buttery and Mr. Dresser. The Company believes that the contribution into a defined contribution scheme of up to 20% for Mr. Berkett is consistent with the chief executive officer role at other companies in the U.K. of comparable size across the FTSE 100 based on reports available from Mercer and Towers Watson. For Mr. O’Hare, a contribution of 20% into a defined contribution scheme was considered appropriate in recognition of his transition from a defined benefit arrangement with his previous employer to a defined contribution arrangement.

HMRC, the U.K. tax authority, determined that from April 2011, the annual allowance for pension contributions, or Annual Allowance, would be reduced from £255,000 per year to £50,000 per year. The Annual Allowance is the cap under which pension contributions receive tax relief at the highest marginal rate. The Committee determined to provide each of the affected senior executives, including Messrs. Berkett, O’Hare, Barron, Buttery and Dresser with the ability to elect to receive a cash supplement in lieu of employer contributions foregone for any employer pension contribution amount that would otherwise take that employee above the £50,000 Annual Allowance cap.

Perquisites and Other Benefits

Our named executive officers receive various benefits from the Company. Some of these are received by all other employees and so are not considered to be a “perquisite” or “personal benefit” according to SEC rules, and so do not appear in the Summary Compensation Table under the All Other Compensation column. Other benefits are the same product as offered to all other employees, but the Company (rather than the employee) pays for them on behalf of our named executive officers. These benefits are considered “perquisites” or “personal benefits” according to SEC rules and are also reflected in the Summary Compensation Table under All Other Compensation but are separately identified in footnotes as perquisites and other benefits. Finally, there are benefits offered to our named executive officers which are not offered to all other employees. These last kinds of benefits are also considered “perquisites” or “personal benefits”. They are also reflected in the Summary Compensation Table under All Other Compensation but are separately identified in footnotes as perquisites and other benefits. See “Summary Compensation Table”.

The Committee’s philosophy is to provide competitive perquisites and other benefits, but this compensation element is a smaller component of the total program which emphasizes value for stockholders. The various benefits include medical, dental and life assurance (which in the case of expatriates are pursuant to an international health plan) and car allowances. The named executive officers may also benefit from the following generic benefits that are made available to all employees: an employee

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assistance program for counseling and support; our eye care scheme covering eye tests; staff discounts; the ability to participate in our childcare voucher scheme; and assistance with a seasonal rail ticket. The mix of benefits provided is considered to be competitive when compared to similarly-sized companies in the U.K. and we believe them to be in line with perquisites offered by comparable companies in the U.K.

Other Compensation Policies

Stock Ownership

The Company believes that long-term equity ownership by executives helps reinforce our focus on growing stockholder value. The Company has accordingly adopted a stock ownership policy for senior executives which requires our senior executives to retain a minimum of 50% of net vested restricted stock (including RSUs and other share equivalent interests) and 50% of the net stock realized on exercise of stock options (in each case net of stock sold to pay income tax and U.K. social security contributions and, in the case of stock options, net of stock sold to pay the exercise price) until the relevant equity ownership level has been reached.

An individual's equity ownership level is determined on the basis of a multiple of base salary: our CEO is subject to a multiple of three times base salary; our senior executive officers (including Messrs. O'Hare, Barron, Buttery and Dresser) are subject to a multiple of two times base salary; and certain other senior executives are subject to a multiple of one times base salary. Executives on “gardening leave” are not bound by the policy.

Equity that counts toward satisfaction of the policy includes; fully vested stock acquired pursuant to the Company’s stock incentive plans; open market purchases; 50% of the intrinsic value of vested RSUs and other share equivalent interests; 50% of the intrinsic value of vested stock options; and 50% of the value of any RSUs and other share equivalent interests awarded as a result of deferring a portion of an annual bonus payment.

Anti-Hedging / Derivatives

The Company wants the interests of its executives to be aligned with those of its stockholders. Hedging and other monetization transactions, such as zero-cost collars and forward sale contracts, allow an investor to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the investor to continue to own the covered securities, but without the full risks and rewards of ownership. Other derivative transactions, such as short selling, buying and selling options, and spread bets permit speculation in the Company's securities without ownership of the underlying stock or debt. The Company has a policy prohibiting its executives (and other employees) from engaging in hedging and other derivatives transactions involving the Company's stock or debt, barring special circumstances which must be approved by the office of the General Counsel.

Limits on Tax Deductibility

Section 162(m) of the Internal Revenue Code prohibits the Company from deducting compensation in excess of $1 million paid to certain employees, generally its chief executive officer and its three other most highly compensated executive officers (excluding the chief financial officer), unless that compensation qualifies as performance-based compensation. We no longer have any executive officers on a U.S. payroll for whom this provision is relevant.

Compensation Recovery / “Clawbacks”

A clawback arrangement exists within executive contracts to enable the Company to recover payments to executives in the event of financial restatements which result from their gross negligence, fraud or other misconduct. This mechanism provides needed checks and balances to ensure our named executive officers do not benefit from excessive risk-taking and also permits the Committee to recoup bonuses or awards paid if an executive’s gross negligence, fraud or other misconduct contributed to a financial restatement that would have resulted in a lower bonus payment or award. Separately, Sarbanes-Oxley clawback provisions also apply to our CEO and Chief Financial Officer. When final regulations are issued under the clawback provisions specified in the Dodd-Frank Act, the Company will revisit its compensation recovery policy and/or the executive contracts to ensure compliance with the Dodd-Frank Act.

Risk Assessment Overview

As part of its oversight of the Company’s executive compensation program, the Committee considers the Company’s employee compensation programs generally and the impact of the Company’s executive compensation policies and practices on the Company’s risk profile, including the impact of the incentive plans and awards that the Committee administers. In particular, the Committee has incorporated the following features into all employee compensation schemes:

•	Annual review of performance and inflationary pay reviews and biennial reviews of market benchmarks for pay;

•	Use of specific measures to assess the criteria for the annual bonus plan and other more regular incentive schemes; and

•	Annual review of individual performance measures, ratings and the annual bonus plan personal adjustment factor.

With respect to the Company’s executives, the Committee has incorporated the following features into the executive compensation program to mitigate risk:

•	Balanced mix of short- and long-term incentives, including both cash and stock incentive awards;

•	Alignment of goals with short- and long-range business plans;

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement  |  45

•	Use of multiple goals to balance financial, stock and individual performance, with a focus on generating cash flow;

•	Ability for the Committee to apply negative discretion and reduce incentive awards below a formula-driven level;

•	Adoption of a clawback policy and stock ownership guidelines for executives;

•	Balanced mix of equity-based incentive vehicles to focus on sustained value and stock price appreciation; and

•	Emphasis on equity-based incentive vehicles to provide strong alignment with stockholders.

As part of the Committee’s annual review process, management and the Committee undertake a risk review of the Company’s compensation profile to ensure that the Company’s compensation practices do not present or generate unnecessary or undue risk to the business in terms of incentivizing risky behavior or an unbalanced short-termist approach.

As part of both the 2011 and 2012 review, the Committee was satisfied that the Company’s compensation practices and environment represented a low risk.

46  |  Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

2011 Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal years ended December 31, 2009, 2010 and 2011 as applicable. Messers. Buttery and Dresser first qualified as named executive officers in 2011. See “Summary of Non-Equity Compensation Terms of Employment Agreements” for a narrative description of the compensation provisions of the employment agreements with the named executive officers. Our named executive officers are our chief executive officer, our chief financial officer and our three most-highly compensated executive officers for the year ended December 31, 2011.

It should be noted in reviewing the table below that the amounts included under the column headings “Stock Awards” and “Option Awards” represent the grant date fair value of stock awards and option awards, respectively, as computed in accordance with FASB ASC Topic 718. These amounts do not necessarily reflect the current market value or the market value at the grant date. Also, many of the equity awards are subject to performance conditions in whole or in part and consequently may not actually be received by the named executive officer. Assumptions used in the calculation of stock award and option award amounts are included in note 10 to our audited financial statements for the fiscal year ended December 31, 2011, included in our Annual Report on Form 10-K filed with the SEC on February 21, 2012.

Unless otherwise noted, all amounts in this table that originated in pounds sterling in respect of 2011 have been translated into U.S. dollars at a rate of $1.6044 which is the average exchange rate for the year ended December 31, 2011 used by Virgin Media Inc. in its audited financial statements, in respect of 2010 have been translated into U.S. dollars at a rate of $1.5464 per £1.00 and in respect of 2009 have been translated into U.S. dollars at a rate of $1.5653 per £1.00.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement  |  47

Summary Compensation Table

Name and Principal Position (a)	Year (b)		Salary (c)		Bonus (d)		Stock Awards (e) (1)

Neil Berkett Chief Executive Officer	2011 2010 2009	$ $ $	1,203,300 966,500 860,915		— — —	$ $ $	2,537,586 2,291,529 3,480,000	(4)

Eamonn O'Hare Chief Financial Officer	2011 2010 2009	$ $ $	786,156 763,566 154,388		— — —	$ $ $	828,954 934,019 3,937,848	(7)

Andrew Barron Chief Operating Officer	2011 2010 2009	$ $ $	677,859 591,498 516,549	(11)	— — —	$ $ $	676,692 629,034 1,341,892	(12)

Paul Buttery Chief Customer, Technology and Networks Officer	2011 2010 2009		$583,601 — —	(15)	— — —		$558,270 — —	(16)

Scott Dresser General Counsel	2011 2010 2009		$481,320 — —		— — —		$507,510 — —	(19)

(1) The amounts in column (e) reflect the aggregate grant date fair value of stock awards, as computed in accordance with FASB ASC Topic 718, granted pursuant to the named executive officer’s employment agreement, restricted stock agreement or performance shares agreement, the 2011 LTIP, the 2010 LTIP, the 2009 LTIP and the Virgin Media Inc. 2010 Stock Incentive Plan. Many of these awards are subject to performance conditions. These awards are reflected in column (e) on the basis that the forecasted outcome of achieving those performance conditions is 100% at the grant date, other than performance conditions, such as TSV, which are dependent on the Company’s own stock price performance in which case the grant date fair value has been calculated using the Monte Carlo simulation model, unless specified. These amounts in column (e) reflect the Company’s accounting fair value and do not reflect the actual economic value realizable by the named executive officer for these awards. Due to rounding both during exchange rate conversions and due to fractional outcomes, there may be minor differences between the award amounts presented in column (e) and the related product of the grant date fair value and the number of performance share awards, restricted shares or restricted stock units granted as set out in the following footnotes.

(2) The amounts in column (f) reflect the aggregate grant date fair value of options, as computed in accordance with FASB ASC Topic 718, granted pursuant to the named executive officer’s employment agreement or option agreement, the 2011 LTIP, the 2010 LTIP, the 2009 LTIP and the Virgin Media Inc. 2010 Stock Incentive Plan. These amounts in column (f) reflect the Company’s accounting fair value and do not reflect the actual economic value realizable by the named executive officer for these awards. Due to rounding both during exchange rate conversions and due to fractional outcomes, there may be minor differences between the award amounts presented in column (f) and the related product of the grant date fair value and the number of options granted as set out in the following footnotes.

(3) The amounts in column (g) reflect the cash awards earned by the named executive officers under the Company’s annual bonus plan for the relevant year. For bonuses paid in respect of 2009 and 2010, the bonus payments under the relevant annual bonus plan were made to the named executive officers in the March immediately following the year of the relevant annual bonus plan. For bonuses paid in respect of 2011, the amounts reflected in column (g) reflect the bonuses awarded in respect of 2011, 90% of which amounts were paid to the respective named executive officers in March 2012, and the remaining 10% which was mandatorily deferred into an award of performance shares (except for Mr. Dresser, who was awarded RSUs). These performance shares or RSUs were granted on March 26, 2012 and will vest on March 26, 2013.

(4) On January 28, 2011, Mr. Berkett acquired a shared ownership interest pursuant to the JSOP in 140,977 shares of common stock. The award vests in 2014 and has a per share grant date fair value of $18.00. The performance conditions which apply to this award are based 50% on the achievement of a SCF target in respect of the period from January 1, 2011 through December 31, 2013 and 50% on TSV performance in respect of the period from January 1, 2011 through December 31, 2013 relative to a pre-determined performance comparator group. Vesting of the Group SCF-based award at the maximum level also requires top quartile TSV performance. Assuming the highest level of each of SCF and TSV, the value on the grant date of the award made under the JSOP was $3,568,127.

(5) On January 28, 2011, Mr. Berkett was granted an option equivalent interest pursuant to the JSOP in 93,985 shares of common stock. The exercise price of this option equivalent interest is $25.31 and the per option grant date fair value is $12.41. This option equivalent interest vests in five equal installments on each of January 1, 2012, 2013, 2014, 2015 and 2016.

(6) Mr. Berkett’s All Other Compensation for the 2011 fiscal year consisted of: $140,385 in pension contributions by the Company to a U.K. tax qualified deferred compensation plan; $86,637 in further pension contributions by the Company paid (and subject to normal tax and employee social security deductions) through the Company’s payroll system; $30,000 in dividends paid on vested shares of restricted stock and catch-up accruals with respect to unvested shares of restricted stock; $20,055 as a car allowance paid (and subject to normal tax and employee social security deductions) through the Company’s payroll system; $16,233 in income protection for Mr. Berkett; and the following items, neither of which exceeded $10,000: health benefits for Mr. Berkett and insurance premiums paid by the Company with respect to life insurance for Mr. Berkett. Mr. Berkett also received certain perquisites and personal benefits which did not in aggregate exceed $10,000.

(7) On January 28, 2011, Mr. O’Hare acquired a shared ownership interest pursuant to the JSOP in 46,053 shares of common stock. The award vests in 2014 and has a per share grant date fair value of $18.00. The performance conditions which apply to this award are based 50% on the achievement of a SCF target in respect of the period from January 1, 2011 through December 31, 2013 and 50% on TSV performance in respect of the period from January 1, 2011 through December 31, 2013 relative to a pre-determined performance comparator group. Vesting of the Group SCF-based award at the maximum level also requires top quartile TSV performance. Assuming the highest level of each of SCF and TSV, the value on the grant date of the award made under the JSOP was $1,165,601.

(8) On January 28, 2011, Mr. O’Hare was granted an option equivalent interest pursuant to the JSOP in 30,702 shares of common stock. The exercise price of this option equivalent interest is $25.31 and the per option grant date fair value is $12.41. This option equivalent interest vests in five equal installments on each of January 1, 2012, 2013, 2014, 2015 and 2016.

(9) Mr. O’Hare’s All Other Compensation for the 2011 fiscal year included: $119,528 in pension contributions by the Company to a U.K. tax qualified deferred compensation plan; $33,192 in further pension contributions by the Company paid (and subject to normal tax and employee social security deductions) through the Company’s payroll system; $24,000 in dividends paid on vested shares of restricted stock and catch-up accruals with respect to unvested shares of restricted stock; $20,055 as a car allowance paid (subject to normal tax and employee social security deductions) through the Company’s payroll system; and the following items, none of which exceeded $10,000: insurance premiums paid for by the Company with respect to life insurance insuring Mr. O’Hare’s life; health insurance for Mr. O’Hare; and income protection benefits. Mr. O’Hare also received perquisites and personal benefits totaling $20,466. These perquisites consisted of tax advisory services in the amount of $18,290 (as invoiced by the supplier) and the following perquisites and personal benefits, none of which exceeded $25,000 or 10% of the total amount of perquisites and personal benefits: health benefits for Mr. O’Hare’s dependents and dental benefits for Mr. O’Hare and his dependents.

48  |  Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

	Option Awards (f) (2)			Non Equity Incentive Compensation (g) (3) Plan	Change in Pension Value/ Non-qualified Deferred Compensation Earnings (h)		All Other Compensation (i)			Total (j)

$ $	1,166,354 986,578 —	(5)	$ $ $	1,131,102 1,116,985 1,090,951	— —	$ $ $	297,230 268,784 243,312	(6)	$ $ $	6,335,572 5,630,376 5,675,178

$ $ $	381,012 388,709 2,785,553	(8) (10)	$ $ $	738,987 842,035 170,679	— — —	$ $ $	224,587 253,311 58,748	(9)	$ $ $	2,959,695 3,181,640 7,107,216

$ $ $	311,032 261,830 271,071	(13)	$ $ $	486,374 515,531 490,928	— — —	$ $ $	139,848 113,357 88,191	(14)	$ $ $	2,291,805 2,111,250 2,708,631

	$256,602 — —	(17)		$530,204 — —	— — —		$150,226 — —	(18)		$2,078,902 — —

	$2,112,771 — —	(20)		$339,331 — —	— — —		$399,435 — —	(21)		$3,840,366 — —

(10) On September 16, 2009, Mr. O’Hare was granted the following option awards: (i) 390,000 performance-based options, each with an exercise price of $12.86 and a per option grant date fair value of $6.28, vesting in five equal installments on each of November 2, 2010, 2011, 2012, 2013 and 2014 and subject to the achievement of annual performance objectives; and (ii) 57,005 options, each with an exercise price of $12.86 and a per option grant date fair value of $6.28, vesting in five equal installments on each of January 1, 2010, 2011, 2012, 2013 and 2014 pursuant to the 2009 LTIP. With respect to grant (i), in October 2010, the Compensation Committee approved the vesting of
20% (or 78,000 options). At its meeting in January 2011, the Compensation Committee agreed that Mr. O’Hare’s second performance period would run from November 3,
2010 to December 31, 2011 to align his performance with the calendar year and that subsequent performance periods would be for the calendar years 2012, 2013 and 2014, and vesting dates would be in March 2012, 2013, 2014 and 2015. In connection with the realignment of Mr. O’Hare’s second performance period, an additional 26,000 options
(i.e. a total of 104,000) could vest in March 2012, and 26,000 fewer options (i.e. a total of 52,000) could vest in March 2015.

(11) Mr. Barron’s salary was increased from £400,000 to £430,000 per annum with effect from April 1, 2011.

(12) On January 28, 2011, Mr. Barron acquired a shared ownership interest pursuant to the JSOP in 37,594 shares of common stock. The award vests in 2014 and has a per share grant date fair value of $18.00. The performance conditions which apply to this award are based 50% on the achievement of a SCF target in respect of the period from
January 1, 2011 through December 31, 2013 and 50% on TSV performance in respect of the period from January 1, 2011 through December 31, 2013 relative to a pre-determined performance comparator group. Vesting of the Group SCF-based award at the maximum level also requires top quartile TSV performance. Assuming the highest level of each of SCF and TSV, the value on the grant date of the award made under the JSOP was $951,504.

(13) On January 28, 2011, Mr. Barron was granted an option equivalent interest pursuant to the JSOP in 25,063 shares of common stock. The exercise price of this option equivalent interest is $25.31 and the per option grant date fair value is $12.41. This option equivalent interest vests in five equal installments on each of January 1, 2012, 2013,
2014, 2015 and 2016.

(14) Mr. Barron’s All Other Compensation for the 2011 fiscal year consisted of: $69,791 in pension contributions by the Company to a U.K. tax qualified deferred compensation plan; $28,451 in further pension contributions by the Company paid (and subject to normal tax and employee social security deductions) through the Company’s payroll system;
$20,055 as a car allowance paid (and subject to normal tax and employee social security deductions) through the Company’s payroll system; $15,503 in dividends paid on vested shares of restricted stock and catch-up accruals with respect to unvested shares of restricted stock; and the following items, none of which exceeded $10,000: insurance premiums paid by the Company with respect to life and health insurance and income protection benefits for Mr. Barron. Mr. Barron also received certain perquisites and personal benefits which did not in aggregate exceed $10,000.

(15) Mr. Buttery’s salary was increased from £330,000 to £375,000 per annum with effect from April 1, 2011.

(16) On January 28, 2011, Mr. Buttery was granted a stock award over 31,015 performance shares. The award vests in 2014 and has a per share grant date fair value of $18.00.
The performance conditions which apply to this award are based 50% on the achievement of a SCF target in respect of the period from January 1, 2011 through December 31,
2013 and 50% on TSV performance in respect of the period from January 1, 2011 through December 31, 2013 relative to a pre-determined performance comparator group.
Vesting of the Group SCF-based award at the maximum level also requires top quartile TSV performance. Assuming the highest level of each of SCF and TSV, the value on the grant date of the award was $784,989.

(17) On January 28, 2011, Mr. Buttery was granted 20,677 options, each with an exercise price of $25.31 and a per option grant date fair value of $12.41, vesting in five equal installments on each of January 1, 2012, 2013, 2014, 2015 and 2016.

(18) Mr. Buttery’s All Other Compensation for the 2011 fiscal year consisted of: $107,595 in pension contributions by the Company to a U.K. tax qualified deferred compensation plan; $17,287 in further pension contributions by the Company paid (and subject to normal tax and employee social security deductions) through the Company’s payroll system; $20,055 as a car allowance paid (and subject to normal tax and employee social security deductions) through the Company’s payroll system; and the following items, none of which exceeded $10,000: insurance premiums paid by the Company with respect to life and health insurance and income protection benefits for Mr. Buttery.
Mr. Buttery also received certain perquisites and personal benefits which did not in aggregate exceed $10,000.

(19) On January 28, 2011, Mr. Dresser was granted a stock award over 28,195 performance-based restricted stock units vesting in 2014 with a per share grant date fair value of
$18.00. The performance conditions which apply to this award are based 50% on the achievement of a SCF target in respect of the period from January 1, 2011 through
December 31, 2013 and 50% on TSV performance in respect of the period from January 1, 2011 through December 31, 2013 relative to a pre-determined performance comparator group. Vesting of the Group SCF-based award at the maximum level also requires top quartile TSV performance. Assuming the highest level of each of SCF and TSV, the value on the grant date of the award was $713,615.

(20) On January 4, 2011 Mr. Dresser was granted 150,000 options in respect of his appointment as General Counsel, each with an exercise price of $26.79 and a per option grant date fair value of $12.53. These options vest in five equal installments on each of March 4, 2012, 2013, 2014, 2015 and 2016. On January 28, 2011, Mr. Dresser was
granted 18,797 options pursuant to the 2011 LTIP, each with an exercise price of $25.31 and a per option grant date fair value of $12.41. These options vest in five equal installments on each of January 1, 2012, 2013, 2014, 2015 and 2016 pursuant to the 2011 LTIP.

(21) Mr. Dresser’s All Other Compensation for the 2011 fiscal year consisted of: $45,152 in pension contributions by the Company to a U.K. tax qualified deferred compensation plan; $13,830 in further pension contributions paid by the Company (and subject to normal tax and employee social security deductions) through the Company’s payroll system;
$11,000 in matching contributions by the Company under the Company’s 401(k) Plan; $20,055 as a car allowance paid (and subject to normal tax and employee social security deductions) through the Company’s payroll system; and the following items, neither of which exceeded $10,000: insurance premiums paid by the Company with respect to life insurance and income protection benefits for Mr. Dresser. Mr. Dresser also received perquisites and personal benefits totaling $306,814. These perquisites and personal benefits consisted of $136,918 for tax equalization payments, which are designed to ensure that executives pay approximately no more and no less income and social security taxes than they would have paid had they remained living and working in the U.S.; $96,264 in a one-off housing payment; and $20,620 in U.K. housing allowance; $28,799 for tax advisory services (as invoiced by the advisor); and $24,213 for health benefits and income protection benefits for Mr. Dresser and his spouse (both as invoiced by the respective insurers).

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement  |  49

2011 Grants of Plan-Based Awards

The following table summarizes the grants of plan-based awards we have made to each of our named executive officers during 2011. Many of the equity awards are subject to performance conditions in whole or in part and consequently may not actually be received by the named executive officer. The performance conditions are described in greater detail under the section entitled “Compensation Discussion and Analysis”.

Grants Of Plan-Based Awards

				Estimated Future Payments Under Non-Equity Incentive Plan Awards (1)
Name (a)	Grant Date (b)		Board or Compensation Committee CC Approval Date	Threshold ($) (c )		Target ($) (d)	Maximum ($) (e)
Neil Berkett	01/28/2011	(4)	01/28/2011	—		—	—
	01/28/2011	(5)	01/28/2011	—		—	—
	n/a	(6)		8,592	(7)	1,203,300	3,609,900

Eamonn O'Hare	01/28/2011	(8)	01/28/2011	—		—	—
	01/28/2011	(9)	01/28/2011	—		—	—
	n/a	(10)		5,613	(11)	786,156	2,358,468

Andrew Barron	01/28/2011	(12)	01/28/2011	—		—	—
	01/28/2011	(13)	01/28/2011	—		—	—
	n/a	(14)		3,694	(15)	517,419	1,552,257

Paul Buttery	01/28/2011	(16)	01/28/2011	—		—	—
	01/28/2011	(17)	01/28/2011	—		—	—
	n/a	(18)		3,222	(19)	451,238	1,353,713

Scott Dresser	01/28/2011	(20)	01/28/2011	—		—	—
	4/1/2011	(21)	9/14/2010	—		—	—
	01/28/2011	(22)	01/28/2011	—		—	—
	n/a	(23)		2,577	(24)	360,990	1,082,970

(1)   The amounts included in column (c), (d) and (e) for all named executive officers reflect the minimum (threshold), target and maximum payment levels, respectively, under the 2011 annual bonus plan, including the personal performance multiplier. Actual bonus amounts for the named executive officers are reported in the 2011 Summary Compensation Table as Non-Equity Incentive Plan Compensation.

(2)   The amounts included in column (f), (g) and (h) reflect the minimum (threshold), target and maximum number of shares of common stock which may be earned under equity awards granted pursuant to the individual’s employment agreement (where applicable) and the 2011 LTIP. More detailed descriptions of the terms of our employment agreements with each of our named executive officers can be found in the section entitled “Executive Compensation—Summary of Non-Equity Compensation Terms of Employment Agreements”. A more detailed description of the 2011 LTIP can be found in the section entitled “Executive Compensation-Compensation Discussion and Analysis”.

(3)   The grant date fair value of the performance-based equity awards granted pursuant to the 2011 LTIP included in the table above has been calculated based on the assumption that the Group SCF target will be achieved at the maximum level. These amounts do not necessarily reflect the current market value of these awards. In addition, FASB ASC Topic 718 establishes the grant date fair value for performance-based awards as of the date the key terms and conditions are known.

(4)   On January 28, 2011, Mr. Berkett acquired a share equivalent interest pursuant to the JSOP in 140,977 shares of common stock. The award vests in 2014 and has a per share grant date fair value of $18.00. Based on the 2011 LTIP performance conditions if the minimum level is achieved 11,743 shares under this award will vest; and if the maximum level is achieved 140,977 shares under this award will vest.

(5)   On January 28, 2011, Mr. Berkett was granted an option equivalent interest pursuant to the JSOP in 93,985 shares of common stock. The exercise price of this option equivalent interest is $25.31 and the per option grant date fair value is $12.41. This option equivalent interest vests in five equal installments on each of January 1, 2012, 2013, 2014, 2015 and 2016

(6)   Mr. Berkett is entitled to a bonus equal to 0%—200% (100% on target) of his base salary (subject to a multiplier of up to 150% under the 2011 Bonus Plan to reflect the achievement of personal performance targets).

(7)   The threshold amount in column (c) reflects the minimum amount of bonus which can be paid if any bonus is paid. Under the 2011 Bonus Plan, Mr. Berkett was awarded a bonus of $1,131,102, 90% of which was paid to him in March 2012. The remaining 10% was mandatorily deferred into performance shares which were granted on March 26, 2012 and vest on March 26, 2013. This amount is reported in the 2011 Summary Compensation Table as Non-Equity Incentive Plan Compensation.

(8)   On January 28, 2011, Mr. O’Hare acquired a share equivalent interest pursuant to the JSOP in 46,053 shares of common stock The award vests in 2014 and has a per share grant date fair value of $18.00. Based on the 2011 LTIP performance conditions if the minimum level is achieved 3,836 shares under this award will vest; and if the maximum level is achieved 46,053 shares under this award will vest. Below the minimum level, no shares will vest.

(9)   On January 28, 2011, Mr. O’Hare was granted an option equivalent interest pursuant to the JSOP in 30,702 shares of common stock. The exercise price of this option equivalent interest is $25.31 and the per option grant date fair value is $12.41. This option equivalent interest vests in five equal installments on each of January 1, 2012, 2013, 2014, 2015 and 2016.

(10) Mr. O’Hare is entitled to a bonus equal to 0%—200% (100% on target) of his base salary (subject to a multiplier of up to 150% under the 2011 Bonus Plan to reflect the achievement of personal performance targets).

(11) The threshold amount in column (c) reflects the minimum amount of bonus which can be paid if any bonus is paid. Under the 2011 Bonus Plan, Mr. O’Hare was awarded a bonus of $738,987, 90% of which was paid in March 2012. The remaining 10% was mandatorily deferred into performance shares which were granted on March 26, 2012 and which vest on March 26, 2013. This amount is reported in the 2011 Summary Compensation Table as Non-Equity Incentive Plan Compensation.

(12) On January 28, 2011, Mr. Barron acquired a share equivalent interest pursuant to the JSOP in 37,594 shares of common stock. The award vests in 2014 and has a per share grant date fair value of $18.00. Based on the 2011 LTIP performance conditions if the minimum level is achieved 3,132 shares will vest and if the maximum level is achieved 37,594 shares under this award will vest.

50  |  Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

All amounts in this table that originated in pounds sterling have been translated into U.S. dollars at a rate of $1.6044 per £1.00 which is the average exchange rate for the year ended December 31, 2011 used by Virgin Media in its audited financial statements. As of April 16, 2012, the noon buying rate for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York was $1.5865 per £1.00.

Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other stock awards: number of shares of stock or Units (i)	All other Option Awards: Number of Securities Underlying options (j)	Exercise or base price of option awards ($/sh) (k)	Closing price on Grant date ($/sh)	Grant Date Fair Value of Stock and Option Awards (3) (l)
Threshold (f)	Target (g)	Maximum (h)
11,743	140,977	140,977	—	—	—	24.93	2,537,586
—	—	—	—	93,985	25.31	24.93	1,166,354
—	—	—	—	—	—	—	—
			—
828,954	46,053	46,053	—	—	—	24.93	828,954
381,012	—	—	—	30,702	25.31	24.93	381,012
—	—	—	—	—	—	—	—
			—
3,132	37,594	37,594	—	—	—	24.93	676,692
—	—	—	—	25,063	25.31	24.93	311,032
—	—	—	—	—	—	—	—
			—
2,584	31,015	31,015	—	—	—	24.93	558,270
—	—	—	—	20,677	25.31	24.93	256,602
—	—	—	—	—	—	—	—

2,349	28,195	28,195	—	—	—	24.93	507,510
—	—	—	—	150,000	26.79	26.73	1,879,500
—	—	—	—	18,797	25.31	24.93	233,271
—	—	—	—	—	—	—	—

(13) On January 28, 2011, Mr. Barron was granted an option equivalent interest pursuant to the JSOP in 25,063 shares of common stock. The exercise price of this option equivalent interest is $25.31 and the per option grant date fair value is $12.41. This option equivalent interest vests in five equal installments on each of January 1, 2012, 2013, 2014, 2015 and 2016.

(14) Mr. Barron is entitled to a bonus equal to 0%—150% (75% on-target) of his base salary (subject to a multiplier of up to 150% under the 2011 Bonus Plan to reflect the achievement of personal performance targets).

(15) The threshold amount in column (c) reflects the minimum amount of bonus which can be paid if any bonus is paid. Under the 2011 Bonus Plan, Mr. Barron was awarded a bonus of $486,374, 90% of which was paid in March 2012. The remaining 10% was mandatorily deferred into performance shares which were granted on March 26, 2012 and vest on March 26, 2013. This amount is reported in the 2011 Summary Compensation Table as Non-Equity Incentive Plan Compensation.

(16) On January 28, 2011, Mr. Buttery was granted 31,015 performance shares with a per share grant date fair value of $18.00 pursuant to the 2011 LTIP. The award vests in 2014.
Based on the 2011 LTIP performance conditions if the minimum level is achieved 2,584 shares will vest and if the maximum level is achieved 31,015 shares will vest under this award. Below the minimum level, no shares will vest.

(17) On January 28, 2011, Mr. Buttery was granted 20,677 options, each with an exercise price of $25.31 and a grant date fair value of $12.41. These options vest in five equal installments on each of January 1, 2012, 2013, 2014, 2015 and 2016 pursuant to the 2011 LTIP.

(18) Mr. Buttery is entitled to a bonus equal to 0%—150% (75% on-target) of his base salary (subject to a multiplier of up to 150% under the 2011 Bonus Plan to reflect the achievement of personal performance targets).

(19) The threshold amount in column (c) reflects the minimum amount of bonus which can be paid if any bonus is paid. Under the 2011 Bonus Plan, Mr. Buttery was awarded a bonus of $530,204, 90% of which was paid to him in March 2012. The remaining 10% was mandatorily deferred into performance shares which were granted on March 26,
2012 and vest on March 26, 2013. This amount is reported in the 2011 Summary Compensation Table as Non-Equity Incentive Plan Compensation.

(20) On January 28, 2011, Mr. Dresser was granted 28,195 performance-based restricted stock units with a per share grant date fair value of $18.00 pursuant to the 2011 LTIP. The award vests in 2014. Based on the 2011 LTIP performance conditions if the minimum level is achieved 2,349 shares of restricted stock will vest and if the maximum level is achieved 28,195 shares of restricted stock under this award will vest.

(21) On January 4, 2011, Mr. Dresser was granted 150,000 options in respect of his appointment as General Counsel, each with an exercise price of $26.79 and a per option grant date fair value of $12.53. These options vest in five equal installments on each of March 4, 2012, 2013, 2014, 2015 and 2016, subject to the achievement of annual qualitative performance objectives.

(22) On January 28, 2011, Mr. Dresser was granted 18,797 options pursuant to the 2011 LTIP, each with an exercise price of $25.31 and a per option grant date fair value of $12.41.
These options vest in five equal installments on each of January 1, 2012, 2013, 2014, 2015 and 2016.

(23) Mr. Dresser is entitled to a bonus equal to 0%—150% (75% on-target) of his base salary (subject to a multiplier of up to 150% under the 2011 Bonus Plan to reflect the achievement of personal performance targets).

(24) The threshold amount in column (c) reflects the minimum amount of bonus which can be paid if any bonus is paid. Under the 2011 Bonus Plan, Mr. Dresser was awarded a bonus of $339,331, 90% of which was paid to him in March 2012. The remaining 10% was mandatorily deferred into RSUs which were granted on March 26, 2012 and vest on
March 26, 2013. This amount is reported in the 2011 Summary Compensation Table as Non-Equity Incentive Plan Compensation.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement  |  51

2011 Outstanding Equity Awards At Fiscal Year-End Table

The following table summarizes the holdings of equity awards by our named executive officers. This table includes unexercised (both vested and unvested) option awards and unvested RSUs and other share equivalent interests with vesting conditions that were not satisfied as of December 31, 2011. The performance conditions for such awards are described under the section entitled “Executive Compensation—Compensation Discussion and Analysis”. In addition to the performance and other conditions specified, vesting of these awards (unless accelerated), is subject to continued employment by the Company.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exerisable # (b)	Number of Securities Underlying Unexercised Options Unexerisable # (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options # (d)	Option Exercise Price $ (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested # (g)	Market Value of Shares or Units of Stock That Have Not Vested $ (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested # (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested $ (j)

Neil A. Berkett	500,000	0		25.18	25/09/2015			187,500	4,008,750
	51,605	0		24.74	05/07/2016			134,743	2,880,805
	47,888	11,972		24.36	15/05/2017			140,977	3,014,088
	180,000	20,000		22.49	13/09/2017
	85,671	57,114		12.51	13/04/2018
	600,000	200,000		13.72	06/05/2018
	21,559	83,750		18.65	25/04/2020
	0	2,486		18.65	25/04/2020
	0	93,985		25.31	27/01/2021

Eamonn O'Hare	89,401	34,203	312,000	12.86	15/09/2019			125,000	2,672,500
	9,099	33,612		17.16	06/01/2020			94,454	2,019,427
	0	2,808		17.12	07/01/2020			46,053	984,613
	0	30,702		25.31	27/01/2020

Andrew M. Barron	180,000	120,000		13.55	16/03/2018			77,034	1,646,979
	51,402	34,268		12.51	13/04/2018			37,594	803,384
	31,182	46,773		8.73	11/06/2019
	6,128	21,727		17.16	06/01/2020
	0	2,808		17.12	07/01/2020
	0	25,063		25.31	27/01/2020

Paul Buttery	23,070	0		24.74	05/07/2016			67,696	1,447,334
	21,408	5,352		24.36	15/05/2017			31,015	662,971
	64,000	16,000		28.59	11/07/2017
	0	20,000		15.57	05/02/2018
	0	26,998		12.51	13/04/2018
	0	41,106		8.73	11/06/2019
	5,385	18,756		17.16	06/01/2020
	0	2,808		17.12	07/01/2020
	0	20,677		25.31	27/01/2020

Scott Dresser	17,485	0		24.74	04/07/2016			78,384	1,675,850
	16,340	4,085		24.36	15/05/2017
	25,440	16,960		12.51	13/04/2018
	0	30,474		8.73	11/06/2019
	3,992	13,185		17.16	06/01/2020
	0	2,808		17.12	07/01/2020
	0	0	150,000	26.79	03/01/2021
	0	18,797		25.31	27/01/2020

(1)	The values shown in columns (h) and (j) are based on the closing price of the Company’s stock as of December 30, 2011, being $21.38 per share.

(2)	Mr. Berkett has:

•	187,500 performance-based shares of restricted stock with a vesting date of March 12, 2012;

•	134,743 performance-based restricted stock units granted under the Company’s 2010 LTIP which vest in early 2013;

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•	140,977 JSOP performance share equivalent interests granted under the Company’s 2011 LTIP which vest in early 2014;

•	500,000 stock options which vested in equal installments on each of September 26, 2006, 2007, 2008, 2009 and 2010;

•	51,605 stock options which vested in equal installments on each of September 26, 2006, 2007, 2008, 2009; 2010 and January 1, 2011;

•	47,888 stock options which vested in equal installments on each of January 1, 2008, 2009, 2010 and 2011;

•	11,972 stock options which vest on January 1, 2012;

•	180,000 stock options which vested as to 100,000 options on September 14, 2007 and 20,000 options on each of September 10, 2008, 2009 and 2010 and September 14, 2011;

•	20,000 stock options which vest on September 14, 2012;

•	85,671 stock options which vested in equal installments on each of January 1, 2009, 2010 and 2011;

•	57,114 stock options which vest in equal installments on each of January 1, 2012 and 2013;

•	300,000 stock options which vested in equal installments on each of May 7, 2009, 2010 and 2011;

•	200,000 stock options which vest in equal installments on each of May 7, 2012 and 2013;

•	300,000 stock options which vested on August 12, 2010;

•	21,559 stock options which vested on January 1, 2011;

•	83,750 stock options which vest as to 21,559 options on January 1, 2012; 19,073 options on January 1, 2013; and 21,559 options on each of January 1, 2014 and 2015;

•	2,486 stock options granted under the Company Share Option Plan, the CSOP, which is a U.K. tax qualified plan. These options vest on January 1, 2013; and

•	93,985 JSOP option-equivalent interests which vest in equal installments on each of January 1, 2012, 2013, 2014, 2015 and 2016.

(3)	Mr. O’Hare has:

•	50,000 time-based shares of restricted stock which vest on September 16, 2012;

•	75,000 performance-based shares of restricted stock with a vesting date of November 2, 2012;

•

94,454 performance-based restricted stock units: (i) 26,209 units granted under the Company’s 2009 LTIP which vest in early 2012, and (ii) 68,245 units granted under the Company’s 2010 LTIP which vest in early 2013;

•	46,053 JSOP performance share equivalent interests granted under the Company’s 2011 LTIP which vest in early 2014;

•	312,000 stock options which vest as to 104,000 options on March 2, 2012, 78,000 options on each of March 2, 2013 and 2014, and 52,000 options on November 2, 2014;

•	89,401 stock options: (i) 78,000 options which vested on November 2, 2010, and (ii) 11,401 options which vested on January 1, 2011;

•	34,203 stock options which vest in equal installments in each of January 1, 2012, 2013 and 2014.

•	9,099 stock options which vested on January 1, 2011;

•	33,612 stock options which vest as to 9,099 options on January 1, 2012; 6,315 options on January 1, 2013; and 9,099 options on each of January 1, 2014 and 2015;

•	2,808 CSOP options which vest on January 1, 2013; and

•	30,702 stock options which vest in equal installments on each of January 1, 2012, 2013, 2014, 2015 and 2016.

(4)	Mr. Barron has:

•

77,034 performance-based restricted stock units: (i) 31,073 units granted under the Company’s 2009 LTIP which vest in early 2012, and (ii) 45,961 units granted under the Company’s 2010 LTIP which vest in early 2013;

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement  |  53

•	37,594 JSOP performance share equivalent interests granted under 2011 LTIP which vest in early 2014;

•	180,000 stock options which vested in equal installments on each of March 17, 2009, 2010 and 2011;

•	120,000 stock options which vest in equal installments on each of March 17, 2012 and 2013;

•	51,402 stock options which vested in equal installments on each of January 1, 2009, 2010 and 2011;

•	34,268 stock options which vest in equal installments on each of January 1, 2012 and 2013;

•	31,182 stock options which vested in equal installments on each of January 1, 2010 and 2011;

•	46,773 stock options which vest in equal installments on each of January 1, 2012, 2013 and 2014;

•	6,128 stock options which vested on January 1, 2011;

•	21,727 stock options which vest as to 6,128 options on January 1, 2012; 3,343 options on January 1, 2013; and 6,128 options on each of January 1, 2014 and 2015;

•	2,808 CSOP options which vest on January 1, 2013; and

•	25,063 JSOP option-equivalent interests which vest on in equal installments on each of January 1, 2012, 2013, 2014, 2015 and 2016.

(5)	Mr. Buttery has:

•	31,105 performance shares granted under the Company’s 2011 LTIP which vest in early 2014;

•	27,307 performance-based restricted stock units granted under the Company’s 2009 LTIP which vest in early 2012; and (ii) 40,389 units granted under the Company’s 2010 LTIP which vest in early 2013.

•	23,070 stock options which vested in equal installments on each of January 1, 2007, 2008, 2009, 2010 and 2011;

•	21,408 stock options which vested in equal installments on each of January 1, 2008, 2009, 2010, and 2011;

•	5,352 stock options which vest on January 1, 2012;

•	64,000 stock options which vested in equal installments on each of July 12, 2008, 2009, 2010, and 2011;

•	16,000 stock options which vest on July 12, 2012;

•	20,000 stock options which vest in equal installments on each of February 6, 2012 and 2013;

•	26,998 stock options which vest in equal installments on each of January 1, 2012 and 2013;

•	41,106 stock options which vest in equal installments on each of January 1, 2012, 2013 and 2014;

•	5,385 stock options which vested on January 1, 2011;

•	18,756 stock options which vest as to 5,385 options on January 1, 2012; 2,601 options on January 1, 2013; and 5,385 options on each of January 1, 2014 and 2015;

•	2,808 CSOP options which vest on January 1, 2013; and

•	20,677 stock options which vest in equal installments on each of January 1, 2012, 2013, 2014, 2015 and 2016.

(6)	Mr. Dresser has:

•

78,384 performance-based restricted stock units: (i) 20,245 units granted under the Company’s 2009 LTIP which vest in early 2012, (ii) 29,944 RSUs granted under the Company’s 2010 LTIP which vest in early 2013, and (iii) 28,195 RSUs granted under the Company’s 2011 LTIP which vest in early 2014.

•	17,485 stock options which vested in equal installments on each of January 1, 2007, 2008, 2009, 2010 and 2011;

•	16,340 stock options which vested in equal installments on each of January 1, 2008, 2009, 2010, and 2011;

•	4,085 stock options which vest on January 1, 2012;

•	25,440 stock options which vested in equal installments on each of January 1, 2009, 2010, and 2011;

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•	16,960 stock options which vest in equal installments on January 1, 2012, and 2013;

•	30,474 stock options which vest in equal installments on January 1, 2012, 2013 and 2014;

•	3,992 stock options which vested on January 1, 2011;

•	13,185 stock options which vest as to 3,992 options on January 1, 2012; 1,209 options on January 1, 2013; and 3,992 options on each of January 1, 2014 and 2015;

•	2,808 CSOP stock options which vest on January 1, 2013;

•	150,000 stock options which vest in equal installments on each of March 4, 2012, 2013, 2014, 2015 and 2016, subject to the achievement of annual qualitative performance objectives; and

•	18,797 stock options which vest in equal installments on each of January 1, 2012, 2013, 2014, 2015 and 2016.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement  |  55

The following table summarizes, for each of the named executive officers listed, (1) stock option exercises during 2011, including the number of shares acquired on exercise and the value realized, and (2) vestings of restricted stock and restricted stock units that occurred during 2011, including the number of shares acquired on vesting and the value realized, each before payment of any applicable withholding tax and broker commissions.

		Option Awards		Stock Awards

Name (a)		Number of Shares Acquired on Exercise # (b)	Value Realized Exercise $ (c)	Number of Shares Acquired on Vesting # (d)	Value Realized on Vesting $ (e)
Neil A. Berkett	(1)			8,983	245,416
				46,982	1,283,548

Eamonn O'Hare	(2)			50,000	1,283,500

Andrew M. Barron	(3)			28,189	763,640
				64,596	1,727,943

Paul Buttery	(4)	147,901	4,425,198	22,209	601,642

Scott Dresser	(5)	20,316	480,067	13,952	377,960

(1)    Mr. Berkett acquired 8,983 shares on the vesting of restricted stock units on March 4, 2011 with a mid-market share price of $27.32 each; and 46,982 shares on the vesting of the 2008 LTIP restricted stock units on March 4, 2011 with a mid-market share price of $27.32 each.

(2)    Mr. O’Hare acquired 50,000 shares on the vesting of a restricted stock grant on September 16, 2011 with a mid-market share price of $25.67 each.

(3)    Mr. Barron acquired 28,189 shares on the vesting of the 2008 LTIP restricted stock units on February 22, 2011 with a mid-market share price of $27.09 each; and 64,596 shares on the vesting of a restricted stock grant on March 1, 2011 with a mid-market share price of $26.75 each.

(4)    Mr. Buttery acquired 147,901 shares on the exercise of stock options on April 26, 2011 with a mid-market share price of $29.92 each; and 22,209 shares on the vesting of the 2008 LTIP restricted stock units on February 22, 2011 with a mid-market share price of $27.09 each.

(5)    Mr. Dresser acquired 20,316 shares on the exercise of stock options on November 9, 2011 with a mid-market share price of $23.63 each; and 13,952 shares on the vesting of the 2008 LTIP restricted stock units on February 22, 2011 with a mid-market share price of $27.09 each.

56  |  Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

A brief description of the non-equity compensation and non-change in control terms of our employment agreements with each of our named executive officers for the 2011 fiscal year is set out below. Their equity compensation arrangements are separately described in the sections entitled “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year-End”. The operation of these employment agreements in the context of a termination or a change of control is separately described under the heading “Potential Payments Upon Termination or Change of Control”.

Neil Berkett

We are party to an employment agreement with Neil Berkett, our chief executive officer, amended and restated as of July 3, 2009. Pursuant to this agreement, Mr. Berkett receives the following compensation and employee benefits for the term of the employment which, under the terms of the agreement, will continue for an indefinite period terminable by either Mr. Berkett giving six months notice or the Company giving 30 days notice:

•	a base salary of £550,000 per year, which was increased to £650,000 per year effective April 1, 2010 and increased to £750,000 per year, effective January 1, 2011;

•

an annual bonus for on-target performance of 100% of base salary with a maximum payout of 200% of base salary (subject to the achievement of personal performance targets which could result in an award of up to a maximum of 300% of base salary), as well as participation in the Company’s long-term incentive plans;

•	a contribution of 20% of his base salary into a U.K. pension scheme with any surplus over the annual allowance paid as a cash supplement;

•	health and dental benefits, life insurance and income protection;

•	an annual car allowance; and

•	tax services.

Eamonn O’Hare

We are party to an employment agreement with Eamonn O’Hare, our chief financial officer, dated as of September 16, 2009. Pursuant to this agreement, Mr. O’Hare receives the following compensation and employee benefits for the term of his employment which, under the terms of the agreement will continue for an indefinite period terminable by either Mr. O’Hare or the Company giving twelve months notice:

•	a base salary of £490,000 per year;

•	an annual bonus for on-target performance of 100% of base salary with a maximum payout of 200% of base salary (subject to the achievement of personal performance targets which could result in an award of up to a maximum of 300% of base salary), as well as participation in the Company’s long-term incentive plans;

•	a contribution of 20% of his base salary into a U.K. pension scheme with any surplus over the annual allowance paid as a cash supplement;

•	health and dental benefits, life assurance and income protection;

•	an annual car allowance; and

•	tax services.

Andrew Barron

We are party to an employment agreement with Andrew Barron, our chief operating officer, dated as of July 10, 2009, as amended. Pursuant to this agreement, Mr. Barron receives the following compensation and employee benefits for the term of the employment which, under the terms of the agreement will continue for an indefinite period terminable by either Mr. Barron or the Company giving twelve months notice:

•	a base salary of £330,000 per year, which was increased in two steps, with an increase to £400,000 per year effective April 1, 2010 and an increase to £430,000 per year effective April 1, 2011;

•

an annual bonus for on-target performance of 75% of base salary with a maximum payout of 150% of base salary (subject to the achievement of personal performance targets which could result in an award of up to a maximum of 225% of base salary);

•	a contribution of 15% of his base salary into a U.K. pension scheme, with any surplus over the annual allowance paid as a cash supplement;

•	health and dental benefits, life assurance and income protection; and

•	an annual car allowance.

Paul Buttery

We are party to an employment agreement with Paul Buttery, our chief customer, technology and networks officer, dated as of July 31, 2009, as amended. Pursuant to this agreement, Mr. Buttery receives the following compensation and employee benefits for the term of the employment which, under the terms of the agreement will continue for an indefinite period terminable by either Mr. Buttery or the Company giving twelve months notice:

•	a base salary of £290,000 per year, which was increased in two steps, with an increase to £330,000 per year effective 1 April 2010 and an increase to £375,000 per year effective April 1, 2011;

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement  |  57

•

an annual bonus for on-target performance of 75% of base salary with a maximum payout of 150% of base salary (subject to the achievement of personal performance targets which could result in an award of up to a maximum of 225% of base salary);

•	a contribution of 15% of his base salary into a U.K. pension scheme with any surplus over the annual allowance paid as a cash supplement;

•	health and dental benefits, life assurance and income protection; and

•	an annual car allowance.

Scott Dresser

We are party to an employment agreement with Scott Dresser, our General Counsel, dated as of December 21, 2010, as amended. Pursuant to this agreement, Mr. Dresser receives the following compensation and employee benefits for the term of the employment which, under the terms of the agreement will continue for an indefinite period terminable by either Mr. Dresser or the Company giving twelve months notice:

•	a base salary of £300,000 per year;

•

an annual bonus for on-target performance of 75% of base salary with a maximum payout of 150% of base salary (subject to the achievement of personal performance targets which could result in an award of up to a maximum of 225% of base salary);

•	a contribution of 15% of his base salary into a U.K. pension scheme and 401(k) plan with any surplus over the annual allowance paid as a cash supplement;

•	health and dental benefits, life assurance and income protection; and

•	an annual car allowance.

58  |  Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

Neil Berkett

Under his employment agreement, we are obligated to provide Mr. Berkett with the following severance payments and benefits upon termination of his employment under the indicated circumstances:

•

Termination without cause: In addition to earned but unpaid salary and benefits and subject to the execution of a general release of claims in favor of us, a lump-sum severance payment equal to two times his annual base salary. No other termination payments will apply.

•	Termination for cause: Earned but unpaid salary and benefits.

Mr. Berkett is subject to non-competition and non-solicitation covenants that survive for twelve months following his termination of employment with us.

As at December 31, 2011, Mr. Berkett had 1,486,723 vested and 469,307 unvested options.

If a change of control occurs, all of Mr. Berkett’s unvested stock options granted prior to 2010 will become fully vested and his options granted subsequently will vest if, within twelve months following the change of control he is terminated without cause or resigns for good reason. Additionally, if, within one year following the change of control, Mr. Berkett’s employment is terminated without cause, he will be entitled to a lump-sum payment equal to two times his base salary subject always to the execution of a general release in favor of the Company. No other termination payments will apply.

Upon a termination without cause, Mr. Berkett would have three months from the termination date to exercise his vested options. His unvested options would be forfeited. Upon a termination for cause, Mr. Berkett’s vested and unvested options would be forfeited. Upon retirement, death or disability, Mr. Berkett or his estate would have one year to exercise his vested options and his unvested options would be forfeited.

As at December 31, 2011, Mr. Berkett had 463,220 unvested RSUs and other share equivalent share interests.

Upon cessation of employment for whatever reason, Mr. Berkett’s unvested RSUs and other share equivalent interests would be forfeited except at the discretion of the Compensation Committee.

Upon a termination without cause, Mr. Berkett would have three months to realize his vested RSUs and other share equivalent interests. Upon a termination for cause, Mr. Berkett’s vested RSUs and other share equivalent interests would be forfeited. Upon retirement, death or disability, Mr. Berkett or his estate would have one year to realize his vested RSUs and other share equivalent interests.

The following table sets forth the estimated aggregate amount of the payments discussed above assuming a termination or change in control date of December 30, 2011, the last business day in 2011, and a closing share price of $21.38 per share on December 30, 2011. All amounts in this table payable in pounds sterling have been translated into U.S. dollars at a rate of $1.6044 per £1.00 which is the average exchange rate for the year ended December 31, 2011 used by Virgin Media Inc. in its audited financial statements.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement  |  59

Benefit	Termination without Cause ($)		Termination for Cause ($)	Death or Disability ($)	Change in Control/ Acceleration Event ($)
Severance Payment(1)	2,406,600	(2)	—	—	—	(3)

RSUs and other share equivalent interests	—		—	—	9,903,644	(4)

Options	—		—	—	2,274,025	(5)

(1)    Mr. Berkett would be entitled to base salary, accrued and unpaid vacation, and contractual benefits to the termination date.

(2)    Mr. Berkett would be entitled to a lump-sum payment equal to two times his annual base salary of £750,000.

(3)    If Mr. Berkett’s employment is terminated without cause within one year of a change in control, Mr. Berkett would be entitled to a lump-sum payment equal to two times his annual base salary of £750,000 ($2,406,600).

(4)    RSUs and other share equivalent interests include performance shares, restricted stock units, modified restricted stock units, performance-based shares of restricted stock and JSOP performance share equivalent awards. Acceleration of the RSUs and other share equivalent interests is at the discretion of the Compensation Committee. For illustrative purposes, the table is based on all of Mr. Berkett’s 463,220 RSUs and other share equivalent interests vesting.

(5)    Options include JSOP option-equivalent interests. Some of Mr. Berkett’s unvested stock options require both a change in control and termination of employment to trigger acceleration. The table includes these stock options.

Eamonn O’Hare

Under his employment agreement, we are obligated to provide Mr. O’Hare with the following severance payments and benefits upon termination of his employment under the indicated circumstances:

•

Termination by the company other than for cause where we choose to make a payment in lieu of the notice period: base salary, car allowance, pension and executive retirement scheme contributions and medical premiums to the termination date. The notice period for a termination by us is twelve months and for a termination by Mr. O’Hare is twelve months.

•	Termination for cause: earned but unpaid salary and benefits.

Mr. O’Hare would also be entitled to an additional redundancy payment calculated in accordance with our redundancy policy (which applies to all our employees) if he were made redundant.

Mr. O’Hare is subject to non-competition and non-solicitation covenants that survive for twelve months following his termination of employment with the Company.

As of December 31, 2011, Mr. O’Hare had 98,500 vested options and 413,325 unvested options.

If a change of control occurs and Mr. O’Hare’s employment is terminated without cause or he resigns for good reason within one year after the change of control, all of Mr. O’Hare’s unvested stock options will become fully vested.

Upon a termination by us other than for cause, Mr. O’Hare would have three months from the termination date to exercise his vested options. Upon a termination for cause, Mr. O’Hare’s vested options would be forfeited. Upon no retirement, death or disability, Mr. O’Hare or his estate would have one year to exercise his vested options.

As of December 31, 2011, Mr. O’Hare had 140,507 unvested RSUs and equivalent share interests and 125,000 unvested shares of restricted stock (75,000 of which vest on achievement of performance measures).

Upon cessation of employment for whatever reason, Mr. O’Hare’s unvested RSUs and other share equivalent interests and unvested performance-based shares of restricted stock would be forfeited.

Upon a termination without cause, Mr. O’Hare would have three months to realize his vested RSUs and other share equivalent interests. Upon a termination for cause, Mr. O’Hare’s vested RSUs and other share equivalent interests would be forfeited. Upon retirement, death or disability, Mr. O’Hare or his estate would have one year to realize his vested RSUs and other share equivalent interests.

60  |  Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

The following table sets forth the estimated aggregate amount of the payments discussed above assuming a termination or change in control date of December 30, 2011, the last business day in 2011, and a closing share price of $21.38 per share on December 30, 2011. All amounts in this table payable in pounds sterling have been translated into U.S. dollars at a rate of $1.6044 per £1.00 which is the average exchange rate for the year ended December 31, 2011 used by Virgin Media Inc. in its audited financial statements.

Benefit	Termination other than for Cause and in Lieu of the Notice Period ($)		Termination for Cause ($)	Redundancy ($)		Death or Disability ($)	Change in Control/ Acceleration Event ($)
Severance Payment (1)	965,027	(2)	—	1,030,540	(3)	—	—	(4)

Restricted Stock	—		—	—		—	2,672,500	(5)

RSUs and other share equivalent interests	—		—	—		—	3,004,040	(6)

Options	—		—	—		—	3,103,454	(7)

(1)    Mr. O’Hare would be entitled to base salary, accrued and unpaid vacation, and contractual benefits to the termination date.

(2)    We are required to give Mr. O’Hare twelve months’ notice of termination of his employment or we may pay Mr. O’Hare a sum in lieu of notice. Mr. O’Hare would be entitled to his base salary for the notice period, plus contractual benefits being car allowance, pension and executive retirement scheme contributions and medical premiums to the termination date.

(3)    If Mr. O’Hare was made redundant on December 31, 2011 he would have received a redundancy payment of $65,513 from the Company. The amount shown in the table includes this payment plus an assumed payment in lieu of notice calculated in accordance with note (2) above.

(4)    If Mr. O’Hare is terminated without cause in connection with a change in control, Mr. O’Hare would be entitled to twelve months’ notice of termination or payment in lieu of notice. Mr. O’Hare would be entitled to his base salary for the period, plus contractual benefits being car allowance, pension and executive retirement scheme contributions and medical premiums to the termination date ($965,027).

(5)    Acceleration of shares of restricted stock is at the discretion of the Compensation Committee. For illustrative purposes, the table assumes that all of Mr. O’Hare’s 125,000 restricted stock would vest.

(6)    RSUs and other share equivalent interests include performance shares, modified restricted stock units, performance-based shares of restricted stock and JSOP performance share equivalent awards. Acceleration of RSUs and other share equivalent interests is at the discretion of the Compensation Committee. For illustrative purposes, the table is based on all of Mr. O’Hare’s 140,507 RSUs and other share equivalent interests vesting.

(7)    Some of Mr. O’Hare’s unvested stock options require both a change in control and termination of employment for them to accelerate. The table assumes that vesting accelerates for all of these stock options.

Andrew Barron

Under his employment agreement, we are obligated to provide Mr. Barron with the following severance payments and benefits upon termination of his employment under the indicated circumstances:

•

Termination by the Company other than for cause where we choose to make a payment in lieu of the notice period: base salary, car allowance, pension contributions and medical premiums to the termination date. The notice period for a termination by us is twelve months and for a termination by Mr. Barron is twelve months.

•	Termination for cause: earned but unpaid salary and benefits.

Mr. Barron would also be entitled to an additional redundancy payment calculated in accordance with our redundancy policy (which applies to all our employees) if he were made redundant.

Mr. Barron is subject to non-competition and non-solicitation covenants that survive for twelve months following his termination of employment with us.

As of December 31, 2011, Mr. Barron had 268,712 vested options and 250,639 unvested options.

If a change of control occurs, all of Mr. Barron’s unvested stock options granted prior to 2010 will become fully vested and his options granted subsequently will vest if, within twelve months following the change of control, he is terminated without cause or resigns for good reason.

Upon a termination by the Company other than for cause and in lieu of the notice period, Mr. Barron would have three months from the termination date to exercise his vested options. Upon a termination for cause, Mr. Barron’s vested options would be forfeited. Upon retirement, death or disability, Mr. Barron or his estate would have one year to exercise his vested options.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement  |  61

As of December 31, 2011, Mr. Barron had 114,628 unvested RSUs and other share equivalent interests.

Upon cessation of employment for whatever reason or upon a change of control, Mr. Barron’s unvested RSUs and other share equivalent interests would be forfeited except at the discretion of the Compensation Committee.

Upon a termination without cause, Mr. Barron would have three months from the termination date to realize his vested RSUs and other share equivalent interests. Upon a termination for cause, Mr. Barron’s vested RSUs and other share equivalent interests would be forfeited. Upon retirement, death or disability,

Mr. Barron or his estate would have one year to realize his vested RSUs and other share equivalent interests.

The following table sets forth the estimated aggregate amount of the payments discussed above assuming a termination or change in control date of December 30, 2011, the last business day in 2011, and a closing share price of $21.38 per share on December 30, 2011. All amounts in this table payable in pounds sterling have been translated into U.S. dollars at a rate of $1.6044 per £1.00 which is the average exchange rate for the year ended December 31, 2011 used by Virgin Media Inc. in its audited financial statements.

Benefit	Termination other than for Cause and in Lieu of the Notice Period ($)		Termination for Cause ($)	Redundancy ($)		Death or Disability ($)	Change in Control/ Acceleration Event ($)
Severance Payment(1)	815,015	(2)	—	901,252	(3)	—	—	(4)

RSUs and other share equivalent interests	—		—	—		—	2,450,747	(5)

Options	—		—	—		—	1,938,886	(6)

(1)       Mr. Barron would be entitled to base salary, accrued and unpaid vacation, and contractual benefits to the termination date.

(2)       We are required to give Mr. Barron twelve months’ notice of termination of his employment or we may pay Mr. Barron a sum in lieu of notice. Mr. Barron would be entitled to his base salary for the period, plus contractual benefits being car allowance, pension contributions and medical premiums to the termination date.

(3)       If Mr. Barron was made redundant on December 31, 2011, he would have received a redundancy payment of $86,237 from the Company. The amount shown in the table includes this payment plus an assumed payment in lieu of notice calculated in accordance with note (2) above.

(4)       If Mr. Barron’s employment is terminated without cause in connection with a change in control, Mr. Barron would be entitled to twelve months’ notice of termination or payment in lieu of notice. Mr. Barron would be entitled to his base salary for the period, plus contractual benefits being car allowance, pension contributions and medical premiums to the termination date ($815,015).

(5)       RSUs and other share equivalent interests include performance shares, modified restricted stock units and JSOP performance share equivalent awards. Acceleration of RSUs and other share equivalent interests is at the discretion of the Compensation Committee. For illustrative purposes, the table is based on all of Mr. Barron’s 114,628 RSUs and other share equivalent interests vesting.

(6)       Options include JSOP option-equivalent interests. Some of Mr. Barron’s unvested stock options require both a change in control and termination of employment to trigger acceleration. The table includes these stock options.

Paul Buttery

Under his employment agreement, we are obligated to provide Mr. Buttery with the following severance payments and benefits upon termination of his employment under the indicated circumstances:

•

Termination by the company other than for cause where we choose to make a payment in lieu of the notice period: base salary, car allowance, pension contributions and medical premiums to the termination date. The notice period for a termination by the Company is twelve months and for a termination by Mr. Buttery is twelve months.

•	Termination for cause: earned but unpaid salary and benefits.

Mr. Buttery would also be entitled to an additional redundancy payment calculated in accordance with our redundancy policy (which applies to all our employees) if he were made redundant.

Mr. Buttery is subject to non-competition and non-solicitation covenants that survive for twelve months following his termination of employment with the Company.

62  |  Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

As of December 31, 2011, Mr. Buttery had 113,863 vested options and 151,697 unvested options.

If a change of control occurs, all of Mr. Buttery’s unvested stock options granted prior to 2010 will become fully vested and his options granted subsequently will vest if, within twelve months following a change of control, he is terminated without cause or resigns for good reason.

Upon a termination other than for cause, Mr. Buttery would have three months from the termination date to exercise his vested options. Upon a termination for cause, Mr. Buttery’s vested options would be forfeited. Upon retirement, death or disability, Mr. Buttery or his estate would have one year to exercise his vested options.

As of December 31, 2011, Mr. Buttery had 98,711 unvested RSUs and equivalent share interests.

Upon cessation of employment for whatever reason, Mr. Buttery’s RSUs and other share equivalent interests would be forfeited.

Upon a termination without cause, Mr. Buttery would have three months from the termination date to realize his vested RSUs and other share equivalent interests. Upon a termination for cause, Mr. Buttery’s vested RSUs and other share equivalent interests would be forfeited. Upon retirement, death or disability, Mr. Buttery or his estate would have one year to realize his vested RSUs and other share equivalent interests.

The following table sets forth the estimated aggregate amount of the payments discussed above assuming a termination or change in control date of December 30, 2011, the last business day in 2011, and a closing share price of $21.38 per share on December 30, 2011. All amounts in this table payable in pounds sterling have been translated into U.S. dollars at a rate of $1.6044 per £1.00 which is the average exchange rate for the year ended December 31, 2011 used by Virgin Media Inc. in its audited financial statements.

Benefit	Termination other than for Cause and in Lieu of the Notice Period ($)		Termination for Cause ($)	Redundancy ($)		Death or Disability ($)	Change in Control/ Acceleration Event ($)
Severance Payment(1)	713,537	(2)	—	813,812	(3)	—	—	(4)

RSUs and other share equivalent interests	—		—	—		—	2,110,441	(5)

Options	—		—	—		—	966,766	(6)

(1)       Mr. Buttery would be entitled to base salary, accrued and unpaid vacation, and contractual benefits to the termination date.

(2)       We are required to give Mr. Buttery twelve months’ notice of termination of his employment or we may pay Mr. Buttery a sum in lieu of notice. Mr. Buttery would be entitled to his base salary for the period, plus contractual benefits being car allowance, pension contributions and medical premiums to the termination date.

(3)       If Mr. Buttery was made redundant on December 31, 2011, he would have received a redundancy payment of $100,275 from the Company. The amount shown in the table includes this payment plus an assumed payment in lieu of notice calculated in accordance with note (2) above.

(4)       If Mr. Buttery’s employment is terminated without cause in connection with a change in control, Mr. Buttery would be entitled to twelve months’ notice of termination or payment in lieu of notice. Mr. Buttery would be entitled to his base salary for the period, plus contractual benefits being car allowance, pension contributions and medical premiums to the termination date ($713,537).

(5)       RSUs and equivalent share interests include performance shares, restricted stock units and modified restricted stock units. Acceleration of RSUs and other share equivalent interests is at the discretion of the Compensation Committee. For illustrative purposes, the table is based on all of Mr. Buttery’s 98,711 RSUs and other share equivalent share interests vesting.

(6)       Some of Mr. Buttery’s unvested stock options require both a change in control and termination of employment to trigger acceleration. The table includes these stock options.

Scott Dresser

Under his employment agreement, we are obligated to provide Mr. Dresser with the following severance payments and benefits upon termination of his employment under the indicated circumstances:

•	Termination by the company other than for cause where we choose to make a payment in lieu of the notice period: base salary, car allowance, pension contributions and medical premiums to the termination date. The notice period for a termination by the Company is twelve months and for a termination by Mr. Dresser is twelve months.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement  |  63

•	Termination for cause: earned but unpaid salary and benefits.

Mr. Dresser would also be entitled to an additional redundancy payment calculated in accordance with our redundancy policy (which applies to all our employees) if he were made redundant.

Mr. Dresser is subject to non-competition and non-solicitation covenants that survive for twelve months following his termination of employment with the Company.

As of December 31, 2011, Mr. Dresser had 63,257 vested options and 236,309 unvested options.

If a change of control occurs, all of Mr. Dresser’s unvested stock options granted prior to 2010 will become fully vested and his options granted subsequently will vest if, within twelve months following a change of control, he is terminated without cause or resigns for good reason.

Upon a termination other than for cause, Mr. Dresser would have three months from the termination date to exercise his vested options. Upon a termination for cause, Mr. Dresser’s vested options would be forfeited. Upon retirement, death or disability, Mr. Dresser or his estate would have one year to exercise his vested options.

Upon cessation of employment for whatever reason, Mr. Dresser’s 78,384 unvested restricted stock units would be forfeited.

The following table sets forth the estimated aggregate amount of the payments discussed above assuming a termination or change in control date of December 30, 2011, the last business day in 2011, and a closing share price of $21.38 per share on December 30, 2011. All amounts in this table payable in pounds sterling have been translated into U.S. dollars at a rate of $1.6044 per £1.00 which is the average exchange rate for the year ended December 31, 2011 used by Virgin Media Inc. in its audited financial statements.

Benefit	Termination other than for Cause and in Lieu of the Notice Period ($)		Termination for Cause ($)	Redundancy ($)		Death or Disability ($)	Change in Control/ Acceleration Event ($)
Severance Payment(1)	597,522	(2)	—	677,742	(3)	—	—	(4)

Restricted Stock Units	—		—	—		—	1,675,850	(5)

Options	—		—	—		—	603,534	(6)

(1)       Mr. Dresser would be entitled to base salary, accrued and unpaid vacation, and contractual benefits to the termination date.

(2)       We are required to give Mr. Dresser twelve months’ notice of termination of his employment or we may pay Mr. Dresser a sum in lieu of notice. Mr. Dresser would be entitled to his base salary for the notice period, plus contractual benefits being car allowance, pension contributions and medical premiums to the termination date.

(3)       If Mr. Dresser was made redundant on December 31, 2011, he would have received a redundancy payment of $80,220 from the Company. The amount shown in the table includes this payment plus an assumed payment in lieu of notice calculated in accordance with note (2) above.

(4)       If Mr. Dresser’s employment is terminated without cause in connection with a change in control, Mr. Dresser would be entitled to twelve months’ notice of termination or payment in lieu of notice. Mr. Dresser would be entitled to his base salary for the period, plus contractual benefits being car allowance, pension contributions and medical premiums to the termination date ($597,522).

(5)       Acceleration of restricted stock units is at the discretion of the Compensation Committee. For illustrative purposes, the table assumes that all of Mr. Dresser’s 78,384 restricted stock units will vest.

(6)       Some of Mr. Dresser’s unvested stock options require both a change in control and termination of employment for them to trigger acceleration. The table assumes that vesting accelerates for all of these stock options.

64  |  Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

The following table includes information in respect of our equity compensation plans and any individual compensation arrangements under which our equity securities are authorized for issuance to employees or non-employees as of December 31, 2011. The following table excludes 312,500 shares of restricted stock that have already been issued and 774,275 shares that have been issued under the JSOP.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:

Stock Incentive Plans(1):			17,601,705

Stock Options	11,255,995	$17.23

RSUs and performance shares	3,663,697	—

Sharesave Plan Options(2)	2,667,510	$15.62	5,819,009

Equity compensation plans not approved by security holders:	—	—	—

Total	17,587,202	$16.93	23,420,714

(1)    Represents shares of our common stock issuable pursuant to stock options, restricted stock units and performance share awards, outstanding under (i) the Amended and Restated Virgin Media Inc. 2004 Stock Incentive Plan, (ii) the Virgin Media Inc. 2004 Stock Incentive Plan and (iii) the Virgin Media Inc. 2010 Stock Incentive Plan. New grants are no longer issued under (i) and (ii).

(2)    Represents shares of our common stock issuable pursuant to the Virgin Media Inc. Sharesave Plan. Under the 2008 grant the exercise price was £4.92 per option, under the 2009 grant the exercise price was £5.83 per option, under the 2010 grant the exercise price was £11.10 per option and under the 2011 grant the exercise price was £12.34 per option.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement  |  65

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Communication with our management team and Directors is actively promoted. To this end all stockholders, employees and members of the public are actively encouraged to communicate with management, or directly with any member of the Board, any concerns which they may have regarding:

•	The Company in general

•	Management

•	Business activities

•	Practices

•	Conduct

The Board believes however, that communications regarding auditing matters, our accounting practices, internal controls and compliance with ethical standards are best directed to the Chairman of the Audit Committee.

Communications may be addressed to the Board and any individual Director or member of management at:

c/o Virgin Media Inc., 65 Bleecker Street, 6th Floor, New York, NY 10012.

(This is our new address with effect from June 1, 2012.)

The identity of persons expressing concerns that are critical of our Company, our Board of Directors and management, or that relate to violations of law or ethical standards of conduct, will be treated as confidential except to the extent necessary to evaluate and, if appropriate, investigate and address the questions or concerns raised. No retaliation will be taken against persons who raise questions or concerns about us lawfully and in good faith.

Stockholder recommendations of Director Candidates

The Nominating and Governance Committee will consider director candidates recommended by stockholders in accordance with the criteria for director selection described under “Governance Information—Director Qualification Standards and Criteria for Board Membership and Process for Director Selection”.

Stockholders recommending candidates for consideration should send their recommendations to the attention of the Company Secretary, Virgin Media Inc., 65 Bleecker Street., 6th Floor, New York, NY 10012. Stockholders who wish to nominate directors directly at an Annual Meeting in accordance with the procedures in our by-laws should follow the instructions under “Submission of Stockholder Proposals and Nominations for the 2013 Annual Meeting” in this Proxy Statement.

Submission of Stockholder Proposals and Nominations for the 2013 Annual Meeting

In order to submit stockholder proposals for the 2013 Annual Meeting of Stockholders for inclusion in the Company’s Proxy Statement pursuant to Rule 14a-8 under the Exchange Act, materials must be received by the Company Secretary at the Company’s principal office in New York at the address mentioned below, no later than January 8, 2013.

The proposals must comply with all of the requirements of Rule 14a-8 under the Exchange Act. Proposals should be addressed to: the Company Secretary, Virgin Media Inc., 65 Bleecker Street, 6th Floor, New York, NY 10012. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

The Company’s by-laws also establish an advance notice procedure with regard to director nominations and stockholder proposals that are not submitted for inclusion in next year’s Proxy Statement under Rule 14a-8, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2013 annual meeting, a notice of the nomination or the matter the stockholder wishes to present at the meeting must be delivered to the Company at the Company’s principal office not less than 75 or more than 90 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of the Company’s by-laws (and not pursuant to Rule 14a-8) must be received no earlier than March 14, 2013, and no later than March 29, 2013. All director nominations and stockholder proposals must comply with the requirements of the Company’s by-laws, a copy of which may be obtained at no cost from the Company Secretary, or on our website: www.virginmedia.com/investors.

66  |  Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

Delivery of Documents to Beneficial Stockholders Sharing the Same Address

The Company has adopted the process called “householding” for mailing this Proxy Statement and 2011 Annual Report to beneficial stockholders in order to reduce printing costs, postage fees and the impact of our carbon footprint. Stockholders who share the same last name and address will receive only one copy of the Proxy Statement and 2011 Annual Report, unless we have received contrary instructions from any stockholder at that address. The Company will provide separate identification or control numbers for each account at the shared address to each stockholder of record.

If you would prefer to receive multiple copies of this Proxy Statement and 2011 Annual Report at the same address, additional copies will be provided to you promptly upon written or oral request. If you are a stockholder of record, you may contact us by writing to Richard Williams, Virgin Media Inc.—Director Investor Relations, 65 Bleecker Street., 6th Floor, New York, NY 10012, tel: +1 212 906 8440, fax: +1 212 752 1157.

If you are a beneficial owner, you can request additional copies of the Proxy Statement and 2011 Annual Report or you can request “householding” by notifying your broker, bank or nominee.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement  |  67

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

INTERNET http://www.proxyvoting.com/vmed Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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▼ FOLD AND DETACH HERE ▼

Please mark, sign, date and return this Proxy in the accompanying prepaid envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.	Please mark your votes as indicated in this example	☒

	FOR ALL NOMINEES LISTED BELOW	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW	*EXCEPTIONS			FOR	AGAINST	ABSTAIN
1. To elect four Class II directors to hold office until the annual meeting of stockholders that is to be held in 2015 or until their respective successors are duly elected and qualify;	☐	☐	☐	2.	To ratify the appointment by the audit committee of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2012;	☐	☐	☐

Nominees: 01 Neil Berkett				3.	To approve, by advisory vote, the compensation of our named executive officers;	☐	☐	☐
02 Steven Simmons 03 Doreen Toben 04 George Zoffinger				4.	To transact any other business that may properly be brought before the meeting or any adjournment or postponement of the meeting.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)					VIRGIN MEDIA INC. Vote In Person

*Exceptions					Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares.

Meeting Attendance Mark box if you plan to attend the Annual Meeting	☐

Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

You can now access your Virgin Media Inc. account online.

Access your Virgin Media Inc. account online via Investor ServiceDirect® (ISD).

The transfer agent for Virgin Media Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect ®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 12, 2012. The proxy statement and the 2011 Annual Report are available free of charge at https://materials.proxyvote.com/92769L

▼ FOLD AND DETACH HERE ▼

VIRGIN MEDIA INC.

909 Third Avenue, Suite 2863, New York, New York 10022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints James F. Mooney and Scott Dresser, and each of them, with full power of substitution, proxies to represent the undersigned at the annual meeting of stockholders of Virgin Media Inc. that will be held at 10:30 a.m., local time, on Tuesday, June 12, 2012 at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP at 375 Park Avenue, New York, New York 10152, 36th Floor, and at any adjournment or postponement of the meeting to vote all of the shares of stock which the undersigned would be entitled to vote, with all the powers the undersigned would possess if personally present.

THE PROXY HOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED ON THIS CARD. UNLESS A CONTRARY DIRECTION IS INDICATED, THE PROXY HOLDERS WILL VOTE “FOR” PROPOSALS 1, 2 AND 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

Address Change/Comments
(Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

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(Continued and to be marked, dated and signed, on the other side)